Exhibit 96.1

TECHNICAL REPORT SUMMARY
BRU PROPERTY
MANITOBA, CANADA

Submitted to:
Sio Silica Corporation

Report Date:	Effective Date:
October 6, 2023	October 5, 2023

Stantec Consulting Ltd.
200, 325 – 25 Street SE
Calgary, Alberta T2P 7H8
Tel: (403) 716-8000

Author(s):
Ivan Minev, P. Geol.
Keith Wilson, P. Eng.
Derek Loveday, P. Geol.

Project No. 129500488

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Important Notice

This notice is an integral component of the Sio Silica Corporation BRU Property Technical Report Summary (“Technical Report Summary” or “Report”) and should be read in its entirety and must accompany every copy made of the Technical Report Summary. The Technical Report Summary has been prepared in accordance with the requirements of the U.S. Securities and Exchange Commission (SEC) S-K 1300 Regulations.

The Technical Report Summary has been prepared for Sio Silica Corporation (Sio Silica) by Stantec Consulting Ltd. (Stantec). The Technical Report Summary is based on information and data supplied to Stantec by Sio Silica. The quality of information, conclusions, and estimates contained herein are consistent with the level of effort involved in the services of Stantec, based on: i) information available at the time of preparation of the Report, and ii) the assumptions, conditions, and qualifications set forth in this Report.

Each portion of the Technical Report Summary is intended for use by Sio Silica subject to the terms and conditions of its contract (December 5, 2022) with Stantec. Except for the purposes legislated under United States securities law, any other uses of the Technical Report Summary, by any third party, is at that party’s sole risk.

The results of the Technical Report Summary represent forward-looking information. The forward-looking information includes pricing assumptions, sales forecasts, projected capital and operating costs, mine life and production rates, and other assumptions. Readers are cautioned that actual results may vary from those presented. The factors and assumptions used to develop the forward-looking information, and the risks that could cause the actual results to differ materially are presented in the body of this Report.

Stantec has used their experience and industry expertise to produce the estimates in the Technical Report Summary. Where Stantec has made these estimates, they are subject to qualifications and assumptions, and it should also be noted that all estimates contained in the Technical Report Summary may be prone to fluctuations with time and changing industry circumstances.

This report was prepared by Stantec Consulting Ltd. (Stantec), a third-party firm comprising mining experts in accordance with § 229.1302(b)(1). Sio Silica has determined that Stantec meets the qualifications specified under the definition of qualified person in § 229.1300. References to the Qualified Person or QP in this report are references to Stantec and not to any individual employed at Stantec.

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table of Contents

1	EXECUTIVE SUMMARY			1-1
2	INTRODUCTION			2-1
3	PROPERTY DESCRIPTION			3-1
	3.1	Description and Location		3-1
	3.2	Mining Claims		3-1
	3.3	Private Property		3-7
	3.4	Underlying Agreements, Royalties and Encumbrances		3-8
	3.5	Environmental Liabilities		3-9
	3.6	Required Permits		3-9
	3.7	Other Significant Factors and Risks		3-9
4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY			4-1
	4.1	Topography, Elevation and Vegetation		4-1
	4.2	Property Access and Proximity to Population Centers		4-1
	4.3	Climate		4-1
	4.4	Infrastructure		4-2
5	HISTORY			5-1
	5.1	Historical Technical Reports and Preliminary Economic Assessments		5-1
	5.2	Geotechnical Analysis		5-2
6	GEOLOGIC SETTING, MINERALIZATION AND DEPOSIT			6-1
	6.1	Regional Stratigraphy		6-1
	6.2	Structural Geology		6-2
	6.3	Property Geology		6-2
		6.3.1	Quaternary Sediments	6-13
		6.3.2	Red River Formation	6-13
		6.3.3	Winnipeg Formation	6-14
		6.3.4	Granitoid	6-14
	6.4	Deposit Types		6-14
	6.5	Mineralization		6-1
7	EXPLORATION			7-1
	7.1	Historical Hydrocarbon Drill Hole Results		7-1
	7.2	Groundwater Information Network and Friesen Drilling Historical Data		7-3
	7.3	Sio Silica 2017 Drilling Campaign summary		7-3
	7.4	Sio Silica 2018 - 2019 Drilling Campaign Summary		7-5
	7.5	Sio Silica 2019 Drilling Campaign summary		7-6
	7.6	Sio Silica 2020 - 2021 Drill Campaign summary		7-6
	7.7	Sio Silica 2022 Drill Campaign summary		7-8
8	SAMPLE PREPARATION, ANALYSES AND SECURITY			8-1
	8.1	Sampling Method and approach		8-1

TOC 1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

	8.2	2017 and 2018 / 2019 Field Programs Sample Integrity		8-1
	8.3	Laboratory Credentials, Testing Methodology, and Results		8-2
		8.3.1	Loring Credentials, Testing Methodology, and 2017 Results	8-2
		8.3.2	AGAT Credentials, Testing Methodology, and 2018 Results	8-5
		8.3.3	2020 AGAT XRF Analytical Methodology and Results	8-7
		8.3.4	Sio Silica Internal Facility Credentials and Processing Methodology	8-9
		8.3.5	2022 Liquids Matter Whole Rock Analysis	8-10
9	DATA VERIFICATION			9-1
	9.1	Site Visit and alignment on Field Procedures and Sampling Protocol		9-1
	9.2	Sample Chain-of-Custody and Laboratory Results		9-1
		9.2.1	Chain-of-Custody	9-1
		9.2.2	Laboratory Results	9-3
10	MINERAL PROCESSING AND METALLURGICAL TESTING			10-1
11	MINERAL RESOURCE ESTIMATES			11-1
	11.1	Computer Model Construction		11-1
		11.1.1	Topographic and Lithological Horizons	11-1
		11.1.2	Assay Data Compositing and Interpolation	11-2
	11.2	Resource Estimation Approach		11-2
	11.3	Mineral Resource Classification		11-5
	11.4	Assessment of Reasonable Prospect for Eventual Economic Extraction		11-5
	11.5	Estimation of Sand Volume		11-8
	11.6	Mineral Resource Estimation		11-8
12	MINERAL RESERVE ESTIMATES			12.1
	12.1	Development Plan		12.1
13	MINING METHODS			13.1
	13.1	Overview		13.1
	13.2	Geotechnical Analysis		13.1
	13.3	Extraction Concept		13.2
	13.4	Surface Development and Reclamation		13.4
	13.5	Slurry Transportation		13.4
14	PROCESS AND RECOVERY METHODS			14.1
	14.1	Well pad screening circuit		14.1
	14.2	Wet Plant		14.2
	14.3	Dry Screening plant		14.10
	14.4	Storage and loadout		14.10
	14.5	Plant Design and Construction		14.10
	14.6	Rail design and construction		14.10
15	INFRASTRUCTURE			15.1
	15.1	Rail		15.1
	15.2	Power		15.1
	15.3	Access		15.1

TOC 2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

	15.4	Gas Line		15.1
	15.5	Maintenance facility		15.1
	15.6	Offices		15.2
	15.7	Operations trailer		15.2
	15.8	Process water Well		15.2
16	MARKET STUDIES			16.1
	16.1	Introduction		16.1
	16.2	Markets/ Demand		16.1
	16.3	Competition		16.1
	16.4	Contracts And Potential Offtakers		16.2
17	ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS			17-1
	17.1	Environmental Baseline Investigations		17-1
	17.2	Permitting Requirements		17-2
		17.2.1	Provincial	17-2
		17.2.2	Federal	17-3
		17.2.3	Municipal	17-3
	17.3	Permitting Timelines		17-4
	17.4	Social and Community Impacts		17-4
18	CAPITAL AND OPERATING COSTS			18-1
	18.1	Cost Summary		18-1
	18.2	Project Capital Costs		18-1
		18.2.1	Capital Cost Summary – Phase 1	18-1
		18.2.2	Capital Cost Summary – Phase 2	18-2
		18.2.3	Contingency	18-2
		18.2.4	Sustaining Costs	18-3
	18.3	Project Operating Costs		18-3
		18.3.1	Land Leasing	18-3
		18.3.2	Land Preparation and Reclamation	18-3
		18.3.3	Well Production	18-3
		18.3.4	Wet process, Dry Process, and Loadout	18-4
		18.3.5	Support Equipment	18-4
		18.3.6	Rail & Port	18-4
		18.3.7	Manpower	18-5
		18.3.8	General and Administrative Costs	18-5
		18.3.9	Operating cost Summary	18-6
19	ECONOMIC ANALYSIS			19-1
	19.1	Assumptions		19-1
	19.2	BRU Property Life		19-2
	19.3	Royalties and Income Tax		19-2

TOC 3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

	19.4	Economic Performance	19-3
	19.5	Sensitivity Analysis	19-7
20	ADJACENT PROPERTIES		20-1
21	OTHER RELEVANT DATA AND INFORMATION		21-1
22	INTERPRETATION AND CONCLUSIONS		22-1
	22.1	PRODUCT PRICING AND COST ESCALATION	22-1
	22.2	TIMING OF REGULATORY APPROVALS	22-1
	22.3	Timing Of Project Development	22-1
	22.4	Development Of Extraction Process	22-1
	22.5	Confirmation Of Geotechnical Testing And Analysis	22-2
23	RECOMMENDATIONS		23-1
	23.1	Phase 1: Geotechnical Testing And Analysis	23-1
	23.2	Phase 2: Engineering Bridging Studies	23-2
24	REFERENCES		24-1
25	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT		25-1
	25.1	Regulatory Approval Process	25-1

LIST OF TABLES

Table 1.1	Summary of Analyses Completed by Year and Laboratory	1-6
Table 1.2	Summary of In-Place Carman Sand as of September 30, 2022	1-10
Table 1.3	Sand Extraction Recommendations	1-11
Table 1.4	In-Place Mineral Resource Summary, as of September 30, 2022	1-11
Table 1.5	Summary of Project Permitting Process Key Milestones	1-16
Table 1.6	Capital Cost Summary – Phase 1 (C$), no Contingency	1-16
Table 1.7	Capital Cost Summary – Phase 2 (C$), no Contingency	1-17
Table 1.8	Life of mine Operating Cost Summary, C$	1-18
Table 1.9	Project Economics (C$)	1-18
Table 1.10	Key Project Metrics	1-19
Table 1.11	Cash Flow Summary	1-20
Table 1.12	Cost Estimate – Geotechnical Analysis	1-24
Table 1.13	Engineering Bridging Studies	1-24
Table 3.1	Active BRU Property Claims	3-4
Table 4.1	Mean Climate Data for Nearby Weather Stations	4-2
Table 5.1	Previous In-Place Mineral Resource Summary (May 8, 2019 and July 27, 2021)	5-2
Table 6.1	Property Lithology	6-13
Table 7.1	Sun Core Hole 4 Drilling Summary	7-2
Table 7.2	2017 Drilling Program Summary	7-4
Table 7.3	September 2018 to January 2019 Drilling Campaign Summary	7-5
Table 7.4	2019 Drilling Summary	7-6
Table 7.5	2020 / 2021 Drill Holes	7-8
Table 7.6	2022 Drill Holes	7-8
Table 8.1	Summary of Analyses Completed by Year and Laboratory	8-2
Table 8.2	2017 Concentration of Major Oxides and LOI (wt %) by Fraction	8-4

TOC 4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 8.3	2018 Mineralogical Assessment Results	8-5
Table 8.4	2018 AGAT XRF Results – Concentration of Major Oxides and LOI (wt %)	8-6
Table 8.5	2020 AGAT XRF Results – Concentration of Major Oxides and LOI (wt %)	8-8
Table 8.6	Samples Processed at Sio Silica Facilities	8-9
Table 8.7	Liquids Matter ICP-OES Summary Test Results	8-11
Table 8.8	Liquids Matter ICP-OES Point A 40/70 Test Results	8-12
Table 8.9	Liquids Matter ICP-OES Point B 40/70 Test Results	8-13
Table 8.10	Liquids Matter ICP-OES Point A-1 70/140 Test Results	8-14
Table 8.11	Liquids Matter ICP-OES Point B-1 70/140 Test Results	8-15
Table 9.1	2017 Stim-Lab Sample Chain-of-Custody	9-2
Table 9.2	2017 Loring Sample Chain-of-Custody	9-2
Table 9.3	Stim-Lab Sample Chain-of-Custody	9-2
Table 9.4	AGAT Sample Chain-of-Custody	9-3
Table 11.1	Summary of In-Place Carman Sand as of September 30, 2022	11-8
Table 11.2	Sand Extraction Recommendations	11-9
Table 11.3	In-Place Mineral Resource Summary, as of September 30, 2022	11-10
Table 18.1	Capital Cost Summary – Phase 1 (C$), no Contingency	18-2
Table 18.2	Capital Cost Summary – Phase 2 (C$), no Contingency	18-2
Table 18.4	Life of mine Operating Cost Summary, C$	18-6
Table 19.1	Project Economics (C$)	19-3
Table 19.2	Key Project Metrics	19-4
Table 19.3	Cash Flow Summary	19-5
Table 19.4	After Tax NPV Sensitivity to Sale Price	19-8
Table 23.1	Cost Estimate – Geotechnical Analysis	23-2
Table 23.2	Engineering Bridging Studies	23-2

LIST OF FIGURES

Figure 1-1	Property Location Map	1-2
Figure 1-2	Mining Claims Map	1-3
Figure 1-3	Resource Distribution Map	1-7
Figure 1-4	Resource Classification Map	1-8
Figure 3-1	Property Location Map	3-2
Figure 3-2	Mining Claims Map	3-3
Figure 4-1	Infrastructure Map	4-3
Figure 6-1	Regional Geology Map	6-3
Figure 6-2	Carbonate Thickness Map	6-4
Figure 6-3	Sand Thickness Map	6-5
Figure 6-4	Overburden Thickness Map	6-6
Figure 6-5	Structure Map Top of Carbonate	6-7
Figure 6-6	Structure Map Top of Carman Sand	6-8
Figure 6-7	Cross Section A-A’	6-9
Figure 6-8	Cross Section B-B’	6-10
Figure 6-9	Cross Section C-C’	6-11
Figure 6-10	Cross Section D-D’	6-12
Figure 7-1	Drill Hole Location Map	7-7

TOC 5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Figure 8-1	SiO2 Content for 40/70 Fraction Distribution Map	8-16
Figure 8-2	SiO2 Content for 70/140 Fraction Distribution Map	8-17
Figure 8-3	Iron Content for 40/70 Fraction Distribution Map	8-18
Figure 8-4	Iron Content for 70/140 Fraction Distribution Map	8-19
Figure 9-1	2017 Duplicate Sample Comparison Loring vs. Stim-Lab	9-4
Figure 9-2	2018-2019 Duplicate Sample Comparison AGAT vs. Loring Lab	9-5
Figure 9-3	Sample Comparison Sio Silica vs. AGAT	9-6
Figure 11-1	40/70 Fraction Distribution Map	11-3
Figure 11-2	70/140 Fraction Distribution Map	11-4
Figure 11-3	Resource Distribution Map	11-6
Figure 11-4	Resource Classification Map	11-7
Figure 13-1	25 Year Extraction Plan	13-5
Figure 14.1	Wellpad Extraction Flowsheet	14-4
Figure 14.2	Extraction Dewatering Flowsheet	14-5
Figure 14.3	Overland Transport Dewatering Flowsheet	14-6
Figure 14.4	Wet Plant Flowsheet	14-7
Figure 14-5	Dry Plant Flowsheet	14-8
Figure 14-6	Product Handling	14-9

TOC 6

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

SIGNATURE PAGE

This report titled “Technical Report Summary, BRU Property, Manitoba, Canada” with an effective date of October 5, 2023 was prepared by:

Stantec Consulting Ltd.	(signed) Stantec Consulting Ltd.
Dated at Calgary, Alberta
October 6, 2023

i

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

1	EXECUTIVE SUMMARY

Introduction

On Dec 5, 2022, Sio Silica Corporation (Sio Silica) contracted Stantec Consulting Ltd (Stantec) to prepare a Technical Report Summary regarding the Initial Assessment (IA) of the BRU Property. The Technical Report Summary was prepared in accordance with the requirements of the U.S. Securities and Exchange Commission (SEC) reporting of material mining assets under regulation S-K 1300.

This Technical Report Summary focuses on the quantification of the resource as a source of high purity silica sand. High purity silica sand may be used in a wide range of industrial applications, including electronics, medical research, metals and alloys, specialty glass, and renewable energy.

Description and Location

The centre of the Property is located approximately 52 km east of the city of Winnipeg, Manitoba and is within the Rural Municipality of Springfield, as shown on Figure 1.1. The southern end of the Property is accessed from Winnipeg via the TransCanada Highway.

The Property encompasses 27,528 ha and is shown on National Topographic System Map Sheet 62H. The Property spans from 670606E to 690090E, and 5502592N to 5529032N, and the centre of the Property is approximately at 49.75917°N and 96.46818°E (UTM 14 U 682343E and 5514931N, NAD83).

Mineral Claims

The Property consists of 122 claims and are all within surveyed territory. Originally some claims were held under HD Minerals Ltd.; however, following the amalgamation of HD Minerals with Sio Silica Corporation, 100% of the claims that compose the Property are now retained under CanWhite Sands Corp., which is now Sio Silica Corporation. The location of the claims is shown on Figure 1.2

Topography, Elevation and Vegetation

The Property is located in the Boreal Plain Ecozone with the western edge of the Property in the Prairie Ecozone and the eastern edge in the Boreal Shield Ecozone. The Boreal Plain Ecozone is characterized by relatively flat lying to gently rolling plains and terraces formed by morainal diamicton deposits with lower areas composed of glaciolacustrine deposits (Smith et al., 1998).

Infrastructure

Winnipeg is the largest major city near the Property. Winnipeg, as of 2021, has a population of 749,607 residents in the metropolitan area, and provides all required major services to advance the project. The city of Winnipeg, located on the TransCanada Highway, is the home of the James Armstrong Richardson International Airport that has numerous domestic and international flights, and is a major North American rail transportation hub with a 20,000-acre facility that services Canadian National Railway, Canadian Pacific Railway, BNSF Railway and the locally maintained and operated Greater Winnipeg Water District Railway (Railway Association of Canada, 2017; Winnipeg, 2017).

1-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Dauphin Lake
Dauphin
Lake Manitoba
MANITOBA
SASKATCHEWAN
ONTARIO
Winnipeg
Portage La Prairie
Virden
Brandon
Kenora
Melita
Winkler
TIGER HILLS
CANADA
USA
TURTLE MOUNTAINS
Lake of the Woods
Roseau
NORTH DAKOTA
MINNESOTA
N
0 20 40
Kilometers
Scale 1:2,500,000
(At original document size of 8.5x11)

Legend

★ Bru Property Location

Stantec | SiO SILICA

Technical Report BRU Property, Manitoba

Property Location Map

Figure 1-1

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Background: Background Sources: National Geographic, Esri - ArcGIS Online basemap.

DRAWN BY: M.B. CHK'D BY: I.M. DATE: 9/30/2022	FILE: Fig4_1_Bru_Property_Location V:\1295\active\129500488\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

1-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
Trans-Canada Highway
Ste. Anne
DEN 291
Bru 1
Bru 2
Bru 3
Bru 4
Bru 5
Bru 9
Bru 10
Bru 11
Bru 12
Bru 13
Bru 14
Bru 15
Bru 16
Bru 17
Bru 19
Bru 20
Bru 21
Bru 22
Bru 23
Bru 24
Bru 25
Bru 27
Bru 28
Bru 29
Bru 32
Bru 34
Bru 35
Bru 36
Bru 40
Bru 41
Bru 43
Bru 44
Bru 45
Bru 47
Bru 50
Bru 52
Bru 53
Bru 54
Bru 55
Bru 56
Bru 57
Bru 58
Bru 59
Bru 60
Bur 63
Bru 64
Bru 65
Bru 66
Bru 67
Bru 68
Bru 69
Bru 70
Bru 71
Bru 73
Bru 74
Bru 75
Bru 77
Bru 78
Bru 79
Bru 80
Bru 81
Bru 82
Bru 83
Bru 84
Bru 85
Bru 86
Bru 90
Bru 91
Bru 92
Bru 93
Bru 95
Bru 96
Bru 97
Bru 101
Bru 102
Bru 103
Bru 104
Bru 105
Bru 106
Bru 108
Bru 109
Bru 110
Bru 111
Bru 112
Bru 113
Bru 114
Bru 115
Bru 116
Bru 117
Bru 118
Bru 119
Bru 120
Bru 121
Bru 122
Bru 123
Bru 124
Bru 125
Bru 126
Bru 127
Bru 128
Bru 129
Bru 130
Bru 142
Bru 143
Bru 144
Bru 145
Bru 146
Bru 147
Bru 148
Bru 149
Bru 150
Bru 151
Bru 152
Bru 153
Bru 154
Bru 155
Bru 156
Bru 157
Bru 158
Bru 159
15
12
501
302
7
210
207
70
N
0 1 2
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- Mining Claim (CanWhite Sands Corp.)
- Applied for Mineral Lease (HD Minerals Ltd.)
- City / Town
- River
- Road
- CN Rail Line
- GWWD Rail Line
- Existing Power Line

Stantec | SiO SILICA

Technical Report BRU Property, Manitoba

Mining Claims Map

Figure 1-2

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Manitoba Mineral Resources, URL https://web33.gov.mb.ca/mapgallery/mgm-md.html

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 10/11/2022

FILE: Fig4_2_Bru_Mineral_Claims_2022
V:\1295\active\129500488\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

1-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

History

Prior to Sio Silica securing the Property, the area within the BRU claims had not been subject to subsurface exploration for silica sands. There is however documentation that exploration for silica sand did occur directly to the south of the Property in the 1960’s (Underwood McLellan & Associates Limited, 1967).

Stantec has prepared the following reports for Sio Silica’s BRU Property. In chronological order these reports are:

●	Technical Report BRU Property Manitoba, Effective Date October 4, 2017
●	Technical Report BRU Property Manitoba, Effective Date May 8, 2019
●	Preliminary Economic Assessment BRU Property, Effective Date February 27, 2020
●	Preliminary Economic Assessment BRU Property, Effective Date July 27, 2021
●	Technical Report Initial Assessment BRU Property Manitoba, Effective Date August 27, 2021
●	Technical Report BRU Property Manitoba, Effective Date September 30, 2022
●	Technical Report Summary BRU Property, Effective Date September 30, 2022

These reports were prepared in accordance with the requirements of National Instrument 43-101 Standards of Disclosure for Mineral Projects (NI 43-101).

Property Geology

Prior to 2017, the area had undergone little drilling, most of which was limited to water wells that were drilled on behalf of third parties. The lithological descriptions are primarily based on reliable holes that were drilled in the Project area by Sio Silica. In general, the stratigraphy of the Property is consistent; the major units are Quaternary sediments, carbonate and shale intervals of the Red River Formation, unconsolidated sand, sandstone, and shale of the Winnipeg Formation, and Archean-age granitoid basement. The upper unconsolidated sand interval of the Winnipeg Formation, which is known as the Carman Sand Member, is the subject of this report. The maximum Carman Sand Member depth within the property limit is 65-70 m and the average thickness is 22.3 m.

Mineralization

The stratigraphic target is the unconsolidated silica sand from the Carman Sand Member. The high purity of the sand makes it suitable for variety of usages and markets. The primary objective of the program was to delineate the quality of the sand and assess the extractable sand volumes.

Deposit Types

The Carman Sand Member is dominantly an unconsolidated laterally extensive unit across the Property, as validated through numerous drilling campaigns conducted by Sio Silica. Unconsolidated sand type deposits typically require no processing beyond cleaning and size sorting. The deposit appears to have limited geological variability and limited structural complexity.

1-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Sio Silica Drilling Campaigns

Sio Silica conducted the first exploration drilling program during July and August 2017, which resulted in the completion of six vertical holes on the Property. Five of the boreholes were drilled using a dual rotary (DR) drill rig and a reverse circulation (RC) drill rig. A dual rotary drill rig was utilized to drill through the diamicton and the carbonate cap rock. The holes were cased to the top of the carbonate unit. Once the upper contact with the sand was intercepted, a RC rig with a cyclone was used to recover and collect samples of the sand. The remaining borehole,

DDH-10-17, was drilled to obtain geotechnical information about the carbonate unit above the Carman Sand Member.

A drilling campaign was completed between September 2018 and January 2019, in which 10 vertical holes were drilled on the BRU Property. Of these 10 holes, eight were DR / RC holes that were drilled to identify formation tops and to constrain sand samples, and two diamond drill holes were completed to document the geotechnical properties of the carbonate interval.

Nine holes were drilled between April 2019 and August 2019. The purpose of these drill holes was for extraction tests and aquifer monitoring. These drill holes were drilled in close proximity to other wells and provided similar lithological information, as a result some drill holes are excluded from the geological modelling.

Fifteen drill holes were completed between July 2020 and August 2021. Drill hole depths varied from 42 m to 76 m; all holes were drilled vertically. In addition to further constraining lithological depths, the main purpose of the drilling campaign was to further develop production and supply wells, as well as to complete sand, limestone, and shale monitoring wells.

Six vertical drill holes were completed during the last drill hole campaign in August 2022. Drill hole depths varied from 66 m to 83 m. The main purpose of the drilling campaigns was to increase the drill hole density and providing additional information on the depth and the thickness of the lithological units, as well as to collect samples for sand quality assessment.

Sample Preparation, Analyses and Security

Table 1.1 shows a summary of the number and type of analyses by year and laboratory. Loring, AGAT and Liquids Matter are independent laboratories.

Table 1.1

Summary of Analyses Completed by Year and Laboratory

Laboratory	Year	No. Samples	Analyses Type
Loring	2017	75	PSD Sieve
	2017	15	Inductively Coupled Plasma (ICP) Whole Rock
	2019	10	PSD Sieve
AGAT	2019	6	Bulk X-Ray Diffraction and X-Ray Fluorescence
	2018-2019	79	PSD Sieve
	2020	13	X-Ray Fluorescence
Sio Silica	2022	20	PSD Sieve
	2020-2022	14	40/70 and 70/140 size fraction clean and magnetic separator
Liquids Matter	2021-2022	56	ICP Whole Rock on 40/70 and 70/140 size fraction

1-5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

The Liquids Matter ICP-OES test results show that the magnetic separator used by Sio Silica was successful in increasing sand purity from a mean of 99.87% SiO2 to 99.91% SiO2 for the 40/70 size fraction, and 99.86% SiO2 to 99.91% SiO2 for the 70/140 size fraction.

Data Verification

Multiple site visits were conducted on the property by the QP. The exploration programs (involving collection of the field data, sample collection, and the implementation of chain-of- custody documentation during sample shipment), were observed during the site visits.

Provided analytical data were compared against the laboratory reports. The results from the different laboratories are compared to ensure consistency and accuracy of the analytical data.

Mineral Resource Estimates

The estimates presented below have been prepared in accordance with the requirements of the SEC S-K 1300 Regulations. For the purposes of estimating mineral resource within the Property, Stantec constructed a geological model utilizing all available drill hole data included in Section 5 and Section 7 of this report. The geologic model construction, resource estimation approach, criteria and assumptions taken into consideration during this resource estimation are outlined in the following sub-sections.

Mineral Resource Classification

Estimated resources are classified according to the confidence level that can be placed in each estimate. The classification template used in this study is based on the three-dimensional distance to the nearest drill hole that penetrates the top and the bottom of the Carman Sand, as well as the distance to the nearest sample that contains sand quality analytical data. The Carman Sand interval in the Property was classed as Measured using an 800 m radial distance from the nearest drill hole intersection with available sand quality data, classed as Indicated using a 1,600 m radial distance from the nearest drill hole intersection with available sand quality data and classed as Inferred using a 3,200 m radial distance from the nearest drill hole intersection with or without available sand quality data. Only drill holes listed in Section 7.1 and Section 7.3- 7.7 were used for resource classification. Due to the reduced reliability of the water-wells described in Section 7.2, this data was only used to define the contacts of the lithological units. Figure 1-3 shows the resource distribution map and Figure 1-4 shows the resource classification map. The resource estimate covers an area of approximately 13,000 ha.

1-6

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
BH-028-20
BRU-95-3
BRU-95-2
BRU-95-7
BRU-28-1
BH-14-17
BH-10-17
BRU-3-1
BRU-126-1
BRU-121-1
BRU-73-1
BRU-81-1
BH-02-17
BRU-101-1
BRU-146-1
Trans-Canada Highway
Town of Ste. Anne
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- 15m Carbonate Thickness Cut-Off
- Mining Claim
- Resource Distribution
- City / Town
- River
- CN Rail Line
- GWWD Rail Line
- Manitoba-Minnesota Proposed Power Line
- Power Line
- Natural Gas Pipeline

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

Resource Distribution Map

Figure 1-3

DRAWN BY: M.S.
CHK'D BY: I.M.
DATE: 9/30/2022

FILE: Fig14_3_Bru_Resource_Distribution_1_3
V:\1295\active\129500465\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

1-7

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
15
12
501
7
1
207
210
Trans-Canada Highway
Town of Ste. Anne
BRU-28-1
BH-14-17
BH-10-17
BRU-3-1
BH-02-17
BRU-81-1
BRU-73-1
BRU-126-1
BRU-121-1
BRU-117-1
BRU-101-1
BRU-146-1
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- Mining Claim
- City / Town
- CN Rail Line
- GWWD Rail Line
- Road
- River
- Manitoba-Minnesota Proposed Power Line
- Power Line
- Natural Gas Pipeline
- 15m Carbonate Thickness Cut-Off

Resource Class

- Measured
- Indicated
- Inferred

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

Resource Classification Map

Figure 1-4

DRAWN BY: M.B. | FILE: Fig14_4_Bru_Resource_Classification_1_4
CHK'D BY: I.M.
DATE: 9/30/2022 | V:\1295\active\129500488\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

1-8

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Estimation of Sand Volume

The modeled volumes and weight of the Carman Sand within the resource area are shown in Table 1.2.

Table 1.2

Summary of In-Place Carman Sand as of September 30, 2022

	In-Place Carman Sand Member in Mineable Lease Area
BRU Property	40/70 mesh fraction	70/140 mesh fraction
Estimated Sand Volume (Mm3)	1,628	1,098
Total Estimated Sand Volume (Mm3)	2,726
Estimated Sand Weight (Mt)	2,442	1,647
Total Estimated Sand Weight (Mt)	4,089

Mineral Resource Estimation

The Mineral Resource estimate for the Project has been prepared in accordance with the SEC S- K 1300 regulations.

The results of the Preliminary Economic Assessment dated July 27,2021 indicate a positive economic outcome related to the potential development of a silica sand extraction and processing operation for the BRU Property. The QP believes the BRU Property continues to demonstrate a reasonable prospect for eventual economic extraction.

Geotechnical testing and analysis have resulted in the extraction recommendations as summarized in Table 11.2. The extraction holes are planned to be drilled in a pod or cluster of up to seven holes in one extraction pad area. The current planning basis is to extract between 3 K and 23 K tonnes of sand from an extraction cluster, depending on the thickness and structural integrity of the overlying limestone and diamicton material, before relocating to the next extraction pad.

1-9

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 1.3

Sand Extraction Recommendations

Competent Limestone Thickness (m)	Quaternary Material Thickness (m)	Extractable Sand Volume (m3)	Extractable Sand Mass (t)	Distance Between Well Clusters (m) (Center to Center)
>25	0-25	15,235	22,853	110
>25	25-35	12,485	18,728	107
>25	>35	10,018	15,027	104
20-25	0-25	9,259	13,889	103
20-25	25-35	7,169	10,754	100
20-25	>35	5,362	8,043	97
15-20	0-25	4,314	6,471	95
15-20	25-35	2,979	4,469	92
15-20	>35	2,245	3,368	90

The mineral resource shown in Table 1.4, utilizing the extraction recommendations from Table 1.2, is reported as in-place tonnages. The calculated volumes were converted to tonnage by the application of a representative average in-place bulk density value of 1.5 g/cm3.

Table 1.4

In-Place Mineral Resource Summary, as of September 30, 2022

	Mineral Resources (Mt)
BRU Property	40/70 mesh fraction	70/140 mesh fraction	Total
Measured	6.5	4.7	11.2
Indicated	27.2	19.2	46.4
Total Measured and Indicated			57.6
Inferred	55.1	36.8	91.9
Total Inferred			91.9

It should be noted that the drill hole information shows very consistent Carman Sand thickness, averaging 22.3 m. The laboratory results show low variability on the sand quality. The SiO2 content ranges between 99.75% to 99.93%, averaging 99.87% after washing and drying (Point A). The average SiO2 content after magnetic separation (Point B) is 99.91%. Analogical results are observed on the Fe analysis. The Fe content ranges between 52 ppm and 325 ppm with 197 ppm average after washing and drying. The average Fe content after magnetic separation is 55.1 ppm, ranging between 28.9 ppm and 99.5 ppm.

The accuracy of resource estimates is, in part, a function of the quality and quantity of available data and of engineering and geological interpretation and judgment. Given the data available at the time that this Technical Report Summary was prepared, the estimates presented herein are considered reasonable. However, this estimate should be accepted with the understanding that additional data and analysis available after the date of the estimates, may necessitate revision. These revisions may be material. There is no guarantee that all or any part of the estimated resources will be recoverable.

1-10

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Mineral Reserve Estimation

This Technical Report does not include an estimate of reserves. The level of engineering does not support the preparation of a Pre-Feasibility Study; therefore, in accordance with the requirements of S-K 1300, the reported resources cannot be classified as reserves.

This section of the report includes estimates of recoverable sand tonnage for the BRU Property based on preliminary extraction plans, production schedules and processing plant and materials handling plans. These estimates are only intended for the purpose of completion of the cash flow forecasts presented in Section 19. These recoverable estimates are not, and should not be construed to be, estimates of reserves for the BRU Property. They do not comply with the Classification of Reserves as required under S-K 1300. It should be noted that there is no certainty that the estimated resources will be realized.

Development Plan

The 25-year development plan, that is discussed in more detail in Section 13, results in 66.4 Mt of clean (saleable) sand from the resource estimate. Stantec notes that the 25-year development plan only addresses a portion of the BRU Property resource. The remaining resource is available for development in further planning efforts.

This estimate of clean (saleable) silica sand is considered to be inclusive of the in-place mineral resource estimate detailed in Section 11. These production estimates are contained within the in- place mineral resource summary and cannot be added to the totals to result in additional resources tonnes.

The BRU Property will be developed using an underground extraction technique that involves drilling through the quaternary sediments, carbonate unit and shale, into the underlying sand. The extraction holes will be cased to the top of the sand and an extraction casing is then lowered into the sand. Air is injected into the extraction casing, approximately 10 m - 15 m above the bottom of the casing. Field tests have shown that the air injection process results in a slurry of sand, water, and air that rises to the surface. The solids content of the slurry ranges from 90% to 20% during the extraction trials. The average solids content is approximately 50%.

Sio Silica plans to commence extraction and processing operations in the 3rd Quarter of Year 0 with the first product sales planned for the 1st Quarter of 2025. The extraction and processing operations are planned to take place for eight months a year, April to November, while sales will take place year-round. The sales will be phased with 1.25 Mt of saleable product planned in Year 1, 2.50 Mt in Year 2, and 2.72 Mt in Year 3 and extending out the remainder of the 25-year plan. For the purposes of this Technical Report Summary, Year 0 is defined as 2024.

1-11

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Geotechnical Analysis

The preliminary analysis indicates that:

●	Subsurface sand extraction should be limited to areas where the carbonate unit is more than 15 m in thickness.

●	The analysis here assumes an overburden thickness of up to 25 m. Overburden thicker than this range should be reviewed case by case to assess potential for subsidence to occur following extraction.

●	The diameter of the extraction voids should not extend beyond 60 m in any circumstance. This diameter should be reduced to 50 m as the carbonate unit thins to 15 m.

●	The distance from the edge of one extraction void to the edge of the next extraction void should not be less than 60 m.

●	An extraction void developed as per the above noted maximum diameter assumptions contains approximately 25,000 tonnes.

The extraction layout was developed with these geotechnical criteria in mind. The author(s) would like to note that these geotechnical parameters and the resulting geotechnical analysis are based on geotechnical work completed for the Limestone caprock and assuming that the controlling failure mode is shear failure. Additional testing is recommended to support further analysis on the sandstone void space evolution, and the joint system in the limestone (to investigate for the possible presence of vertical jointing and if found, to assess its impact on stability). As stated above, evidence from testing in 2018/2019 suggests that the sandstone angle of repose is steeper than previously assumed, and related adjustments of the extraction plan which would lead to a more refined extraction layout might be required. In addition, more complex void shapes in the sandstone may be occurring with both steep and shallow side slopes.

Recovery Methods

The processing component of the BRU silica operation is guided by a modular and multi-stage recovery process. The four general areas are:

●	A modular well pad screening and dewatering plant for slurry preparation;

●	A dewatering circuit or ‘wet plant’ for raw sand separation;

●	A dry screening plant for final sizing and beneficiation; and

●	The storage and loadout system.

Based on preliminary analyses and modeling, extraction, handling and drying losses are estimated at seven (7) percent.

Markets and Contracts

Sio Silica is intending on producing high-quality premium silica sand for end use in the technology markets. The 99.99% SiO2 and low iron content (<100ppm Fe) are typically marketed to manufacturers of solar glass, smart glass for computing and mobile device applications, and semiconductors, among other uses, and receive a premium compared to 95% SiO2 purity. A confidential marketing study was completed by a third party, on behalf of Sio Silica, focused on the premium silica market

The global market for silica sand is approximately 350 million tonnes per annum, with approximately three quarters of that total in North America (112 million tonnes) and Asia Pacific (154 million tonnes), as of 2021. Of this global market, the high purity market consists of approximately 13 million tonnes per annum.

1-12

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

The North American market for high purity, low iron silica has been in the 1 million tonne per annum range historically through 2021 and is anticipated to grow to 2 to 3 million tonnes per annum by 2025, principally driven by the photovoltaic market and technology applications.

Supply of high purity quartz to the Asian market has traditionally been supplied via Vietnam and Cambodia. Both countries have scaled back exports to China to strengthen their local manufacturing, resulting in a supply shortage in the rest of Asia and therefore higher delivered prices.

The anticipated growth in the high purity silica market has provided motivation to other potential sources of supply in Australia, according to the marketing report. It is anticipated that the supply from these to-be-developed proposed mines will require additional beneficiation, adding costs to the mine gate pricing. The timing and tonnage of this new supply and the level of the beneficiation, and associated costs, is uncertain. Australian mining companies are expected to be the primary exporter to China; however, it is unclear how much will materialize, according to the marketing study. In the future scenario, Australian mining companies may potentially have lower delivered costs compared to other international peers for solar glass applications, but will require beneficiation for smart glass applications, resulting in a higher delivered price.

There are only two mines in the US today capable of providing low iron silica sand (99.9% SiO2, <100 ppm) totaling approximately 1 million tonnes per annum of supply.

According to the marketing study, typical contracts are two-to-three-year renewable contracts indexed to inflation, and identified with a specific purity, quality, and quantity. In a similar fashion, there are typically penalties for not meeting these criteria. Sio Silica has provided Stantec with three documents related to their negotiations with potential customers for the silica sand produced from the Bru Property.

Agreement #1

The first document is a proposed sales and purchase agreement contract between Sio Silica and Company 1, that Sio Silica has indicated should be finalized in the fourth quarter of 2023. The document states a sales price of US$180 per MT FOB loading port for 500,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$149 per MT.

The initial term of this proposed agreement is from January 1, 2024 to December 21, 2026. Thereafter term of the agreement will be automatically renewed for an unlimited number of one (1) year terms unless terminated by either the buyer or the seller.

Agreement #2

The second document is a Memorandum of Understanding between Sio Silica and Company 2 and dated September 15, 2022. The document states a sales price of US$250 per MT FOB loading port for 800,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$240 per MT.

1-13

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Both the buyer and the seller agree to use their best efforts to enter into a binding Sales Agreement in the first quarter of 2024.

Agreement #3

The third document is an engagement agreement between Sio Silica and Company 3 and dated November 1, 2022. The document states a sales price of US$200 per short ton FOB Mine Gate for 1,200,000 short tons per annum. The agreement also stipulates a service fee equal to 15% of the gross amount of the purchase price paid. When conversion to metric tonnes and the 15% fee are considered, it equates to a mine gate price of CDN$243.60 per MT.

The term of this agreement is unlimited unless terminated by either the buyer or the seller.

Product Pricing

Stantec used a weighted tonnage per annum price from all three agreements for the initial years of the analysis. A weighted tonnage per annum price for the last two agreements was used from 2030 until the end of the project life.

Product Quality

The first two agreements specify that the quality parameters for the delivered sand shall be a silicon dioxide (SiO2) percentage greater than or equal to 99.9% and Fe2O3 content less than or equal to 100 ppm.

It is the opinion of Stantec that given the results of the sand analysis discussed in Section 8, the sand pricing discussed above is applicable to the BRU Property resource and as such has been used in this Study.

Stantec does note, however, that confirmed sales agreements or contracts for the full levels of silica sand production that form the basis of this IA have yet to be finalized.

Environmental Studies, Permitting and Social or Community Impact

Sio Silica has engaged AECOM to provide consulting support through the regulatory approval process. This information is discussed further in Section 17. Refer to Table 1. 5 below for key project permitting milestones and projected dates.

Potential socioeconomic effects of the Project are assessed in the EAPs for the respective facility and extraction Project components that will be reviewed and considered by MBCC in the provincial review and licensing process. Sio Silica has a public ‘Vivian Sand Project’ website that provides updated information on the Project and a summary of the public outreach conducted by Sio Silica to date. Sio Silica has been and will continue to engage with local communities, associations, local businesses, and other interested parties, to share information about the Project and solicit input on improving Project design and/or address any concerns.

1-14

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 1.5

Summary of Project Permitting Process Key Milestones

Component	Date
Provincial
Submission of final Sand Extraction EAP to MBCC	July 2021
Sio Silica Public Engagement Virtual Meeting – Sand Extraction Project	August 2021
Technical Advisory Committee (TAC) and Public Review and Response to Sand Extraction EAP	September 2021
Facilitated Public Meeting (potential requirement of MBCC)	September 2021
Sio Silica Public Engagement In-Person Meeting – Sand Extraction Project	November 2021
CEC Hearing Announcement for Sand Extraction	November 2021
Issuance of Environment Act Licence for Facility Project	December 2021
Sio Public Engagement – Close Neighbor Individual Meetings	Fall 2022
Sio Silica Public Engagement Virtual Meeting – Q&A Webinar	February 2023
Completed drafts for the following: Groundwater Monitoring and Impact Mitigation Plan, Progressive Well Abandonment Plan, Waste Characterization and Management Plan	February 2023
Submitted Draft Closure Plan - Extraction	February 2023
Clean Environment Commission (CEC) Hearings	February 2023 to March 2023
CEC Recommendations	June 2023
Submitted Draft Closure Plan - Facility	June 2023
Municipal
Municipal Board Zoning Appeal Hearing for Facility Project	October 2022
Successful Zoning Result for Facility Property	March 2023

Capital and Operating Costs

The BRU project is developed in two phases to capture the initial production and a future expansion. Phase 1 capital encompasses equipment beginning at extraction well pad, including well rigs, the overland slurry line initial pump stations, booster pump and through to the wet and dry plant, as well as the silos, rail, and supporting infrastructure. Table 1.6, below, outlines the Phase 1 capital estimate by area. It should be noted that no contingency is applied in the table.

Table 1.6

Capital Cost Summary – Phase 1 (C$), no Contingency

Area	Summary Cost, (C$)
Extraction	$21.8	M
Wet Plant	$39.4	M
Dry Plant	$47.4	M
Rail and TLO	$25.3	M
Overland Slurry Pipeline Controls	$6.2	M
Infrastructure	$15.9	M
Engineering, Project Management & Permitting	$2.0	M
Subtotal	$158.0	M

1-15

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

The capital costs for the second phase of development, Phase 2, are shown in Table 1.7 The same battery limits apply as in Phase 1, recognizing that portions of the rail and infrastructure is pre-invested in within the original phase.

Table 1.7

Capital Cost Summary – Phase 2 (C$), no Contingency

Area	Summary Cost, (C$)
Extraction	$21.8	M
Wet Plant	$34.4	M
Dry Plant	$38.0	M
Rail and TLO	$11.0	M
Overland Slurry Pipeline Controls	$0.0	M
Infrastructure	$0.0	M
Engineering, Project Management & Permitting	$0.5	M
Subtotal	$105.7	M

Engineering studies allowance of $0.5M is shown in Phase 2, although in the cashflow outlay, these studies are anticipated to occur as bridging studies ahead of Phase 2. As with the preceding Phase, the Phase 2 tally above does not include contingency.

A 7% contingency has been applied to most capital cost items to account for any unforeseen or otherwise unanticipated cost elements that could be associated with development and operation of the project. Contingency for Phase 1 totals $10.0M. A contingency was not applied to rail costs as these costs were supplied including a contingency.

The project team also developed the operating costs using construction lengths, land requirements, operating units, and process or dryer unit preliminary power and gas consumption. Areas of operating costs breakouts include:

●	Land leasing
●	Land prep and reclaim
●	Well Production
●	Slurry Transport
●	Wet Process
●	Support Equipment
●	Dry Process
●	Loadout
●	Rail Costs
●	Manpower
●	General and Administration

1-16

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

The total operating cost summary is shown in Table 1.8. In year 1, each extraction site utilizes dedicated supervision leading to higher initial costs. Extraction operation costs are reduced in later years as operations supervision is planned to be centralized. Slurry transport costs are lower in early years due to shorter slurry pumping distances. Dry processing costs are calculated based on the change from trucked propane in Year 1 while the gas line is developed. From Year 2 production onward, operating costs reflect that the installation of a natural gas pipeline and the use of natural gas as opposed to propane.

Table 1.8

Life of mine Operating Cost Summary, C$

	Year 1 C$/tonne	Year 2 onward C$/tonne
Extraction	$12.53	$8.62
Slurry Transport	$1.74	$2.90
Wet Processing	$5.07	$5.07
Dry Processing	$11.99	$8.63
Site Labor	$1.28	$1.28
Insurance	$0.38	$0.38
Total OPEX	$32.99	$26.88

Economic Analyses

Sio Silica prepared the economic analyses for the BRU operation and provided the model to Stantec. Stantec reviewed the model to assess and determined it to be appropriate for the purposes of the IA. Section 19 outlines the specific inputs and assumptions for the analyses. The results of the Study base case economic analysis are shown in Table 1.9 Project Economics.

The economic performance of the project is positive up to the highest analyzed discount rate of 16%.

Table 1.9

Project Economics (C$)

Discount Rate	After Tax
(%)	IRR	NPV
6	96%	$3,774,089,000
8	96%	$3,043,276,000
10	96%	$2,494,719,000
12	96%	$2,075,195,000
14	96%	$1,748,649,000
16	96%	$1,490,259,000

Stantec has not completed a rigorous analysis in order to select the project discount rate. However, Stantec notes that current normalized risk-free rate and equity risk premium, composed of 3.5% and 5.7% respectively which shows that the approximate cost of equity capital to be 9.2%. This rate does not account for project risks, industry risk, size and maturity of the operation to name a few. As such the appropriate discount rate for this study is likely in the range of 10-13%. Ultimately investors in the BRU Property will need to conduct their own discount rate analysis.

1-17

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

The key project metrics and cash flow summary are summarized in Tables 1.10 and 1.11.

Table 1.10

Key Project Metrics

Economic Analysis	BRU
Net Present Value (NPV), After-Tax	$2,494,719,000
Internal Rate of Return (IRR), After-Tax	96%
Pay-Back Period (Years based on After-Tax)	1.58

Capital Costs
Initial Capital (M)	168.00
Expansion Capital (M)	112.75

Operating Costs at Full Production
Extraction ($/MT )	8.62
Slurry Transport ($/MT)	2.90
Wet Processing ($/MT)	5.07
Dry Processing and Loadout ($/MT)	8.63
Site Labor and Insurance ($/MT)	1.66
Total Operating Cost ($/MT)	26.88

Production Data
Life of Mine (Years)	25
Annual Clean Saleable Tonnes Produced (MT)	2,724,000
Total Clean Saleable Tonnes Produced (MT)	66,398,000

1-18

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 1.11

Cash Flow Summary

	Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12
Period	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Raw Sand Production (Tonnes)	549,000	1,465,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000

Sales Volumes (Tonnes)	-	1,249,000	2,497,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000

Minegate Pricing ($/Tonne)	223.53	223.53	223.53	223.53	223.53	223.53	242.55	242.55	242.55	242.55	242.55	242.55	242.55

Minegate Revenue (M$)	-	279	558	609	609	609	661	661	661	661	661	661	661

Royalties (M$)	-	12	16	10	10	10	11	11	11	11	11	11	11
Mining Tax (M$)	-	-	80	89	89	89	98	98	98	98	98	98	98
Net Revenue (M$)	-	267	462	510	510	510	553	553	553	553	553	553	553

Extraction Operating Costs (M$)	8	22	37	37	37	37	37	37	37	37	37	37	37
Wet Processing Operating Costs (M$)	2	7	14	14	14	14	14	14	14	14	14	14	14
Dry Processing and Loadout Operating Costs (M$)	-	15	22	24	24	24	24	24	24	24	24	24	24
Total Operating Costs (M$)	10	44	72	74	74	74	74	74	74	74	74	74	74

Manitoba Operations G&A (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-
Head office G&A (M$)	4	4	3	2	2	2	2	2	2	2	2	2	2
Total G&A (M$)	4	4	3	2	2	2	2	2	2	2	2	2	2

Cash Interest Expense (M$)	12	12	6	-	-	-	-	-	-	-	-	-	-
Cash Income Tax (M$)	-	33	88	106	109	111	124	125	126	127	127	128	128
Total Cash-flow (M$)	(26)	175	293	329	326	324	353	352	351	350	350	349	349
Cumulative Cash-Flow (M$)	(28)	147	440	768	1,094	1,418	1,770	2,122	2,473	2,823	3,173	3,522	3,871

Phase 1 Capital Expenditures (M$)	166	-	-	-	-	-	-	-	-	-	-	-	-
Expansion Capital Expenditures (M$)	-	86	27	-	-	-	-	-	-	-	-	-	-
Total Capital Expenditures (M$)	166	86	27	-	-	-	-	-	-	-	-	-	-

1-19

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

	Year 13	Year 14	Year 15	Year 16	Year 17	Year 18	Year 19	Year 20	Year 21	Year 22	Year 23	Year 24	Year 25
Period	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049	Total
Raw Sand Production (Tonnes)	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	72,310,000

Sales Volumes (Tonnes)	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	66,398,000
													-
Minegate Pricing ($/Tonne)	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55

Minegate Revenue (M$)	661	661	661	661	661	661	661	661	661	661	661	661	661	15,878

Royalties (M$)	11	11	11	11	11	11	11	11	11	11	11	11	11	268
Mining Tax (M$)	98	98	98	98	98	98	98	98	98	98	98	98	98	2,303
Net Revenue (M$)	553	553	553	552	552	552	552	552	552	552	552	552	552	13,307

Extraction Operating Costs (M$)	37	37	37	37	37	37	37	37	37	37	37	37	37	907
Wet Processing Operating Costs (M$)	14	14	14	14	14	14	14	14	14	14	14	14	14	341
Dry Processing and Loadout Operating Costs (M$)	24	24	24	24	24	24	24	24	24	24	24	24	24	577
Total Operating Costs (M$)	74	74	74	74	74	74	74	74	74	74	74	74	74	1,825

Manitoba Operations G&A (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Head office G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2	52
Total G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2	52

Cash Interest Expense (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	30
Cash Income Tax (M$)	128	128	128	128	128	128	129	129	129	129	129	129	129	3,002
Total Cash-flow (M$)	349	349	349	348	348	348	348	348	348	348	348	348	348	8,398
Cumulative Cash-Flow (M$)	4,220	4,569	4,917	5,265	5,613	5,961	6,309	6,657	7,005	7,352	7,700	8,048	8,396	-

Phase 1 Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	166
Expansion Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	113
Total Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	279

1-20

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Interpretation and Conclusions

This Study indicates a positive economic outcome related to the potential development of a silica sand extraction and processing operation for the BRU Property. The extraction plan addressed only a portion of the In-Situ Mineral Resource previously classified, as the entire BRU resource was not required for the 25-year development plan.

Stantec has identified the following risks that could potentially affect the projected economic viability of the BRU Property development.

Product Pricing and Cost Escalation

As indicated in Section 19 of this Study, the project economics are sensitive to the assumed pricing for silica sand and estimated project costs. A 30% reduction in product pricing combined with a 30% increase in project costs, after a 7% contingency (initial project capital) has been applied, results in positive economics.

Stantec has reviewed Sio Silica’s cost estimate and believes it captures reasonable Capex and Opex costs for the project as it is currently planned. However, the cost estimate is based on budgetary quotes provides by third party vendors and Sio Silica’s partners and assumes the project advances as per the current schedule.

Stantec understands that Sio Silica intends to proceed with the project development in 2024, partially based on the results of this Study. As such, the risks associated with cost escalation are not insignificant.

Timing Of Regulatory Approvals

Sio Silica and AECOM are pursuing a regulatory approval process that assumes project approval in late 2023 or early 2024.

If the regulatory process is extended beyond this timeframe, then it is likely that project development and resulting product sales would be delayed beyond the base case project schedule.

Timing of Project Development

Certain process and infrastructure components may be subject to longer lead times. These include rotary dryers, gas pipeline installation, and high voltage substations. The full capacity of the BRU operation and the resultant project economics are dependent on these components.

Development of Extraction Process

The current extraction process is based on the results from 14 drill holes completed from 2017 to 2021. Stantec has no reason to believe that the planned extraction process will not be successful. However, Stantec does note the risks to the project should the planned extraction rates be unachievable or unsustainable over the life and geographic extent of the Project.

1-21

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Confirmation of Geotechnical Testing and Analysis

As discussed in Section 5.2, Stantec geotechnical engineers have completed a preliminary geotechnical analysis related to extraction of the sand resource on the BRU Property. The conclusions of this analysis are summarized below:

●	Based upon current information and assessments, Shear and Bending are the most probable failure modes with the potential to affect long-term stability. Unravelling, Caving, and Chimneying are not controlling failure modes for the BRU property due to the nature of the limestone caprock.

●	The Bending failure mode is controlling the long-term stability of the post extraction cavity for the expected range of caprock and overburden thickness and material properties and the extraction depth in the sand. The stability analysis and extraction borehole spacing design were completed to achieve a factor of safety of 2.0, which is considered to be an acceptably conservative FOS for the project.

●	The cavity after extraction is expected to further expand with time resulting in loose sand infilling the extracted void leaving a larger unsupported caprock span. Based on the assumption that the areas with factor of safety larger than 2 are stable in the long-term, approximately 5 m of additional raveling of the post extraction cavity walls is expected (by end of the design life of 100 years). Therefore, the unsupported caprock span will increase by 10 m with time after extraction.

●	Based upon the results of geotechnical assessment and with the understanding that Sio Silica will follow guidance provided by Stantec including continuing to assess the geotechnical characteristics and performance of the sand deposit and overlying materials during the project life and to adjust design accordingly, no large-scale surface subsidence is expected to occur as a result of sand extraction.

There is a potential that further geotechnical assessments may impact the current resource estimate, either positively or negatively. In particular, there remains uncertainty regarding the possible presence of vertical fractures in Limestone caprock, which to date has not been investigated or assessed. The presence of continuous vertical fractures in Limestone caprock above extraction voids has the potential to lead to caprock collapse which may propagate to the surface and produce settlement. In addition, there remains uncertainty regarding the long term performance of the extraction voids which may have complex void shapes and have the potential to propagate over larger than currently estimated distances.

Recommendations

Phase 1: Geotechnical Testing and Analysisand Resource Investigation and Analysis

Based on Sio Silica’s current development and production plans, all resources identified in the areas where the first 5 years of production will occur should be classified as Measured. Additional drill holes may be required to increase confidence in the resource estimates within these areas.

1-22

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

As discussed in Section 5.2, Stantec geotechnical engineers completed a preliminary geotechnical analysis of the impact of extraction of the sand on the BRU Property. The recommendations from this analysis are summarized below:

●	Design and execute a site investigation and assess the results to confirm expected geotechnical performance. This investigation may include the following components:

o	Data Collection:

▪	Geotechnical borehole drilling, logging, photography, and sampling with vertical and inclined boreholes and SPT or CPT if needed – to characterize extents and properties of sandstone, caprock and overburden.

▪	Acoustic and Optical Televiewer Survey of Geotechnical Boreholes – to characterize caprock structure.

▪	Side Scan Sonar Survey – to monitor sand cavity shape and behavior.

▪	Laboratory testing of selected samples of sandstone, caprock and overburden as required – to characterize properties of sandstone, caprock and overburden.

▪	Installation and monitoring of Vibrating Wire Piezometers, Vertical Extensometers and Surface Monuments and Total Station or GPS Survey – to monitor changes in caprock and surface subsidence.

o	Data Analysis:

▪	Stability and settlement analysis to identify and assess for changes in assumptions related to vertical jointing (if found) in Limestone caprock, extraction void shape or other design assumptions.

●	Develop and implement a Trigger Action Response Plan as follows:

▪	Collected data review - to establish baseline values.

▪	Trigger value range identification - low/moderate/high – green/yellow/red

▪	Monitoring results verification and comparison against trigger values.

●	Review the impact of potential vibration sources, such as rail traffic, to determine potential offsets from extraction areas.

1-23

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 1.12 shows the anticipated cost to complete the geotechnical analysis.

Table 1.12

Cost Estimate – Geotechnical Analysis

Task	Estimated Cost (C$)
Geotechnical Analysis	$500,000

Phase 2: Engineering Bridging Studies

Given that this economic assessment and analysis has been developed to an IA level, Stantec recommends that Sio Silica continues to more accurately define the CAPEX and OPEX estimate for the BRU Property and to secure relationships with contractors, vendors, and suppliers.

Table 1.13 provides cost estimates for these studies.

Table 1.13

Engineering Bridging Studies

Task	Estimated Cost (C$)
Engineering Bridging Studies	550,000

1-24

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

2	INTRODUCTION

On Dec 5, 2022, Sio Silica Corporation (Sio Silica) contracted Stantec Consulting Ltd (Stantec) to prepare a Technical Report Summary regarding the Initial Assessment (IA) of the BRU Property. The Technical Report Summary was prepared in accordance with the requirements of the U.S. Securities and Exchange Commission (SEC) reporting of material mining assets under regulation S-K 1300.

Stantec previously prepared a Preliminary Economic Assessment (PEA) for the BRU Property in August 2021. This report was prepared for CanWhite Sands Corp. On January 1, 2022, the company name was changed from CanWhite Sands Corp. to Sio Silica Corporation.

The author(s) note that this Study is preliminary in nature, that it includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the estimated resources will be realized.

The accuracy of resource estimates is, in part, a function of the quality and quantity of available data and of engineering and geological interpretation and judgment. Given the data available at the time this report was prepared, the estimates presented herein are considered reasonable.

However, they should be accepted with the understanding that additional data and analysis available subsequent to the date of the estimates may necessitate revision. These revisions may be material. There is no guarantee that all or any part of the estimated resources will be recoverable.

2-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

3	PROPERTY DESCRIPTION

3.1	DESCRIPTION AND LOCATION

The centre of the Property is located approximately 52 km east of the city of Winnipeg, Manitoba and is within the Rural Municipality of Springfield as shown on Figure 3.1. The southern end of the Property is accessed from Winnipeg via the TransCanada Highway.

The Property encompasses 27,528 ha and is shown on National Topographic System Map Sheet 62H. The Property spans from 670606E to 690090E, and 5502592N to 5529032N, and the centre of the Property is approximately at 49.75917°N and 96.46818°E (UTM 14 U 682343E and 5514931N, NAD83).

3.2	MINING CLAIMS

The Property consists of 122 claims and are all within surveyed territory. Originally some claims were held under HD Minerals Ltd.; however, following the amalgamation of HD Minerals with Sio Silica Corporation, 100% of the claims that comprise the Property are now retained by CanWhite Sands Corp., which is now Sio Silica Corporation.

Table 3.1 provides a summary of the active claims. The location of the claims are shown on Figure 3.2.

To maintain the claims in good standing, Sio Silica must fulfill the requirements of Manitoba Regulation 64/92, which includes the following obligations (Manitoba, 1992b):

●	The claim holder must spend $12.50 per hectare/year from year two to year 10, and then $25/year from year 11 and for each year thereafter.

●	An annual assessment report detailing exploration activities and expenditures must be filed within the reporting period. The first assessment report must be filed within 60 days of the second anniversary of claim approval, with subsequent reports submitted annually.

3-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Dauphin
Dauphin Lake
Lake Manitoba
MANITOBA
SASKATCHEWAN
ONTARIO
Winnipeg
Portage La Prairie
Virden
Brandon
Kenora
Melita
Winkler
TIGER HILLS
TURTLE MOUNTAINS
CANADA
USA
NORTH DAKOTA
MINNESOTA
Roseau
Lake of the Woods
AULNEAU PENINSULA
N
0 20 40
Kilometers
Scale 1:2,500,000
(At original document size of 8.5x11)

Legend

★ Bru Property Location

Stantec SIO SILICA

Technical Report BRU Property, Manitoba

Property Location Map

Figure 3-1

DRAWN BY: M.B.
CHKD BY: I.M.
DATE: 9/30/2022

FILE: Fig4_1_Bru_Property_Location
V:\1295\active\129500488\Discipline\Geology\ArcGIS\MXD

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Background: Background Sources: National Geographic, Esri - ArcGIS Online basemap.

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

3-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
15
12
601
302
1
207
210
Trans-Canada Highway
Ste. Anne
DEN 291
Bru 32
Bru 34
Bru 35
Bru 36
Bru 95
Bru 96
Bru 97
Bru 29
Bru 28
Bru 27
Bru 25
Bru 93
Bru 92
Bru 91
Bru 90
Bru 19
Bru 20
Bru 21
Bru 22
Bru 23
Bru 24
Bru 82
Bru 83
Bru 84
Bru 85
Bru 86
Bru 17
Bru 15
Bru 14
Bru 13
Bru 81
Bru 80
Bru 79
Bru 78
Bru 77
Bru 16
Bru 9
Bru 10
Bru 11
Bru 12
Bru 71
Bru 73
Bru 74
Bru 75
Bru 5
Bru 4
Bru 3
Bru 2
Bru 1
Bru 70
Bru 69
Bru 68
Bru 67
Bru 62
Bur 63
Bru 64
Bru 65
Bru 66
Bru 127
Bru 128
Bru 129
Bru 130
Bru 56
Bru 125
Bru 124
Bru 123
Bru 59
Bru 57
Bru 55
Bru 126
Bru 60
Bru 58
Bru 52
Bru 53
Bru 54
Bru 118
Bru 119
Bru 120
Bru 121
Bru 122
Bru 50
Bru 115
Bru 47
Bru 44
Bru 43
Bru 117
Bru 116
Bru 114
Bru 113
Bru 112
Bru 146
Bru 45
Bru 40
Bru 41
Bru 106
Bru 108
Bru 109
Bru 110
Bru 111
Bru 104
Bru 103
Bru 102
Bru 101
Bru 105
Bru 158
Bru 159
Bru 156
Bru 157
Bru 151
Bru 150
Bru 155
Bru 154
Bru 153
Bru 152
Bru 145
Bru 146
Bru 147
Bru 148
Bru 149
Bru 144
Bru 143
Bru 142
N
0
1
2
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- Mining Claim (CanWhite Sands Corp.)
- Applied for Mineral Lease (HD Minerals Ltd.)
- City / Town
- River
- Road
- CN Rail Line
- GWWD Rail Line
- Existing Power Line

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

Mining Claims Map

Figure 3-2

DRAWN BY: M.B. CHK'D BY: I.M. DATE: 10/11/2022 | FILE: Fig4_2_Bru_Mineral_Claims_2022 V:\1295\active\129500486\Discipline\Geology\ArcGIS\MXD

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Manitoba Mineral Resources, URL https://web33.gov.mb.ca/mapgallery/mgm-md.html

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

3-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 3.1

Active BRU Property Claims

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
BRU 1	SV12553	Mining	2024-12-03	271
BRU 2	SV12554	Mining	2023-12-03	270
BRU 3	SV12555	Mining	2023-12-03	253
BRU 4	SV12556	Mining	2024-12-03	268
BRU 5	SV14112	Mining	2024-01-31	69
BRU 9	SV12561	Mining	2024-12-03	269
BRU 10	SV12562	Mining	2024-12-03	269
BRU 11	SV12563	Mining	2024-12-03	268
BRU 12	SV12564	Mining	2024-12-03	269
BRU 13	SV12565	Mining	2024-12-03	270
BRU 14	SV12566	Mining	2024-12-03	266
BRU 15	SV12567	Mining	2024-12-03	271
BRU 16	SV12568	Mining	2024-12-03	68
BRU 17	SV12569	Mining	2024-12-03	271
BRU 19	SV12571	Mining	2024-12-03	64
BRU 20	SV12572	Mining	2024-12-03	67
BRU 21	SV12573	Mining	2024-12-03	49
BRU 22	SV12574	Mining	2024-12-03	202
BRU 23	SV12575	Mining	2024-12-03	138
BRU 24	SV12576	Mining	2024-12-03	205
BRU 25	SV12577	Mining	2024-12-03	238
BRU 27	SV12579	Mining	2024-12-03	269
BRU 28	SV12580	Mining	2024-12-03	134
BRU 29	SV12581	Mining	2024-12-03	269
BRU 32	SV12584	Mining	2024-12-03	72
BRU 34	SV14113	Mining	2024-01-31	75
BRU 35	SV12587	Mining	2024-12-03	281
BRU 36	SV12588	Mining	2024-12-03	139
BRU 40	SV12592	Mining	2024-12-03	33
BRU 41	SV12593	Mining	2024-12-03	269
BRU 43	SV12595	Mining	2024-12-03	270
BRU 44	SV12596	Mining	2024-12-03	268
BRU 45	SV12597	Mining	2024-12-03	70
BRU 46*	SV12598	Mining	2024-12-03	137
BRU 47	SV12599	Mining	2024-12-03	136

3-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 3.1 (Cont’d)

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
BRU 50	SV12602	Mining	2024-12-03	230
BRU 52	SV12604	Mining	2024-12-03	132
BRU 53	SV12605	Mining	2024-12-03	271
BRU 54	SV12606	Mining	2024-12-03	271
BRU 55	SV12607	Mining	2024-12-03	267
BRU 56	SV12608	Mining	2024-12-03	65
BRU 57	SV12609	Mining	2024-12-03	269
BRU 58	SV12610	Mining	2024-12-03	81
BRU 59	SV12611	Mining	2024-12-03	236
BRU 60	SV12612	Mining	2024-12-03	68
BRU 62	SV12614	Mining	2024-12-03	140
BRU 63	SV12615	Mining	2024-12-03	189
BRU 64	SV12616	Mining	2024-12-03	269
BRU 65	SV12617	Mining	2024-12-03	269
BRU 66	SV12618	Mining	2024-12-03	269
BRU 67	SV12619	Mining	2024-12-03	274
BRU 68	SV12620	Mining	2024-12-03	268
BRU 69	SV12621	Mining	2024-12-03	268
BRU 70	SV12622	Mining	2024-12-03	259
BRU 71	SV12623	Mining	2024-12-03	256
BRU 73	SV12625	Mining	2024-12-03	267
BRU 74	SV12626	Mining	2024-12-03	273
BRU 75	SV12627	Mining	2024-12-03	271
BRU 77	SV12629	Mining	2024-12-03	260
BRU 78	SV12630	Mining	2024-12-03	265
BRU 79	SV12631	Mining	2024-12-03	263
BRU 80	SV12632	Mining	2024-12-03	272
BRU 81	SV12664	Mining	2024-12-03	252
BRU 82	SV12665	Mining	2021-12-03**	247
BRU 83	SV12666	Mining	2021-12-03**	67
BRU 84	SV12667	Mining	2024-12-03	251
BRU 85	SV12668	Mining	2024-12-03	272
BRU 86	SV12669	Mining	2024-12-03	274
BRU 90	SV12673	Mining	2024-12-03	271
BRU 91	SV12674	Mining	2024-12-03	271

3-5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 3.1 (Cont’d)

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
BRU 92	SV12675	Mining	2021-12-03**	236
BRU 93	SV12676	Mining	2021-12-03**	188
BRU 95	SV12678	Mining	2024-12-03	103
BRU 96	SV12679	Mining	2024-12-03	275
BRU 97	SV12680	Mining	2024-12-03	206
BRU 101	SV12684	Mining	2024-12-03	274
BRU 102	SV12685	Mining	2024-12-03	233
BRU 103	SV12686	Mining	2024-12-03	270
BRU 104	SV12687	Mining	2024-12-03	272
BRU 105	SV12688	Mining	2024-12-03	206
BRU 106	SV12689	Mining	2024-12-03	268
BRU 108	SV12691	Mining	2024-12-03	271
BRU 109	SV12692	Mining	2024-12-03	223
BRU 110	SV12693	Mining	2024-12-03	165
BRU 111	SV12694	Mining	2024-12-03	266
BRU 112	SV12695	Mining	2024-12-03	271
BRU 113	SV12697	Mining	2024-12-03	267
BRU 114	SV12696	Mining	2024-12-03	269
BRU 115	SV12698	Mining	2024-12-03	266
BRU 116	SV12699	Mining	2024-12-03	269
BRU 117	SV12700	Mining	2024-12-03	266
BRU 118	SV12701	Mining	2024-12-03	169
BRU 119	SV12702	Mining	2024-12-03	272
BRU 120	SV12633	Mining	2024-12-03	269
BRU 121	SV12634	Mining	2024-12-03	271
BRU 122	SV12635	Mining	2024-12-03	271
BRU 123	SV12636	Mining	2024-12-03	269
BRU 124	SV12637	Mining	2024-12-03	269
BRU 125	SV12638	Mining	2024-12-03	203
BRU 126	SV12639	Mining	2024-12-03	264
BRU 127	SV12640	Mining	2024-12-03	261
BRU 128	SV12641	Mining	2024-12-03	269
BRU 129	SV12642	Mining	2024-12-03	268
BRU 130	SV12643	Mining	2024-12-03	269
BRU 142	SV12644	Mining	2024-12-03	270

3-6

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 3.1 (Cont’d)

Claim Name	Disposition Number	Claim Type	Expiry Date	Area (ha)
BRU 143	SV12645	Mining	2024-12-03	272
BRU 144	SV12646	Mining	2024-12-03	172
BRU 145	SV12647	Mining	2024-12-03	268
BRU 146	SV12648	Mining	2024-12-03	269
BRU 147	SV12649	Mining	2024-12-03	265
BRU 148	SV12650	Mining	2024-12-03	265
BRU 149	SV12651	Mining	2024-12-03	267
BRU 150	SV12652	Mining	2024-12-03	270
BRU 151	SV12653	Mining	2024-12-03	66
BRU 152	SV12654	Mining	2024-12-03	232
BRU 153	SV12655	Mining	2024-12-03	269
BRU 154	SV12656	Mining	2024-12-03	265
BRU 155	SV12657	Mining	2024-12-03	139
BRU 156	SV12658	Mining	2024-12-03	277
BRU 157	SV12659	Mining	2024-12-03	269
BRU 158	SV12660	Mining	2024-12-03	205
BRU 159	SV12661	Mining	2024-12-03	236
Total Area:				27,528

Note:	* Mislabeled on Gov’t Website as Bru 146

** Applied for Lease

3.3	PRIVATE PROPERTY

Sio Silica also plans to develop silica from three privately owned parcels of land, the NE SEC 20 TWP 10 RGE 8 E1M, the SE SEC 20 TWP 10 RGE 8 E1M, and the NE SEC 30 TWP 10 RGE 8 E1M. Sio Silica has entered into a Minerals Rights Agreement for one of these parcels and is actively engaged in negotiations with the owners of the others parcels and expects to enter into definitive agreements before the end of 2024.

The silica sand resources associated with these parcels are included in the resource estimate and development plans in this IA. The resources associated with these parcels, are estimated at 1.2Mt or 0.8% of the total resource estimate.

3-7

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

3.4	UNDERLYING AGREEMENTS, ROYALTIES AND ENCUMBRANCES

The information presented in this section was provided by Sio Silica personnel and has not been externally validated by independent legal counsel.

November 1, 2016 Production Royalty Agreement

On November 1, 2016, a production royalty agreement was signed between 1993505 Alberta Ltd. (Owner) and 1993502 Alberta Ltd. (Holder). The terms of this royalty agreement were that the Owner (now Sio Silica) is to grant, convey, and agree to pay the Holder a production royalty in respect of the Property equal to the greater of:

a)	two (2%) percent of the Actual Proceeds commencing on the date on which Commercial Production is achieved; or

b)	$1.00 per ton of Product extracted from the Property.

The BRU Production Royalty Agreement provides for an Advance Minimum Royalty payment as follows: 1) $50,000 on November 1, 2016, for the first year; 2) $75,000 on November 1, 2017 for the second year; and 3) $100,000 on November 1st of each subsequent year for the duration of the agreement.

Actual Proceeds is defined in the agreement as: i) in the case of Product sold or otherwise disposed of by Owner FOB Owner’s mine gate, the actual proceeds received by the Owner from such sale or other disposition of Product; or ii) in the case of Product sold or otherwise disposed of by Owner FOB a location other than Owner’s mine gate, the actual proceeds received by the Owner from such sale or other disposition of Product less reasonable operating costs incurred by Owner to transport the Product to such other sale location.

Commercial Production, as defined in the agreement, means and is deemed to be achieved, for the Property, on the first day of the month in which production of Product exceeds 10,000 tons.

April 6, 2018 Assignment, Novation, and Amending Agreements

The November 1, 2016, Production Agreement was replaced by four amended agreements. The 2% Actual Proceeds based on Commercial Production and the $1.00 per ton of Product extracted from the Property were divided into varying proportions in these agreements. In these agreements, the definition of Commercial Production was changed to mean “the first day of the month in which the Owner sells an amount of Product equal to, or greater than, 15,000 tons, subject to the Owner also selling an amount of Product in each of the three immediately following months equal to, or greater than, 15,000 tons, and the mine mill and processing facility is in the condition necessary for it to be capable of operating in a matter intended by management with the ability to sustain ongoing production.”

Royalty Rights buyback from the Founders

In July 2020, there was a transfer of certain founder’s royalty rights amongst the four founders that hold the royalty. On April 5, 2021, Sio Silica used its right of first refusal to purchase a portion of the founders’ royalties from the original holders. Sio Silica paid a total of $775,000 that included buyback of royalties for both the BRU and DEN properties. The remaining royalties equate to 1.34% of the Actual Proceeds commencing on the date on which Commercial Production is achieved or 67.19 cents per ton of Product extracted from the Property. The remaining Advance Minimum Royalty payment is $25,000 per year.

3-8

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Third Party Confidential Royalty

In January 2021, Sio Silica entered into an overriding royalty agreement on the BRU Property with a confidential third party. Sio Silica received $5 million in exchange for an overriding royalty granted to third party that is a 3% interest in the BRU Properties, with payments of 3% of mine gate revenue until a payout of $15 million is achieved, at which time the royalty payment is reduced to 0.25% for the duration of the BRU Property life.

3.5	ENVIRONMENTAL LIABILITIES

Stantec is not aware of any known environmental liabilities that will affect access, title or the right or ability to perform work on the Property.

3.6	REQUIRED PERMITS

On June 19, 2018, Sio Silica received direction from the Resource Development Division, Mines and Geological Survey of Manitoba that the Carman Sand Member is a Crown mineral and is under the purview of The Mines and Minerals Act.

The following is a summary level list of the BRU Property permitting requirements:

●	Provincial

o	Environment Act Proposal Vivian Sand Extraction Project (EAP) to Environment, Climate and Parks

o	Public Engagement Meetings – Vivian Sand Extraction Project and Vivian Sand Facility Project

o	Facilitated Public Meeting required by Environment Climate and Parks for Facility Project

o	Draft Sand Extraction Closure Plan to Mining, Oil and Gas as a condition of issuance of Environment Act Licence (Filed February 2023)

o	Technical Advisory Committee (TAC) and Public Review and Response to both Facility and Extraction Projects

o	Issuance of Environment Act Licence for Vivian Sand Facility Project granted December 16, 2021.

o	Clean Environment Commission process as requested by the Minster November 15, 2021, and Commission recommendation to grant Extraction Project Environment Act Licence expected early 2023.

●	Municipal

o	Conditional Use approval or other equivalent such as a bylaw amendment to provide for Permitted Use. Issuance of Development Permit

o	Issuance of Building Permit(s)

3.7	OTHER SIGNIFICANT FACTORS AND RISKS

Stantec is not aware of any other significant factors and risks that may affect access, title or the right or ability to perform work on the Property.

3-9

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

4.1	TOPOGRAPHY, ELEVATION AND VEGETATION

The Property is located in the Boreal Plain Ecozone with the western edge of the Property in the Prairie Ecozone and the eastern edge in the Boreal Shield Ecozone. The Boreal Plain Ecozone is characterized by relatively flat lying to gently rolling plains and terraces formed by morainal diamicton deposits with lower areas composed of glaciolacustrine deposits (Smith et al., 1998).

The Property is within the Interlake Plain Ecoregion and the Steinbach Ecodistrict. The mean elevation of the Ecodistrict is 297 masl. The landforms in the Ecodistrict range from smooth, flat lying glaciolacustrine plain to gently undulating, water-worked glacial diamicton and glaciofluvial diamictons. Much of the diamicton in the Ecodistrict consists of extremely calcareous, cobbly and gravelly loamy diamicton underlain by sandy glaciolacustrine veneers. The western edge of the Property is in the Lake Manitoba Ecoregion. The Lake Manitoba Ecoregion is a flat lying to gently sloping, clayey glaciolacustine plain with a mean elevation of 236 masl. The Lake of the Woods Boreal Shield Ecoregion has a variable topography ranging from a flat lying to depressional glaciolacustrine plain with peatlands to a gently undulating water-worked glacial diamicton and fluvioglacial outwash plain (Smith et al., 1998).

The land use in the area is mixed rural and residential. Settlements include Steinbach and St. Anne. In lowland areas with good drainage, crops such as wheat, oil seeds and hay are grown. In areas where the soil is too stony to cultivate, the land is used for pasture and hay (Smith et al., 1998).

4.2	PROPERTY ACCESS AND PROXIMITY TO POPULATION CENTERS

The centre of the Property is located approximately 52 km east of the city of Winnipeg and is within the Rural Municipality of Springfield. The southern end of the Property is accessed from Winnipeg via the TransCanada Highway.

4.3	CLIMATE

There are four weather stations near the Property, which include Ostenfeld, Winnipeg International Airport, Steinbach and Beausejour. The weather station at Ostenfeld, Manitoba is the closest in proximity to the Property and is located at 49°49’ N and 96°29’ W.

The region typically has long cold winters and short, warm summers. The coldest months are December and January. The Environment Canada climate data from Ostenfeld records the average daily temperatures in December and January as -13.4oC and -16.7oC, respectively. The warmest months are July and August with daily average temperatures of 18.9oC and 18.0oC, respectively. The average precipitation varies from 104 mm in July and August to 17.3 mm in February (Environment Canada, 2017).

4-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 4.1 summarizes the Mean Climate data for the nearby weather stations (Environment Canada, 2017).

Table 4.1

Mean Climate Data for Nearby Weather Stations

	Weather Station
Parameter	Ostenfeld	Winnipeg International Airport	Steinbach	Beausejour
Location (Longitude, Latitude)	49°49’ N	49°55’ N	49°32’ N	50°02’ N
	96°29’ W	97°14’ W	96°46’ W	96°28’ W
Annual Mean Daily Temperature (oC)	2.7	3.0	2.8	2.8
Annual Mean Daily Maximum Temperature (oC)	8.5	8.7	8.7	8.6
Annual Mean Daily Minimum Temperature (oC)	-3.1	-2.7	-3.1	-3.1
Annual Total Rainfall (mm)	512.2	418.9	473.4	452.4
Annual Total Snowfall (mm)	122.7	113.7	107.1	117.8
Total Precipitation (mm)	634.9	521.1	580.5	570.3

4.4	INFRASTRUCTURE

Winnipeg is the largest major city near the Property. Winnipeg, as of 2021, has a population of 749,607 residents in the metropolitan area, and provides all required major services to advance the project. The city of Winnipeg, located on the TransCanada Highway, is the home of the James Armstrong Richardson International Airport that has numerous domestic and international flights, and is a major North American rail transportation hub with a 20,000-acre facility that services Canadian National Railway, Canadian Pacific Railway, BNSF Railway and the locally maintained and operated Greater Winnipeg Water District Railway (Railway Association of Canada, 2017; Winnipeg, 2017).

The city of Steinbach, which is located 58 km south-east of Winnipeg, has a population of approximately 17,806, as of 2021. Steinbach is primarily an agricultural community and has many services and commercial businesses, which includes Friesen Drillers Ltd. (Friesen) that has over 125 years of drilling, hydrogeological, and geological knowledge of the area.

Surface and subsurface infrastructure is well developed near the Property. Manitoba Hydro has proposed the final preferred route of the Manitoba-Minnesota Transmission Project through portions of the Property. High voltage transmission lines transect the Property. An operating Canadian National Railway line intersects the Property as shown on Figure 4.1. Rail lines provide access to western and southern markets.

4-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Town of Ste. Anne
Trans-Canada Highway
Oak Lake
Windy Lake
DEN 289
DEN 292
DEN 291
DEN 288
Bru 1
Bru 2
Bru 3
Bru 4
Bru 9
Bru 10
Bru 11
Bru 12
Bru 13
Bru 14
Bru 15
Bru 17
Bru 21
Bru 22
Bru 23
Bru 24
Bru 25
Bru 27
Bru 29
Bru 32
Bru 35
Bru 41
Bru 43
Bru 44
Bru 50
Bru 52
Bru 53
Bru 54
Bru 56
Bru 57
Bru 58
Bru 64
Bru 65
Bru 66
Bru 71
Bru 73
Bru 74
Bru 77
Bru 78
Bru 80
Bru 81
Bru 82
Bru 83
Bru 84
Bru 85
Bru 86
Bru 90
Bru 91
Bru 92
Bru 93
Bru 95
Bru 96
Bru 97
Bru 102
Bru 106
Bru 109
Bru 110
Bru 111
Bru 112
Bru 114
Bru 115
Bru 117
Bru 118
Bru 119
Bru 120
Bru 123
Bru 126
Bru 127
Bru 128
Bru 129
Bru 130
Bru 142
Bru 143
Bru 144
Bru 145
Bru 146
Bru 147
Bru 149
Bru 150
Bru 151
Bru 152
Bru 153
Bru 154
Bru 155
Bru 156
Bru 157
Bru 158
Bru 159
Scale 1:200,000
(At original document size of 8.5x11)
Kilometers

Legend

- Mining Claim
- City / Town
- River
- Lakes
- Road
- CN Rail Line
- GWWD Rail Line
- Natural Gas Pipeline
- Power Line
- Manitoba-Minnesota Proposed Power Line

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Source: Government of Manitoba. URL http://mli2.gov.mb.ca/base_maps/index.html

Stantec | SiO SILICA

Technical Report BRU Property, Manitoba

Infrastructure Map

Figure 4-1

DRAWN BY: M.B. CHK'D BY: I.M. DATE: 9/20/2022	FILE: Fig5_1_Bru_InfrastructureMap_L V:\1295\active\129500488\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

4-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

5	HISTORY

Prior to Sio Silica securing the Property, the area within the BRU claims had not been subject to subsurface exploration for silica sands. There is however documentation that exploration for silica sand did occur directly to the south of the Property in the 1960s (Underwood McLellan & Associates Limited, 1967).

5.1	HISTORICAL TECHNICAL REPORTS AND PRELIMINARY ECONOMIC ASSESSMENTS

Stantec has prepared the following reports for Sio Silica’s BRU Property. In chronological order these reports are:

●	Technical Report BRU Property Manitoba, Effective Date October 4, 2017

●	Technical Report BRU Property Manitoba, Effective Date May 8, 2019

●	Preliminary Economic Assessment BRU Property, Effective Date February 27, 2020

●	Preliminary Economic Assessment BRU Property, Effective Date July 27, 2021

●	Technical Report Initial Assessment BRU Property Manitoba, Effective Date August 27, 2021

●	Technical Report BRU Property Manitoba, Effective Date September 30, 2022

●	Technical Report Summary BRU Property, Effective Date September 30, 2022

These reports were prepared in accordance with the requirements of National Instrument 43-101 Standards of Disclosure for Mineral Projects (NI 43-101) and the requirements of Securities and Exchange Commission (SEC) reporting of material mining assets under Regulation S-K 1300.

During the period from 2019 to 2021, Sio Silica transitioned to positioning the BRU Property as a potential source of high purity silica sand for industrial purposes as opposed to a natural sand proppant. As previously mentioned, the high purity silica sand may be used in a wide range of industrial applications including electronics, medical research, metals and alloys, specialty glass, and renewable energy.

The 2019 Technical Report and the 2021 Preliminary Economic Assessment both disclosed identical mineral resource estimates as shown in Table 5.1.

5-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 5.1

Previous In-Place Mineral Resource Summary

(May 8, 2019 and July 27, 2021)

	Mineral Resources (Mt)
BRU Property	40/70 mesh fraction	70/140 mesh fraction
Indicated	37	29
Total Indicated	66
Inferred	65	49
Total Inferred	114

A comparison between the 2019/2021 resource estimates indicates an overall resource reduction of 18%. The primary reason for the resource reduction is the application of new geotechnical information and analyses used when estimating the extractable sand volumes. The QP believes this information and analysis, and the resultant extractable sand volumes are more representative of actual conditions. This analyses and the resulting resource estimate are discussed further in Section 11.

5.2	GEOTECHNICAL ANALYSIS

In January 2022, Stantec geotechnical engineers completed a geotechnical analysis related to the development of voids resulting from the sand extraction process. This analysis was presented to Sio Silica in a report entitled “Geotechnical Analysis for Sio Silica Extraction Project”. The conclusions of this analysis are summarized below:

●	Shear and Bending are the most probable failure modes with the potential to affect long- term stability. Unravelling, Caving, and Chimneying are not controlling failure modes for the BRU property based on the current understanding of the nature of the limestone caprock.

●	The Bending failure mode is controlling the long-term stability of the post extraction cavity for the expected range of caprock and overburden thickness and material properties and the extraction depth in the sand. The stability analysis and extraction borehole spacing design were completed to achieve a factor of safety of 2.0, which is considered to be an acceptably conservative FOS for the project.

●	The cavity after extraction is expected to further expand with time resulting in loose sand infilling the extracted void leaving a larger unsupported caprock span. Based on the assumption that the areas with factor of safety larger than 2 are stable in the long-term, approximately 5 m of additional raveling of the post extraction cavity walls is expected (by end of the design life of 100 years). Therefore, the unsupported caprock span will increase by 10 m with time after extraction.

●	Based upon the results of geotechnical assessment and with the understanding that Sio Silica will follow guidance provided by Stantec including continuing to assess the geotechnical characteristics and performance of the sand deposit and overlying materials during the project life and to adjust design accordingly, no large-scale surface subsidence is expected to occur as a result of sand extraction.

The results of this geotechnical analysis were utilized in the resource estimate presented in Section 11.

5-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

6	GEOLOGIC SETTING, MINERALIZATION AND DEPOSIT

6.1	REGIONAL STRATIGRAPHY

The Winnipeg Formation was deposited in the Ordovician and is interpreted to be an erosionally isolated element of the North American cratonic platform succession that was deposited across the Transcontinental Arch (Bezys and Conley, 1998; Ozadetz and Haidl, 1989). The lowermost part of the Winnipeg Formation was deposited in a deltaic environment during a major transgression event (Bezys and Conley, 1998; Le Fever et al, 1987). With continued sea level rise, the deltaic deposits were overlain by marine shales and dolomitic limestone (Bezys and Conley, 1998).

The Winnipeg Formation, which is in southwestern Manitoba is at the base of the Williston Basin strata, is composed of interbedded sands and shales (Lapenskie, 2016). These sediments were deposited during the Middle Ordovician, in shallow marine seas. The shales are generally light olive-grey in colour, kaolinitic, with variable sand and silt content (Bezys and Conley, 1998). The sand units, the thickest of which is the Carman Sand Member, are typically mature, well rounded, quartz dominant, and poorly-to-nonconsolidated. The Carman Sand Member is a discrete, east- west trending bar-like sand body within the upper half of the Winnipeg Formation in southern Manitoba. The Carman Sand Member is continuous and relatively uniform throughout the region, extending approximately 240 km from west of the Sandilands Provincial Forest located at Range 8 East, to Pelican Lake that is located at Range 16 West. The corridor of the Carman Sand Member varies in width from less than 25 km to greater than 95 km (Bezys and Conley, 1998). The maximum reported thickness is 31 m (Natural Resources Canada, 2009). The Carman Sand Member occurs at depths less than 100 m along the subcrop belt, and dips towards to the west where it can be found at depths of greater than 800 m (Natural Resources Canada, 2004). The maximum Carman Sand Member depth within the property limit is 65-70m. The Carman Sand Member is truncated to the east by the basin edge as shown on Figure 6-1.

In the southwest corner of Manitoba, a thin wedge of the Deadwood Formation, which was deposited in the Cambrian Period, underlies the Winnipeg Formation (Bezys and Conley, 1998). According to Butler et al. (1955) the Deadwood Formation, in South Dakota, “consists of a basal conglomerate and buff sandstone 9 m thick, overlain by grey-green, thin bedded shale with limestone interbeds 79 m thick and topped with red-brown, very glauconitic quartz sandstone, usually thin-bedded, with random partings of green shale and Scolithos borings 40 m thick, for a total thickness of 128 m”. The Deadwood Formation that occurs in Manitoba is measured to be up to 30 m in thickness (Natural Resources Canada, 2004). Where the Deadwood Formation is not present, the Winnipeg Formation overlays the Precambrian basement.

Conformably overlying the Winnipeg Formation is the Ordovician aged Red River Formation, which is composed of limestones and dolomites (Bezys and Conley, 1998). The thickness of the Red River Formation is up to 215 m; however, along the northeastern erosional edge the formation thickness decreases to 50 m (Natural Resources Canada, 2015). The Red River Formation outcrops in central Manitoba, where it has been subdivided into the Dog Head Member, Cat Head Member, Selkirk Member and the Fort Garry Member. The Dog Head Member is primarily a basal fossiliferous, mottled limestone that is overlain by the cherty dolomite of the Cat Head Member. Overlying the Cat Head Member is the Selkirk Member, which is composed of a second sequence of fossiliferous, mottled, dolomitic limestones. The Cat Head Member becomes more calcareous in the south end of the outcrop belt where it becomes indistinguishable from the Dog Head and Selkirk Members. The Fort Garry Member, which directly overlies the Selkirk Member, consists of finely crystalline and micritic, variable argillaceous dolomites, with a medial zone of shaly dolomite breccias (Natural Resources Canada, 2015).

6-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Above the Red River Formation is the Quaternary diamicton, which ranges in composition from silty to rocky, and is calcareous (Matile and Keller, 2004).

6.2	STRUCTURAL GEOLOGY

The Ordovician strata in southwestern Manitoba generally trends east-west to slightly north-east. The Winnipeg Formation thins irregularly from approximately 68 m in thickness in southwestern Manitoba to zero at the formation’s northern limit. The thinning of the Winnipeg Formation coincides with irregular lithofacies changes, as lithologies change from being shale dominant in the southern area to sand dominant in the northern area. The lithofacies changes may result in differential compaction (Bezys and Conley, 1998).

6.3	PROPERTY GEOLOGY

Prior to 2017, the area had undergone little drilling, most of which was limited to water wells that were drilled on behalf of third parties. The units described below are primarily based on reliable holes that were drilled in the Project area by Sio Silica. In general, the stratigraphy of the Property is consistent; the major units are Quaternary sediments, carbonate and shale intervals of the Red River Formation, unconsolidated sand, sandstone, and shale of the Winnipeg Formation, and Archean-age granitoid basement. The upper unconsolidated sand interval of the Winnipeg Formation, which is known as the Carman Sand Member, is the target interval to be exploited.

Unit thickness maps are shown on Figure 6-2 and Figure 6-3 for the Red River carbonate unit and the Carman Sand Member, respectively. The diamicton (also referred as overburden) thickness map, which includes all materials above the limestone unit, is shown on Fig 6-4. Structure contour maps of the basal layers of the carbonate and Carman Sand Member are shown on Figure 6-5 and 6-6, respectively. North-south and east-west cross-sections are shown on Figures 6-7 to 6-10. Table 6.1 shows the units encountered on the Property.

6-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

650,000
660,000
670,000
680,000
690,000
700,000
710,000
t-gn
carb
ss
gr
Oak Lake
Windy Lake
ss-sh
b
Kilometers
Scale 1:350,000
(At original document size of 8.5x11)
Legend
Bru Mining Claim
River
Lake
PHANEROZOIC
Mesozoic
Jurrasic
Sandstone, shale
Paleozoic
Ordovician
Limestone, dolomite
Sandstone
PRECAMBRIAN
Archean
Granite
Tonalite gneiss
Mafic volcanics
Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Geology of Manitoba - modified by Stantec
Stantec
SILICA
Technical Report BRU Property, Manitoba
Regional Geology Map
DRAWN BY: M.S.
CHK'D BY: I.M.
DATE: 9/30/2022
FILE: Fig7_1_Bru_Regional_Geology
V:\1295\active\129500485\Discipline\Geology\ArcGIS\MXD

Figure 6-1

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
BH-028-20
BRU-28-1
BRU-92-12
BRU-83-1
BH-14-17
BH-10-17
BRU-81-1
BRU-73-1
BH-02-17
BRU-5-1
BRU-126-1
BRU-121-1
BRU-117-1
BRU-101-1
BRU-154-1
BRU-146-1
Town of Ste. Anne
N
0
1
2
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- River
- Mining Claim
- City / Town

Carbonate Thickness (m):

0 - 10	30 - 35
10 - 15	35 - 40
15 - 20	40 - 45
20 - 25	45 - 50
25 - 30	> 50

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

Carbonate Thickness Map

Figure 6-2

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 9/30/2022

FILE: Fig7_2_Bru_Carbonate_Thickness
V:\1295\active\129500485\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
BH-028-20
BRU-95-3
BRU-95-2
BRU-95-7
BRU-28-1
BRU-92-1
BRU-92-12
BRU-83-1
BH-14-17
BH-10-17
BRU-73-1
BRU-81-1
BH-02-17
BRU-8-1
BRU-126-1
BRU-121-1
BRU-117-1
BRU-101-1
BRU-154-1
BRU-146-1
Town of Ste. Anne
N
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- River
- Mining Claim
- City / Town

Sand Thickness (m):

- 0 - 5
- 5 - 10
- 10 - 15
- 15 - 20
- 20 - 25
- >25

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Technical Report BRU Property, Manitoba

Sand Thickness Map

Figure 6-3

DRAWN BY: M.B. | FILE: Fig7_3_Bru_Sand_Thickness
CHK'D BY: I.M.
DATE: 10/26/2022 | V:\1295\active\129600485\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
BH-028-20
BRU-95-3
BRU-95-2
BRU-95-7
BRU-92-1
BRU-92-12
BH-14-17
BH-10-17
BRU-81-1
BRU-73-1
BH-02-17
BRU-126-1
BRU-121-1
BRU-117-1
BRU-101-1
BRU-154-1
BRU-146-1
Town of Ste. Anne
N
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- River
- Mining Claim
- City / Town

Overburden Thickness (m):

- ≤ 20
- 20.1 - 30
- 30.1 - 40
- 40.1 - 50
- 50.1 - 60
- > 60

Stantec | Sio SILICA

T c h n icpaoBU PropfMan ob a

Overburden Thickness Map

Figure 6-4

DRAWN BY: M.B. | FILE: Fig7_4_Bru_Ovb_Thickness
CHK'D BY: I.M.
DATE: 9/30/2022 | V:\1295\active\129500495\Discipline\Geology\ArcGIS\MXD

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-6

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
BH-02B-20
BRU-28-1
BRU-92-12
BH-14-17
BH-10-17
BRU-81-1
BRU-75-1
BH-02-17
BRU-126-1
BRU-121-1
BRU-101-1
BRU-146-1
Town of Ste. Anne
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- River
- Mining Claim
- City / Town

Top of Carbonate (m ASL):

- < 215
- 215 - 220
- 220 - 225
- 225 - 230
- 230 - 235
- 235 - 240
- 240 - 245
- 245 - 250
- 250 - 255
- 255 - 260
- > 260

Stantec | Sio Silica

Technical Report BRU Property, Manitoba

Structure Map
Top of Carbonate

Figure 6-5

DRAWN BY: M.S.
CHK'D BY: I.M.
DATE: 10/26/2022
FILE: Fig7_5_Bru_Carbonate_TopStructure
V:\1295\active\129500468\Discipline\Geology\ArcGIS\MXD

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-7

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
Town of Ste. Anne
N
0
1
2
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- River
- Mining Claim
- City / Town

Top of Sand (m ASL):

- ≤ 180
- 180 - 190
- 190 - 200
- 200 - 210
- 210 - 220
- 220 - 230
- 230 - 239.9
- 240 - 250
- > 250

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

Structure Map
Top of Carman Sand

Figure 6-6

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 10/26/2022

FILE: Fig7_6_Bru_Sand_TopStructure
V:\1295\active\129500485\Discipline\Geology\ArcGIS\MXD

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

6-8

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

A
A'
G-17467 69.96
G-47961 65.98
G-27557 453.53
G-70313 57.52
G-10447 449.19
BH-10-17 0.00
BH-03-17 0.02
G-126180 393.09
G-139055 10.53
G-74087 -412.43
BRU-73-1 0.00
Topography
Diamicton
Carbonate
Shale
Sandstone
Undefined (Sediments, Granitoid)
300
250
200
150
Vertical Exaggeration 1:30
0
1km

A
A'
B
B'

Legend:

- Multiple drill holes at this location, only one is shown for simplicity.
- BH-10-17 — Drill hole name
- 0.00 — Offset distance from cross-section line

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

CROSS SECTION A - A'

Figure 6-7

DRAWN BY: M.B.	FILE: Fig_7_78910 _xSection_ABCD.dwg
CHK'D BY: I.M.	
DATE: 09 27 2022	V:\1295\active\129500488\Discipline\Geology\ArcGIS\

6-9

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

B
B'
G-17527 -298.90
G-32817 -330.14
G-50729 -363.69
G-28442 17.56
G-63260 -394.18
G-72368 375.56
G-121361 310.92
G-53447 -113.92
G-34416 239.98
G-117745 -183.32
G-107487 208.19
G-110177 53.80
G-22338 27.96
G-30935 -399.46
G-46198 0.96
G-21756 0.00
G-70735 -492.88
BRU-121-1 0.00
300
250
200
150
Topography
Diamicton
Carbonate
Shale
Sandstone
Undefined (Sediments, Granitoid)
Vertical Exaggeration 1:30
0
1km

A
A'
B
B'

Legend:

- Multiple drill holes at this location, only one is shown for simplicity.
- Drill hole name
- Offset distance from cross-section line

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

CROSS SECTION B - B'

Figure 6-8

DRAWN BY: M.B. | FILE: Fig_7_78910_xSection_ABCD.dwg
CHK'D BY: I.M.
DATE: 09 27 2022 | V:\1298\active\129500488\Discipline\Geology\ArcGIS\

6-10

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

C
C'
Topography
Diamicton
Carbonate
Shale
Sandstone
Undefined (Sediments, Granitoid)
300
250
200
150
Vertical Exaggeration 1:30
0
1km

A
A'
B
B'
C
C'

Legend:

- Multiple drill holes at this location, only one is shown for simplicity.
- Drill hole name
- Offset distance from cross-section line

Technical Report BRU Property, Manitoba

CROSS SECTION C - C'

Figure 6-9

DRAWN BY: M.B	FILE: Fig_7_78910 _xSection_ABCD.dwg
CHK'D BY: I.M.	
DATE: 09 27 2022

6-11

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

D
D'
Topography
Diamicton
Carbonate
Shale
Sandstone
Undefined (Sediments, Granitoid)
300
250
200
150
Vertical Exaggeration 1:50

A
A'
B
B'

Legend:

- Multiple drill holes at this location, only one is shown for simplicity.
- Drill hole name
- Offset distance from cross-section line

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

CROSS SECTION D - D'

Figure 6-10

DRAWN BY: M.B. | FILE: Fig_7_78910_xSection_ABCD.dwg
CHK'D BY: I.M.
DATE: 09 27 2022 | V:\1295\active\129500488\Discipline\Geology\ArcGIS\

6-12

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 6.1

Property Lithology

Eon	Era	Period	Geologic Unit	Member	Lithology
Phanerozoic	Cenozoic	Quaternary			Diamicton
	Paleozoic	Ordovician	Red River	Selkirk, Cat Head,	Carbonate
			Formation	Dog Head members	Shale
				Carman Sand Member	Sand
			Winnipeg Formation	Equiv. Ice Box Member	Shale
				Black Island Member	Sand
Archean					Granitoid

6.3.1	Quaternary Sediments

The Pleistocene-aged diamicton is heterolithic, varies in material size distribution from silty to rocky, and typically has a calcareous component. In the Project area, the diamicton ranges from 5 m to 43 m in thickness.

6.3.2	Red River Formation

Carbonate (Selkirk, Cat Head, Dog Head members)

The carbonate unit, which is upper Ordovician in age, is in the lower Red River Formation. In Southern Manitoba, this unit is comprised of the Dog Head, Cat Head, and Selkirk members (Natural Resources Canada, 2015). The unit varies in composition from limestone to dolostone, contains bedding-parallel fractures, may contain some bedding-perpendicular (vertical) fractures and is vuggy in areas. Commonly, the bottom 1 m to 5 m interval contains shale interbeds within the carbonate unit. of an argillaceous carbonate unit occurs directly above the shale interval. Based on reliable drill holes, the carbonate unit total thickness ranges from 0 m to 48 m in the Project area.

Shale (Selkirk, Cat Head, Dog Head members)

A shale unit occurs directly beneath the carbonate unit. This shale unit forms the base of the Red River Formation and is proposed to be part of the Dog Head Member. This shale unit is highly fractured and friable. The colour of the shale varies through the interval, including brick red, greyish green, and bluish grey colourations. This shale interval, based on reliable historic drill holes as well as the 2017 and 2018 drill campaigns, varies in thickness from 0 m to 11 m.

6-13

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

6.3.3	Winnipeg Formation

Sand (Carman Sand Member)

The unit encountered directly beneath the base of the Red River Formation is the Carman Sand Member (Natural Resources Canada, 2009a,b). The Carman Sand Member is in the upper section of the Winnipeg Formation. The Carman Sand Member is typically uncemented, well sorted, well-rounded, and typically has a fine to medium grain size. The Carman Sand Member in the Property was measured to have thicknesses between 20 m and 23 m. A basal cemented sandstone unit that typically ranges in thickness from 0.3 m to 0.5 m, was encountered in some of the drill holes.

Shale (Ice Box Member Equivalent)

A shale unit occurs directly beneath the Carman Sand Member. This unit is proposed to be equivalent to the Ice Box Member, which occurs as the middle unit in the Winnipeg Formation in North Dakota and Saskatchewan (Natural Resources Canada, 2004). The colouration of this shale unit varies significantly, including emerald green and dark brown colouration. The drilling of this unit was slow, supporting that this shale unit is more competent than previously encountered units. The thickness of this shale interval in the Project area, based on reliable drill holes that penetrated the entire unit, varies from 1 m to 24 m in thickness.

Sand (Black Island Member Equivalent)

An unconsolidated sand unit below the shale interval is proposed to be equivalent to the Black Island Member (Natural Resources Canada, 2009c). On the Property, is approximately 1 m thick, and is fine-grained, well sorted, and well-rounded. Commonly a cemented sandstone unit occurs either above or below this unconsolidated sand unit. This sandstone interval, where encountered, typically ranges in thickness from 0.3 m to 0.6 m.

6.3.4	Granitoid

Granitoid basement, which is Archean in age, is altered and in areas contains disseminated pyrite.

6.4	DEPOSIT TYPES

The Carman Sand Member is dominantly an unconsolidated laterally extensive unit across the Property, as validated through numerous drilling campaigns. Unconsolidated sand type deposits usually require no processing beyond cleaning and size sorting. The deposit appears to have limited geological variability and limited structural complexity.

The geological model that is being applied is similar to other aggregate materials that are laterally extensive and discussed in detail in Section 11.1

6.5	MINERALIZATION

The target interval is the unconsolidated silica sand from the Carman Sand Member. The high purity of the sand makes it suitable for variety of usages and markets. The primary objective of the program was to delineate the quality of the sand and assess the extractable sand volumes.

6-14

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

7	EXPLORATION

As mentioned earlier, prior to Sio Silica securing the Property, the area within the BRU claims had not been drilled for silica sands. Publicly available drill hole information for the area, is associated with hydrocarbon exploration, as well as water-well drilling. The publicly available information for drill holes is summarized in Sections 7.1 and 7.2.

Sio Silica collected lithological information from 46 holes on the BRU property. The information for these drill holes is summarized in Sections 7.3 to 7.7.

7.1	HISTORICAL HYDROCARBON DRILL HOLE RESULTS

Within the Property limits, minor hydrocarbon exploration drilling has occurred that includes the Manitoba Sun Core Hole No. 4 (UWI: 100/16-03-010-07E1/00). Table 7.1 summarizes the information collected from the Manitoba Sun Core Hole No. 4.

7-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 7.1

Sun Core Hole 4 Drilling Summary

Hole Name	Type	Core Size	Inclination at Collar	Date Started	Date Finished	Datum	Zone	Northing	Easting	Elevation (MASL)	Hole Depth (m)	Primary Sampled Interval (m)
Manitoba Sun Core Hole No. 4	TC	N/A	-90° (Strat)	1992-08	1992-08	NAD 83	14	5,52,0342	676,748	269	108.81	56.39-79.83

7-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

7.2	GROUNDWATER INFORMATION NETWORK AND FRIESEN DRILLING HISTORICAL DATA

Several water wells were drilled in and around the Property. Information for 1,697 water-wells within the proximity of the property was extracted from the Groundwater Information Network (GIN) database (GIN, 2019). The extracted well data includes lithology and collar information. The lithology information was reviewed, and 285 wells were identified as wells with unreliable data and were excluded from the modelling database.

In addition to the GIN data, information for 34 water-wells from Friesen was provided to Stantec by Sio Silica on March 13, 2019. Nineteen of these wells are away from the property and have been removed from the modeling database. In addition, two wells have been identified as wells with unreliable data.

The total number of wells from GIN and Friesen used in the modelling database is 1,425 and their location is shown on Figure 7-1.

7.3	SIO SILICA 2017 DRILLING CAMPAIGN SUMMARY

Sio Silica conducted an exploration drilling program during July and August 2017, which resulted in the completion of six vertical holes on the Property. Five of the boreholes were drilled using a dual rotary (DR) drill rig and a reverse circulation (RC) drill rig. A dual rotary drill rig was utilized to drill through the diamicton and the carbonate cap rock. The holes were cased to the top of the carbonate unit. Once the upper contact with the sand was intercepted, a RC rig with a cyclone was used to recover and collect samples of the sand.

The remaining borehole, DDH-10-17, was collared approximately 15 m away from BH-10-17, was drilled to obtain geotechnical information about the carbonate unit above the Carman Sand Member. A tricone (TC) bit was used to drill through the diamicton into the top of the carbonate unit. Following casing of the open hole, a diamond drill rig was used to core the carbonate unit and underlying shale unit. The hole was terminated when contact with the Carman Sand Member was reached.

Table 7.2 is a summary of information associated with the 2017 holes. Figure 7-1 shows the location of these drill holes.

7-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 7.2

2017 Drilling Program Summary

Hole ID	Type	Core Size	Inclination at Collar	Completion Date	Datum	Zone	Northing	Easting	Elevation (MASL)	Borehole Depth (m)	Primary Sampled Interval (m)
BH-02-17	DR/RC	N/A	-90°	2017-07-10	NAD 83	14	5,521,220	679,749	271	103.17	56.69 – 79.55
BH-03-17	DR/RC	N/A	-90°	2017-07-6	NAD 83	14	5,522,289	680,104	271	91.44	54.86 – 85.65
BH-09-17	DR/RC	N/A	-90°	2017-07-12	NAD 83	14	5,523,942	680,026	271	99.36	56.39 – 77.72
BH-10-17	DR/RC	N/A	-90°	2017-08-11	NAD 83	14	5,522,493	676,561	267	103.63	59.44 – 79.25
BH-14-17	DR/RC	N/A	-90°	2017-08-9	NAD 83	14	5,523,718	676,561	266	78.33	52.73 – 57.91
DDH-10-17	TC/DDH	HQ	-90°	2017-08-9	NAD 83	14	5,522,500	676,539	267	58.09	Cored through the carbonate interval

Figure 7-1

Drill Hole Location Map

7-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

7.4	SIO SILICA 2018 - 2019 DRILLING CAMPAIGN SUMMARY

A drilling campaign was completed between September 2018 and January 2019, in which 10 vertical holes were drilled on the BRU Property. Of these 10 holes, eight were DR / RC holes that were drilled to identify formation tops and to constrain sand samples, and two were diamond drill holes that were completed to document the geotechnical properties of the carbonate interval. The DR/RC wells were entered in the modeling database and the location of these drill holes are shown on Figure 7-1. Table 7.3 shows a summary of the holes.

Table 7.3

September 2018 to January 2019 Drilling Campaign Summary

Hole Name	Type	Core Size	Inclination at Collar	Completion Date	Datum	Zone	Easting	Northing	Elevation (MASL)	Hole Depth (m)	Primary Sampled Interval (m)
BRU 28-1	DR/RC	N/A	-90	2019-01-08	NAD83	14	674603	5526383	264	58.22	59.13 - 80.47
BRU 73-1	DR/RC	N/A	-90	2018-10-10	NAD83	14	683251	5522332	270	64.01	41.15 - 62.18
BRU 82-5	DR/RC	N/A	-90	2018-09-28	NAD83	14	679941	5524035	271	76.20	not sampled
BRU 101-1	DR/RC	N/A	-90	2018-10-05	NAD83	14	687675	5509374	284	60.96	not sampled
BRU 117-1	DR/RC	N/A	-90	2018-10-15	NAD83	14	680596	5513229	274	72.85	56.39 - 72.85
BRU 121-1	DR/RC	N/A	-90	2018-12-10	NAD83	14	686361	5515787	275	60.66	39.62 - 59.13
	DR/DDH	HQ	-90	2018-11-21	NAD83	14	686371	5515784	275	38.10	Geotechnical core logged
BRU 126-1	DR/RC	N/A	-90	2018-09-29	NAD83	14	680029	5517260	271	78.94	57.91 - 77.42
BRU 146-1	DR/RC	N/A	-90	2018-12-06	NAD83	14	685004	5504541	286	75.29	51.82 - 72.85
	DR/DDH	HQ	-90	2018-11-23	NAD83	14	684974	5504985	286	50.29	Geotechnical core logged

Note: DR = Dual Rotary; RC = Reverse Circulation; DDH = Diamond Drill Hole

7-5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

7.5	SIO SILICA 2019 DRILLING CAMPAIGN SUMMARY

Nine holes were drilled between April 2019 and August 2019. The purpose of these drill holes was for extraction tests and aquifer monitoring. Table 7.4 lists the drill hole attributes. The drill holes were drilled in close proximity to other wells and provide similar lithological information. Two of the drill holes (BRU 95-2 and BRU 95-3) are used in the geological modelling and their location is shown on Figure 7-1.

Table 7.4

2019 Drilling Summary

Hole Name	Type	Inclination at Collar	Completion Date	Datum	Zone	Easting	Northing	Hole Depth (m)	Drill Hole Purpose
BRU 95-1	DR/RC	-90	2019-06-07	NAD83	14	682230	5527617	69.49	Extraction Test
BRU 95-2	DR/RC	-90	2019-05-15	NAD83	14	682237	5527618	70.10	Extraction Test
BRU 95-3	DR/RC	-90	2019-05-23	NAD83	14	682230	5527606	70.10	Extraction Test
BRU 95-4	DR/RC	-90	2019-07-02	NAD83	14	682231	5527623	54.25	Aquifer Monitoring
BRU 95-5	DR/RC	-90	2019-06-26	NAD83	14	682211	5527628	42.06	Aquifer Monitoring
BRU 82-9	DR/RC	-90	2019-05-01	NAD83	14	679908	5524067	59.44	Aquifer Monitoring
BRU 82-10	DR/RC	-90	2019-08-09	NAD83	14	679818	5524008	71.93	Extraction Test
BRU 82-11	DR/RC	-90	2019-08-15	NAD83	14	679803	5524041	67.97	Extraction Test
BRU 82-14	DR/RC	-90	2019-08-22	NAD83	14	679831	5524053	66.45	Extraction Test

7.6	SIO SILICA 2020 - 2021 DRILL CAMPAIGN SUMMARY

Fifteen drill holes were completed between July 2020 and August 2021. Drill hole depths varied from 42 m to 76 m; all holes were drilled vertically. In addition to further constraining lithological depths, the main purpose of the drilling campaigns was to further develop production and supply wells, as well as to complete sand, limestone, and shale monitoring wells. Table 7.5 shows the associated drill hole information from this campaign. Due to drill hole proximity to each other, the drill holes provide similar geological information and only drill holes BH 02B-20, BRU 154-1, BRU 92-1, BRU 95-7, BRU 95-8 and BRU 96-1 were selected to be used for the geological modeling and their location is shown on Figure 7-1.

7-6

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
011-06-E1
011-07-E1
011-08-E1
011-09-E1
010-06-E1
010-07-E1
010-08-E1
010-09-E1
009-06-E1
009-07-E1
009-08-E1
009-09-E1
008-06-E1
008-07-E1
008-08-E1
008-09-E1
BH-028-20
BRU-95-7
BRU-98-1
BRU-95-3
BRU-95-8
BRU-95-2
BRU-28-1
BRU-92-1
Bru-92-8
BRU-93-1
BRU-92-12
BRU-83-1
BH-14-17
BRU-82-5
Bru-82-14
BH-09-17
BH-10-17
BRU-13-1
BRU-81-1
BRU-73-1
BH-03-17
BH-02-17
BRU-3-1
BRU-126-1
BRU-121-1
BRU-117-1
BRU-101-1
BRU-154-1
BRU-146-1
Town of Ste. Anne
N
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Drill Hole with Sieve Analysis
- Drill Holes with ICP Analysis
- Non SioSilica Drill Hole
- Mining Claim
- River
- CN Rail Line
- GWWD Rail Line
- Road
- Township
- City / Town

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

Drill Holes Location Map

Figure 7-1

DRAWN BY: M.S. | FILE: Fig10_1_Bru_DH_Location
CHK'D BY: I.M.
DATE: 9/29/2022 | V:\1295\active\129500468\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

7-7

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 7.5

2020 / 2021 Drill Holes

Hole Name	Completion Date	Datum	Zone	Easting	Northing	Hole Depth (m)	Limestone Top (m)	Shale Top (m)	Sand Top (m)
BRU 154-1	2020-07-29	NAD83	14	682501	5507439	72.50	38.10	54.56	57.00
BRU 154-2	2020-07-20	NAD83	14	682472	5507474	66.14	37.80	54.86	57.30
BH 02B-20	2020-10-05	NAD83	14	681658	5529326	71.17	34.14	48.16	53.34
BH 02C-20	2021-02-04	NAD83	14	681653	5529326	55.78	35.66	51.20	53.00
BH 02D-20	2021-02-09	NAD83	14	681664	5529324	59.74	35.36	50.29	54.56
BRU 96-1	2020-11-09	NAD83	14	683058	5527790	53.34	35.05	43.28	46.02
BRU 92-2	2021-05-06	NAD83	14	681567	5526457	57.61	33.22	47.85	51.51
BRU 92-3	2021-05-05	NAD83	14	681584	5526475	57.61	33.22	47.85	51.51
BRU 92-8	2021-08-25	NAD83	14	681632	5526383	56.69	32.92	47.55	50.60
BRU 96-2	2020-11-10	NAD83	14	683065	5527790	41.76	35.05	Not encountered	Not encountered
BRU 95-6	2020-11-12	NAD83	14	682193	5527627	57.00	36.88	46.33	49.07
BRU 95-7	2020-11-19	NAD83	14	681863	5527616	75.00	36.00	49.07	52.12
BRU 95-8	2020-11-19	NAD83	14	681949	5527630	55.09	35.40	49.07	52.12
BRU 95-9	2020-11-20	NAD83	14	682208	5527622	47.24	36.88	45.72	Not encountered
BRU 92-1	2021-10-03	NAD83	14	681479	5526513	75.60	31.70	48.46	51.50

7.7	SIO SILICA 2022 DRILL CAMPAIGN SUMMARY

Six vertical drill holes were completed between February 2022 and August 2022. Drill hole depths varied from 66 m to 83 m. The main purpose of the drilling campaign was to increase the drill hole density and provide additional information of the depth and the thickness of the lithological units, as well as to collect samples for the analytical data discussed in Section 8. The location of this infill drilling was selected to increase the confidence in the assurance of existence of the resources and improve the resource classification. Table 7.6 shows the associated drill hole information from this drilling campaign. The location of wells is shown on Figure 7-1.

Table 7.6

2022 Drill Holes

Hole Name	Completion Date	Datum	Zone	Easting	Northing	Hole Depth (m)	Limestone Top (m)	Shale Top (m)	Sand Top (m)
BRU 13-1	2022-07-13	NAD83	14	679585	5522428	79.55	35.97	53.95	56.69
BRU 3-1	2022-08-04	NAD83	14	676446	5519679	82.60	43.89	60.96	63.70
BRU 81-1	2022-08-05	NAD83	14	680962	5522630	67.06	29.87	49.38	51.51
BRU 83-1	2022-07-15	NAD83	14	681277	5525191	70.41	27.43	45.11	48.16
BRU 92-12	2022-02-15	NAD83	14	682109	5525978	67.06	35.05	49.68	52.73
BRU 93-1	2022-07-14	NAD83	14	680969	5526355	66.45	30.48	49.68	50.04

7-8

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

8	SAMPLE PREPARATION, ANALYSES AND SECURITY

8.1	SAMPLING METHOD AND APPROACH

Most drill hole samples collected by Sio Silica have been subject to sieve analysis for particle size distribution (PSD) analysis. In 2017, there were 75 samples that were sent from five of the drill holes to Loring Labs in Calgary, Alberta for sieve analyses. The 2018 / 2019 drill hole samples were sent to laboratories; 79 samples from six drill holes were tested by sieve analyses by AGAT in Calgary, Alberta, 10 duplicate samples were tested by sieve analyses by Loring, Alberta. Twenty (20) samples collected from the 2022 campaign drill holes were subject to PSD sieve analysis at Sio Silica’s internal facilities.

To complete PSD sieve analyses, a selected sieve stack is to be made up of no less than seven sieves of decreasing mesh size and is to include a pan and cover. This sieve stack is to be checked against a master sieve stack. A representative split sample of 100 g ± 20 g is to be selected; the material weight is to be recorded to within 0.1 g. The sample is to be placed at the top of the sieve stack with the lid and pan and is to be placed in the test sieve shaker for 10 minutes ± 5 seconds. Following this procedure, the material is to be weighed on each sieve and the resulting mass of each sieve is to be deducted from the weight for each fraction. The final cumulative mass is to be within 0.5% of the initial sample mass.

8.2	2017 AND 2018 / 2019 FIELD PROGRAMS SAMPLE INTEGRITY

2017 to 2019 Programs

Sample collection was completed from the Carman Sand Member, typically at five-foot intervals, with the possible exception of the top and bottom interval at the contacts with the upper and lower shale units. Sample collection involved: 1) Collection of the sand from the RC cyclone; amalgamation of the sand a five-gallon pail; 2) Use of a soil auger to core through the sand in the five-gallon pail and collection of 1 and 2 kg samples; and 3) Completion of chain-of-custody documentation and transportation of the 1 kg sand sample to Calgary-based independent laboratories for sieve analyses.

2020 to 2021 Program

Twelve drill holes were completed between July 2020 and April 2021. Hole depths varied from 42 m to 76 m; all holes were drilled vertically. In addition to further constraining lithological depths, the main purpose of the drilling campaigns was to further develop production and supply wells, as well as to complete sand, limestone, and shale monitoring wells. Table 10.5 shows the associated drill hole information from this campaign. Only one representative Carman Sand Member sample (57.3 m to 66.1 m) from hole BRU 154-1 was subject to select sieve analysis (40/70 and 70/140 fractions) for cleaning and magnetic separation at Sio Silica’s internal facilities as described in Section 8.3.5.

8-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

2022 Program

In 2022 twenty composited samples of the Carman Sand Member were collected from five holes (4 samples per hole). Sample depths ranged from 48.2 m to 63.7 m and sample intervals ranged from 13.4 m to 22.6 m. The sample collection method was the same as that for the prior 2017 to 2019 programs. These samples were subject to the same PSD sieve analysis at Sio Silica’s internal facilities. The PSD sieve analysis followed the same methodology as the prior 2019 to 2020 sampling programs.

8.3	LABORATORY CREDENTIALS, TESTING METHODOLOGY, AND RESULTS

Table 8.1 shows a summary of the number and type of analyses by year and laboratory. The following sections summarize the work completed by each laboratory.

Table 8.1

Summary of Analyses Completed by Year and Laboratory

Laboratory	Year	No. Samples	Analyses Type
	2017	75	PSD Sieve
Loring	2017	15	Inductively Coupled Plasma (ICP) Whole Rock
	2019	10	PSD Sieve
	2019	6	Bulk X-Ray Diffraction and X-Ray Fluorescence
AGAT	2018-2019	79	PSD Sieve
	2020	13	X-Ray Fluorescence
Sio Silica	2022	20	PSD Sieve
	2020-2022	14	40/70 and 70/140 size fraction clean and magnetic separator
Liquids Matter	2021-2022	56	ICP Whole Rock on 40/70 and 70/140 size fraction

8.3.1	Loring Credentials, Testing Methodology, and 2017 Results

Loring is an independent laboratory with ISO 9001:2008 accreditation (Certificate No. CERT- 0088592).

2017 Sieve Analyses

Loring completed 75 sieve samples in the 2017 program. Loring provided Stantec with calibration certificates and sieve calibration results for their working sieves as well as the working sieve certificate for the working sieves used to analyse the samples. Loring adhered to API recommended Practice 56-5.1 that is titled “Sieve Analysis, recommended Practices for Testing High-Strength Proppants used in Hydraulic Fracturing Operations”. Once received, Loring inventoried, dried, and weighed the material. The samples were then homogenized and screened (deslimed) through a 200-mesh sieve to separate the fines prior to splitting and completing sieve analyses.

8-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Following desliming, samples were then split and reduced to approximately 100 g sample size; sieve analysis was then completed on this sample. The sample retained on the 200-mesh sieve was then dried and reweighed. The percent loss was calculated from the material washed through the sieve. The “pre” and “post” weights were recorded. With the exception of sample 42752, which had a loss of 5.9%, all samples had fine percentages less than 5%. Stantec normalized the sieve sample data to account for the material losses, then recalculated the bins.

2017 Whole Rock Analyses

Following completion of the sieve analyses, 15 samples were selected for Inductively Coupled Plasma (ICP) whole rock analysis, and following processing, were analysed by specific fraction sizes, which included 50/60, 60/70 and 70/80. The sample suite was selected from different depths of the Carman Sand Member, and from the different holes to ensure a spatial representation from across the tested portion of the Property.

To prepare the whole rock analysis sample, 200 g was extracted from the selected sample, was riffled, and pulverized to -140 U.S. standard mesh size sieve through use of a stainless-steel ring and puck pulveriser. Loring used an internal standard called WR-Internal Standard that was analysed to verify the analytical procedure accuracy prior to commencement of the testing, as well as after every 10 samples. In addition, Loring completed a rerun of sample 42830 to verify consistency in the analytical results.

The whole rock analyses, which were completed on the 15 samples, are shown in Table 8.2. The process involved in XRF sample preparation includes heating the sample in a crucible to 1050°C in the oven (Muffelofen) for at least an hour and then the desiccator to restrict the sample collection of atmospheric moisture. During the heating process, volatiles are driven from the sample during this ignition process. The volatiles that are burned off of the samples are termed Loss On Ignition (LOI), which include the compounds H2O, CO2, and the elements F, Cl, S as well as K and Na in the event that the sample is heated for too long. In Table 8.2, the source of the LOI wt. % is unknown, and may potentially be caused by trapped moisture that did not dehydrate during the drying process, trace organics and shale fragments that were not excluded from the sand during washing. The results from this study showed that SiO2 averaged 97.26% to 99.23%; the SiO2 content does not directly correlate to quartz abundance, as silica is present in other minerals such as feldspars.

8-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 8.2

2017 Concentration of Major Oxides and LOI (wt %) by Fraction

Hole Name	Sample Number	Depth From (m)	Depth To (m)	Fraction	Al2O3 wt %	CaO wt %	Fe2O3 wt %	K2O wt %	MgO wt %	MnO wt %	Na2O wt %	P2O5 wt %	SO3 wt %	SiO2 wt %	TiO2 wt %	LOI @ 1000°C wt %	SUM wt %
BH-03-17	42753	61.72	62.48	60/70	0.26	0.24	0.51	0.07	0.03	0.01	0.01	0.01	0.02	97.26	0.02	0.40	98.82
BH-03-17	42758	68.58	70.10	70/80	0.17	0.07	0.27	0.07	0.02	<0.01	0.01	0.01	0.02	98.94	0.02	0.17	99.77
BH-03-17	42761	73.15	74.68	60/70	0.24	0.04	0.30	0.04	0.01	<0.01	0.01	<0.01	0.01	97.98	0.01	0.23	98.87
BH-02-17	42765	57.91	59.44	60/70	0.21	0.04	0.28	0.05	0.01	<0.01	0.03	<0.01	0.01	98.77	0.02	0.20	99.62
BH-02-17	42770	65.53	67.06	50/60	0.21	0.04	0.25	0.05	0.01	<0.01	0.01	0.01	0.01	98.56	0.01	0.07	99.22
BH-02-17	42775	73.15	74.68	50/60	0.24	0.04	0.22	0.06	0.01	<0.01	0.02	0.01	0.02	98.06	0.01	0.20	98.89
BH-09-17	42783	54.86	56.39	60/70	0.08	0.05	0.44	0.05	0.01	<0.01	0.01	0.01	0.02	98.58	0.01	0.17	99.43
BH-09-17	42790	65.53	67.06	70/80	0.27	0.05	0.38	0.05	0.01	<0.01	<0.01	<0.01	0.02	98.31	0.02	0.20	99.31
BH-09-17	42796	74.68	76.20	70/80	0.17	0.03	0.30	0.05	0.01	<0.01	0.01	<0.01	0.01	98.32	0.01	0.17	99.08
BH-14-17	42805	56.39	57.91	60/70	0.22	0.04	0.26	0.05	0.01	<0.01	0.01	0.01	0.02	99.23	0.02	0.10	99.96
BH-14-17	42809	62.48	64.01	60/70	0.21	0.06	0.26	0.05	0.01	<0.01	0.01	0.01	0.01	99.08	0.02	0.17	99.88
BH-14-17	42814	70.10	71.63	70/80	0.22	0.03	0.27	0.06	0.01	<0.01	0.01	<0.01	0.01	99.16	0.02	0.24	100.03
BH-10-17	42820	60.96	62.48	60/70	0.19	0.04	0.31	0.05	0.01	<0.01	0.01	0.01	0.02	98.88	0.01	0.08	99.60
BH-10-17	42824	68.58	70.10	70/80	0.25	0.04	0.24	0.06	0.01	<0.01	0.01	0.01	0.01	99.03	0.02	0.20	99.88
BH-10-17	42830	77.72	79.25	70/80	0.26	0.04	0.24	0.06	0.01	<0.01	0.01	<0.01	0.01	99.14	0.02	0.16	99.95
BH-10-17	42830 CHK	77.72	79.25	70/80	0.28	0.05	0.25	0.06	0.01	<0.01	0.01	0.0	0.01	98.73	0.02	0.21	99.62

8-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

8.3.2	AGAT Credentials, Testing Methodology, and 2018 Results

AGAT completed sample preparation and sieve analysis. AGAT is an independent laboratory with ISO 9001:2015 (Certificate No. 0100019). The analyses by year and type are summarized in the following subsections.

2018 Sieve Analyses

In 2018, AGAT completed sieve analyses on 79 samples. AGAT inventoried, dried and processed the samples through a riffle splitter to obtain a representative sample size of approximately 100 g, as required for the sieve analyses. AGAT determined that the material contained clay-size material, but typically very low clay material based on mineralogical assessment. As such, AGAT determined that the material could be dry sieved using a sonic shaker, as outlined in API Recommended Practice 40, Section 7.3.1.

2018 Mineralogical Assessment

BRU-82-8 was drilled as an extraction well. Six samples were taken at three depths. The samples underwent sieve analysis followed by bulk X-ray diffraction (XRD) analysis to determine crystalline phases. XRD analyses is only able to identify crystalline material. The XRD samples were ran at high resolution and step time. This resulted in diffractograms with distinct peaks and low background noise. Table 8.3 summarizes the intervals from which the XRD was completed.

Table 8.3

2018 Mineralogical Assessment Results

Hole ID	AGAT ID	Depth From (m)	Depth To (m)	Date Sampled	SiO[2] (%)
BRU 82-8	19A19401-01	60.96	62.48	2018-12-16	100
BRU 82-8	19A19401-02	60.96	62.48	2018-12-16	100
BRU 82-8	19A19401-03	60.96	62.48	2018-12-16	100
BRU 82-8	19A19401-04	64.01	65.53	2018-12-17	100
BRU 82-8	19A19401-05	67.06	68.58	2018-12-17	100
BRU 82-8	19A19401-06	64.01	65.53	2018-12-18	100

The only mineral determined during the XRD analyses was quartz, which ranged in size from sand to silt. AGAT proposed that, due to the precision of the XRD equipment, the quartz component of the sample was most likely at ~99.5 ± 0.5%. There is no full Rietveld Refinement process for these results, as monomineralic samples cannot be refined.

2018 AGAT X-Ray Fluorescence Results

X-Ray Fluorescence (XRF) analyse was completed on the same six samples as those analysed by XRD. The process completed by AGAT during the XRF sample preparation includes heating the sample in a crucible to 1050°C in the oven (Muffelofen) for at least an hour and then the desiccator to restrict the sample collection of atmospheric moisture. During the heating process, volatiles are driven from the sample. The volatiles that are burned off of the samples are termed Loss On Ignition (LOI), which include the compounds H2O, CO2, and the elements F, Cl, S as well as K and Na in the event that the sample is heated for too long.

In Table 8.4, the source of the LOI wt. % is unknown, and may potentially be caused by trapped moisture that did not dehydrate during the drying process, trace organics and shale fragments that were not excluded from the sand during washing. Due to this uncertainty of the origin of the LOI concentration, the volatiles need to be included in the normalized major oxide weight percentage. The results from this study showed that the unnormalized SiO2 ranged from 99.47% to 99.82%; the SiO2 content does not directly correlate to quartz abundance, as silica is present in other minerals such as feldspars.

8-5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 8.4

2018 AGAT XRF Results – Concentration of Major Oxides and LOI (wt %)

Hole Name	AGAT Sample Number	Na2O (wt %)	MgO (wt %)	Al2O3 (wt %)	SiO2 (wt %)	P2O5 (wt %)	SO3 (wt %)	K2O (wt %)	CaO (wt %)	TiO2 (wt %)	Mn2O3 (wt%)	Fe2O3 (wt %)	LOI (wt %)	Sum (wt %)
BRU 82-8	19A19401-01	0.01	0.00	0.33	99.48	0.01	0.00	0.02	0.03	0.02	0.00	0.11	0.60	100.61
BRU 82-8	19A19401-02	0.00	0.00	0.33	99.67	0.00	0.00	0.02	0.00	0.03	0.00	0.11	0.22	100.38
BRU 82-8	19A19401-03	0.00	0.00	0.36	99.82	0.01	0.00	0.02	0.00	0.02	0.00	0.09	0.17	100.49
BRU 82-8	19A19401-04	0.00	0.00	0.33	99.78	0.01	0.00	0.02	0.00	0.03	0.00	0.11	0.18	100.46
BRU 82-8	19A19401-05	0.00	0.01	0.39	99.49	0.01	0.00	0.05	0.00	0.02	0.00	0.19	0.28	100.44
BRU 82-8	19A19401-06	0.00	0.00	0.34	99.47	0.01	0.00	0.03	0.00	0.03	0.00	0.17	0.37	100.42

Note: LOI = Loss On Ignition

8-6

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

8.3.3	2020 AGAT XRF Analytical Methodology and Results

Thirteen samples that were processed by Sio Silica were sent to AGAT laboratories for whole rock XRF analyses. The process completed by AGAT during the XRF sample preparation includes heating the sample in a crucible to 1050°C in the oven (Muffelofen) for at least an hour and then the desiccator to restrict the sample collection of atmospheric moisture. During the heating process, volatiles are driven from the sample during this ignition process. The volatiles that are burned off of the samples are termed Loss On Ignition (LOI), which include the compounds H2O, CO2, and the elements F, Cl, S as well as K and Na in the event that the sample is heated for too long.

Table 8.5 summarize the results of AGAT XRF results. The source of the LOI wt. % is unknown and may potentially be caused by trapped moisture that did not dehydrate during the drying process, trace organics and shale fragments that were not excluded from the sand during washing. Due to this uncertainty of the origin of the LOI concentration, the volatiles need to be included in the normalized major oxide weight percentage. The results from this study showed that unnormalized SiO2 ranged from 99.41% to 99.99% however, the SiO2 content does not directly correlate to quartz abundance, as silica is present in other minerals such as feldspars.

8-7

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 8.5

2020 AGAT XRF Results – Concentration of Major Oxides and LOI (wt %)

Sample Identification	Na2O (wt %)	MgO (wt %)	Al2O3 (wt %)	SiO2 (wt %)	P2O5 (wt %)	SO3 (wt %)	K2O (wt %)	CaO (wt %)	TiO2 (wt %)	Mn2O3 (wt%)	Fe2O3 (wt %)	LOI (wt %)	Sum (wt %)
4Arr	0.00	0.00	0.13	99.83	0.01	0.00	0.01	0.00	0.03	0.00	0.00	0.12	100.13
April20_1A	0.00	0.00	0.11	99.76	0.01	0.00	0.01	0.00	0.02	0.00	0.00	0.13	100.04
April20_1B	0.00	0.00	0.11	99.59	0.01	0.00	0.01	0.00	0.02	0.00	0.00	0.31	100.05
April20_2A	0.00	0.00	0.11	99.70	0.01	0.00	0.01	0.00	0.02	0.00	0.00	0.10	99.95
April20_2B	0.00	0.00	0.11	99.41	0.01	0.00	0.01	0.00	0.02	0.00	0.00	0.37	99.93
April20_2C	0.00	0.00	0.12	99.64	0.01	0.00	0.01	0.00	0.01	0.00	0.00	0.10	99.89
April20_2D	0.00	0.00	0.09	99.99	0.01	0.00	0.01	0.00	0.02	0.00	0.00	0.05	100.17
April29_1A	0.00	0.00	0.12	99.82	0.01	0.00	0.01	0.01	0.03	0.00	0.00	0.14	100.14
April29_1B	0.00	0.00	0.11	99.86	0.01	0.00	0.01	0.00	0.02	0.00	0.00	0.11	100.12
April29_1C	0.00	0.00	0.12	99.71	0.01	0.00	0.01	0.00	0.02	0.00	0.00	0.14	100.01
Sio SilicaMay6	0.00	0.00	0.05	99.86	0.01	0.00	0.01	0.01	0.02	0.00	0.00	0.12	100.08
Sio SilicaJune16	0.00	0.00	0.06	99.73	0.01	0.00	0.01	0.00	0.04	0.00	0.00	0.22	100.07
Sio SilicaJune17	0.00	0.00	0.06	99.73	0.01	0.00	0.01	0.00	0.06	0.00	0.00	0.10	99.97

Note: LOI = Loss On Ignition

8-8

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

8.3.4	Sio Silica Internal Facility Credentials and Processing Methodology

Starting in 2020, personnel from Sio Silica developed an internal methodology to do bench scale test procedures for further purification of raw sand samples from the BRU Property at select sand size ranges, notably 40/70 and 70/140. The purpose of the sample processing was to generate a bench scale market ready sand product. In total 14 representative composite samples from within the Carman Sand Member were processed as shown in Table 8.6. The Sio Silica internal laboratory where these procedures were implemented is not an accredited facility and is not independent.

Table 8.6

Samples Processed at Sio Silica Facilities

Field		Carman Sand Member Interval (m)
Program Year	Hole ID	From	To
2018-2019	Bru-82-14	51.5	66.4
2018-2019	Bru-73-1	41.1	62.2
2018-2019	Bru-117-1	56.4	72.8
2018-2019	Bru-126-1	57.9	77.4
2018-2019	Bru-28-1	59.1	80.5
2018-2019	Bru-146-1	51.8	72.8
2018-2019	Bru-121-1	39.6	59.1
2020-2021	Bru-154-1	57.3	66.1
2022	Bru-3-1	63.7	82.3
2022	Bru-81-1	51.5	67.1
2022	Bru-92-8	50.6	56.7
2022	Bru-13-1	56.7	79.2
2022	Bru-83-1	48.2	70.1
2022	Bru-93-1	53.0	66.4
Count		14	14
Minimum		39.6	56.7
Maximum		63.7	82.3
Mean		52.8	70.0

The sample processing procedure as summarised from Sio Silica’s laboratory procedures internal document is described as follows:

1.	Ensure sample is completely dry, use oven if necessary.

2.	Composite samples from individual well (~50-100g per sample totaling ~1.2kg. Sample number assigned and recorded in database.

3.	Sieve samples at fractions 40/70 and 70/140 at an amplitude of 1.30mm for 15 minutes

a.	Sieve #’s: 30, 40, 50, 60, 70, 80, 100, 140, Pan

4.	Re-sieve the 40/70 and 70/140 sample separately at an amplitude of 1.30mm for 5 minutes

a.	40/70 sample Sieve #’s: 40, 70, Pan

b.	70/140 sample Sieve #’s: 70, 140, Pan

5.	Water wash 40/70 sample using No. 70 and No. 325 wet sieve

8-9

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

6.	Water wash 70/140 sample using the No. 325 wet sieve until water (tap water) runs clear and there are no visible fines suspended in solution.

7.	Transfer samples from steps 4 and 5 to anchor glass baking dishes to dry in oven at 375°F for ~1 hour. Lab Testing Point A (40/70 fraction) and A-1 (70/140 fraction) are taken.

8.	Run each sample through the Eriez Dry High Intensity Rare Earth Roll Magnetic Separator three times. Lab Testing point B (40/70 fraction) and B-1 (70/140 fraction) are taken. Available equipment for drying includes a Quincy Lab 30GC 2.0 ft3 gravity convection oven capable of 450 F. Sieves are ASTM E11 standard and a Retsch AS 300 control sieve shaker is used that complies with ISO 9001 requirements.

From the original 14 composite sand samples 56 test point samples were produced as outlined:

●	Point A: 14 samples at 40/70 fraction – sieved, water washed, and dried.

●	Point A-1: 14 samples at 70/140 fraction – sieved, water washed, and dried.

●	Point B: 14 samples at 40/70 fraction – Sieved, water washed, dried, and ran through dry magnetic separator.

●	Point B-1: 14 samples at 70/140 fraction – Sieved, water washed, dried, and ran through dry magnetic separator.

These 56 samples were then sent to Liquids Matter laboratory for whole rock analysis

8.3.5	2022 Liquids Matter Whole Rock Analysis

Liquids Matter is an independent accredited laboratory located in Calgary, Alberta that was used by Sio Silica to complete whole rock analysis on 56 sized and cleaned samples. The whole rock analysis was completed using Inductively coupled plasma - optical emission spectrometry (ICP- OES). A summary of the ICP-OES test results comparing 40/70 and 70/140 size fractions before (Point A, A-1) and after magnetic separation (Point B, B-1) are shown in Table 11.7. All ICP-OES ion test results for all four sample types (Point A, B, A-1 and A-2) are presented in oxide form and are shown in Tables 11.8 through 11.11. The ICP-OES test results show that the magnetic separator by Sio Silica was successful in increasing sand purity from a mean of 99.87% SiO2 to 99.91% SiO2 for the 40/70 size fraction, and 99.86% SiO2 to 99.91% SiO2 for the 70/140 size fraction.

The spatial distribution SiO2 and iron content measurements received from Liquids Matter after magnetic separation (Step/Point B), are shown in Figures 8-1 through 8-4 for the 40/70 and 70/140 size fractions. The percentage of each size fraction in each sample site, listed in Table 8.6, is shown in the contour overlay at 3% intervals. Also posted at each sample site (drill hole) is the aluminum oxide content for those maps showing iron distribution (Figure 8-3 and Figure 8-4). The spatial trends in SiO2, iron oxide and size fraction percentages were derived from the grid model.

8-10

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 8.7

Liquids Matter ICP-OES Summary Test Results

	Point A 40/70 Fraction			Point B 40/70 Fraction			Point A-1 70/140 Fraction			Point B-1 70/140 Fraction
Parameter	wash and dry			wash, dry and magnetic separation			wash and dry			wash, dry and magnetic separation
	SiO2	Total Oxides	FeO2	SiO2	Total Oxides	FeO2	SiO2	Total Oxides	FeO2	SiO2	Total Oxides	FeO2
	(%)	(%)	(ppm)	(%)	(%)	(ppm)	(%)	(%)	(ppm)	(%)	(%)	(ppm)
Count	14	14	14	14	14	14	14	14	14	14	14	14
Minimum	99.80	0.050	52.1	99.86	0.042	28.9	99.75	0.041	100.3	99.87	0.043	29.4
Maximum	99.93	0.263	323.0	99.95	0.167	99.5	99.92	0.319	325.3	99.95	0.149	76.4
Mean	99.87	0.136	194.1	99.91	0.085	55.1	99.86	0.139	201.4	99.91	0.094	55.2
Std. Deviation	0.04	0.066	80.2	0.03	0.035	19.1	0.04	0.070	71.4	0.03	0.034	15.1

8-11

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 8.8

Liquids Matter ICP-OES Point A 40/70 Test Results

Sample Number	Hole ID	SiO2 (%)	S (ppm)	Mg (ppm)	B (ppm)	Ni (ppm)	Ba (ppm)	Mn (ppm)	Fe (ppm)	Cr (ppm)	Mo (ppm)	Al (ppm)	Ca (ppm)	Cu (ppm)	Ti (ppm)	Sr (ppm)	Zr (ppm)	Y (ppm)	Ce (ppm)	Li (ppm)	K (ppm)	Na (ppm)
22101	Bru-82-14	99.81	76.7	85.1	-	0.81	0.38	0.83	137.4	2.13	-	1305	224	1.31	10.81	2.93	1.22	0.090	5.65	4.27	58.48	12.02
2235	Bru-73-1	99.90	86.3	38.2	-	0.43	3.81	1.20	241.8	1.50	-	467	96	2.31	4.89	2.29	3.36	-	2.04	1.01	17.58	11.29
2241	Bru-117-1	99.92	114.9	29.0	39.4	0.09	-	0.46	108.8	0.92	-	287	106	1.09	3.90	2.14	4.44	-	1.38	0.55	16.37	38.02
2247	Bru-126-1	99.85	104.7	95.1	-	0.16	0.01	1.63	217.8	1.02	-	489	522	1.99	7.45	2.71	0.96	0.005	2.15	1.37	14.45	22.11
2253	Bru-28-1	99.87	82.6	37.3	9.5	0.48	0.62	0.96	174.1	1.63	-	835	124	1.72	7.83	3.10	0.78	0.031	4.42	3.04	24.48	27.48
2259	Bru-146-1	99.85	116.1	46.3	-	0.38	0.02	2.87	305.4	1.60	-	757	222	4.61	19.65	2.63	1.14	0.081	3.97	2.25	14.45	17.84
2265	Bru-121-1	99.89	103.0	42.8	8.5	0.14	-	2.70	323.0	1.14	-	338	224	3.43	5.16	2.01	0.84	0.076	2.63	0.71	14.99	31.69
2271	Bru-154-1	99.86	65.5	50.2	11.4	0.26	-	0.71	109.3	1.67	-	985	130	0.99	4.68	2.26	3.53	0.086	3.50	3.22	50.71	17.96
22105	Bru-3-1	99.86	56.1	61.0	-	0.27	0.19	2.30	222.6	1.53	-	719	324	0.65	16.71	3.55	1.28	0.134	5.63	2.34	17.74	1.59
22109	Bru-81-1	99.87	69.9	65.5	-	0.16	0.21	1.63	139.0	1.13	-	487	475	1.13	5.81	3.46	0.98	0.167	5.64	1.33	24.23	7.84
2283	Bru-92-8	99.93	39.4	27.2	-	0.13	-	0.23	52.1	0.88	-	455	60	2.36	4.16	1.94	1.35	0.013	2.76	1.57	12.31	-
2289	Bru-13-1	99.80	80.1	68.6	-	0.54	0.25	1.98	298.0	2.12	-	1175	308	1.30	11.58	3.07	8.35	0.064	5.43	4.70	16.58	8.64
2293	Bru-83-1	99.86	170.4	56.4	-	0.45	0.43	1.65	244.9	1.18	-	327	531	1.31	5.20	4.32	0.96	0.059	3.19	0.20	25.45	18.60
2297	Bru-93-1	99.85	57.7	97.2	-	0.27	0.55	1.44	142.7	1.35	0.153	657	467	1.09	5.61	4.59	0.99	0.040	3.72	2.26	16.51	45.70
Count	n/a	14	14	14	4	14	10	14	14	14	1	14	14	14	14	14	14	12	14	14	14	13
Minimum	n/a	99.80	39.4	27.2	8.5	0.09	0.01	0.23	52.1	0.88	0.153	287	60	0.65	3.90	1.94	0.78	0.005	1.38	0.20	12.31	1.59
Maximum	n/a	99.93	170.4	97.2	39.4	0.81	3.81	2.87	323.0	2.13	0.153	1305	531	4.61	19.65	4.59	8.35	0.167	5.65	4.70	58.48	45.70
Mean	n/a	99.87	87.4	57.1	17.2	0.33	0.65	1.47	194.1	1.42	0.153	663	272	1.81	8.10	2.93	2.16	0.070	3.72	2.06	23.17	20.06
Std. Deviation	n/a	0.04	31.8	22.1	12.9	0.19	1.07	0.77	80.2	0.39	-	307	162	1.05	4.71	0.80	2.06	0.045	1.41	1.31	13.48	12.24

Note: The reported impurities contents are in an oxide form.

8-12

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 8.9

Liquids Matter ICP-OES Point B 40/70 Test Results

Sample	Hole	SiO2	S	Mg	B	Ni	Ba	Mn	Fe	Cr	Mo	Al	Ca	Cu	Ti	Sr	Zr	Y	Ce	Li	K	Na
Number	ID	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
22103	Bru-82-14	99.86	77.6	65.7	-	0.57	0.20	0.47	82.6	1.54	-	924	193	1.56	4.74	2.56	1.03	0.082	4.74	3.34	42.84	5.58
2237	Bru-73-1	99.94	79.4	27.6	-	0.16	-	0.32	39.3	0.85	-	308	90	1.02	2.78	2.09	2.52	0.009	2.57	1.51	13.64	14.17
2243	Bru-117-1	99.94	110.6	20.2	-	0.13	-	0.18	55.8	0.83	-	299	55	0.87	2.83	1.84	0.30	0.001	2.84	1.01	10.65	8.76
2249	Bru-126-1	99.94	72.6	31.1	-	0.06	-	0.31	39.6	0.53	-	271	186	1.14	2.52	1.59	0.54	0.002	1.71	1.25	9.97	9.00
2255	Bru-28-1	99.95	82.2	27.5	-	0.24	-	0.35	63.2	0.72	-	258	75	1.07	2.12	2.50	0.40	0.020	2.46	0.81	13.90	10.59
2261	Bru-146-1	99.93	96.8	22.0	-	0.28	-	0.32	47.7	0.95	-	383	124	4.56	3.10	2.03	1.08	0.064	2.82	1.65	13.63	18.30
2267	Bru-121-1	99.91	88.1	28.1	-	0.45	-	0.49	46.5	1.07	-	548	164	3.89	3.34	2.36	1.20	0.095	3.65	2.21	16.67	34.42
2273	Bru-154-1	99.90	59.9	54.9	-	0.14	-	0.46	73.2	1.32	-	692	108	0.91	2.91	2.10	0.44	0.064	3.04	2.23	29.09	1.84
22107	Bru-3-1	99.89	56.7	42.1	-	0.25	0.18	0.93	52.6	1.23	-	667	275	1.14	6.35	3.43	1.33	0.119	5.93	2.45	16.15	2.27
22111	Bru-81-1	99.90	64.4	50.9	-	0.15	0.17	1.10	65.9	1.05	-	412	366	1.42	4.65	3.38	1.80	0.178	5.57	1.17	21.41	1.29
2285	Bru-92-8	99.94	37.0	24.4	-	0.10	-	0.13	28.9	0.81	-	406	54	1.91	4.49	1.68	1.29	0.017	2.78	1.39	12.21	4.38
2291	Bru-13-1	99.93	35.8	36.1	-	0.14	0.24	0.27	38.2	0.69	-	358	173	1.36	2.79	3.14	1.19	-	1.48	0.61	13.06	21.18
2295	Bru-83-1	99.90	88.0	43.2	-	0.28	0.54	0.67	99.5	1.20	-	517	228	1.45	4.64	4.41	0.94	-	4.18	1.04	26.33	21.62
2299	Bru-93-1	99.90	62.3	54.9	-	0.27	0.06	0.30	39.0	1.18	-	649	187	1.34	3.78	2.61	1.25	0.052	3.81	2.67	12.64	1.57
Count	n/a	14	14	14	0	14	6	14	14	14	0	14	14	14	14	14	14	12	14	14	14	14
Minimum	n/a	99.86	35.8	20.2	-	0.06	0.06	0.13	28.9	0.53	-	258	54	0.87	2.12	1.59	0.30	0.001	1.48	0.61	9.97	1.29
Maximum	n/a	99.95	110.6	65.7	-	0.57	0.54	1.10	99.5	1.54	-	924	366	4.56	6.35	4.41	2.52	0.178	5.93	3.34	42.84	34.42
Mean	n/a	99.91	72.2	37.8	-	0.23	0.23	0.45	55.1	1.00	-	478	163	1.69	3.65	2.55	1.09	0.058	3.40	1.67	18.01	11.07
Std. Deviation	n/a	0.03	20.5	13.8	-	0.14	0.15	0.27	19.1	0.27	-	189	85	1.07	1.13	0.76	0.57	0.052	1.28	0.77	8.81	9.46

Note: The reported impurities contents are in an oxide form.

8-13

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 8.10

Liquids Matter ICP-OES Point A-1 70/140 Test Results

Sample	Hole	SiO2	S	Mg	B	Ni	Ba	Mn	Fe	Cr	Mo	Al	Ca	Cu	Ti	Sr	Zr	Y	Ce	Li	K	Na
Number	ID	(%)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)	(ppm)
22102	Bru-82-14	99.75	72.9	83.6	-	0.95	0.38	9.82	323.6	3.12	-	1374	242	0.71	275.59	2.42	2.31	0.155	4.60	4.65	58.27	5.71
2236	Bru-73-1	99.92	83.6	39.1	-	0.35	1.35	1.74	139.7	1.41	-	305	130	1.92	34.57	1.86	2.27	0.029	1.24	1.33	18.22	9.54
2242	Bru-117-1	99.89	88.3	26.6	-	0.36	3.76	1.47	100.3	1.63	-	747	73	2.36	44.13	1.74	0.80	0.019	2.48	2.97	15.44	14.43
2248	Bru-126-1	99.86	102.5	57.6	-	0.32	1.41	3.11	155.9	1.49	-	663	259	2.58	75.21	2.50	1.05	0.041	1.79	2.19	18.23	13.89
2254	Bru-28-1	99.87	84.8	38.7	-	0.31	2.49	2.75	220.7	1.75	-	633	162	3.86	56.39	3.32	0.77	0.036	2.92	2.51	22.06	17.10
2260	Bru-146-1	99.91	164.7	36.6	-	0.57	0.58	2.14	262.1	1.29	-	123	216	12.12	8.69	1.10	0.68	0.078	1.30	0.03	9.18	10.98
2266	Bru-121-1	99.88	112.1	37.1	-	0.44	0.27	2.34	247.1	1.69	-	586	188	8.48	25.74	2.11	0.88	0.093	3.39	2.36	14.91	15.38
2272	Bru-154-1	99.85	70.8	49.0	-	0.60	-	2.73	170.3	2.40	-	971	122	2.37	70.16	2.41	1.59	0.158	3.80	3.40	44.30	0.58
22106	Bru-3-1	99.81	60.9	63.1	-	0.52	0.26	8.07	325.3	2.30	-	950	250	0.99	227.59	2.40	2.33	0.139	4.78	3.27	19.91	1.33
22110	Bru-81-1	99.88	62.3	58.0	-	0.23	0.12	4.53	193.8	1.63	0.388	425	315	1.48	110.39	1.90	4.85	0.136	3.45	1.31	20.29	0.59
2284	Bru-92-8	99.90	44.2	29.0	-	0.28	-	4.36	134.0	1.82	-	542	70	1.14	120.50	1.87	1.47	0.063	2.49	1.85	14.69	5.90
2290	Bru-13-1	99.84	39.5	78.2	26.1	0.29	0.52	5.89	261.5	1.82	-	666	312	1.54	160.93	3.25	3.63	0.063	1.89	1.81	20.20	37.16
2294	Bru-83-1	99.83	82.6	53.5	-	0.45	0.42	4.06	179.8	1.76	0.354	453	802	1.46	54.61	3.66	4.22	0.082	2.81	0.75	30.74	21.46
2298	Bru-93-1	99.90	43.0	64.8	-	0.32	0.50	1.76	105.8	1.51	-	511	224	1.64	42.59	3.24	1.24	0.028	2.03	1.67	14.94	27.03
Count	n/a	14	14	14	1	14	12	14	14	14	2	14	14	14	14	14	14	14	14	14	14	14
Minimum	n/a	99.75	39.5	26.6	26.1	0.23	0.12	1.47	100.3	1.29	0.354	123	70	0.71	8.69	1.10	0.68	0.019	1.24	0.03	9.18	0.58
Maximum	n/a	99.92	164.7	83.6	26.1	0.95	3.76	9.82	325.3	3.12	0.388	1374	802	12.12	275.59	3.66	4.85	0.158	4.78	4.65	58.27	37.16
Mean	n/a	99.86	79.4	51.1	26.1	0.43	1.00	3.91	201.4	1.83	0.371	639	240	3.05	93.36	2.41	2.01	0.080	2.78	2.15	22.96	12.93
Std. Deviation	n/a	0.04	31.5	16.9	0.0	0.18	1.05	2.41	71.4	0.46	0.017	298	173	3.13	75.95	0.70	1.31	0.048	1.08	1.14	12.75	10.15

Note: The reported impurities contents are in an oxide form.

8-14

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 8.11

Liquids Matter ICP-OES Point B-1 70/140 Test Results

Sample Number	Hole ID	SiO2 (%)	S (ppm)	Mg (ppm)	B (ppm)	Ni (ppm)	Ba (ppm)	Mn (ppm)	Fe (ppm)	Cr (ppm)	Mo (ppm)	Al (ppm)	Ca (ppm)	Cu (ppm)	Ti (ppm)	Sr (ppm)	Zr (ppm)	Y (ppm)	Ce (ppm)	Li (ppm)	K (ppm)	Na (ppm)
22104	Bru-82-14	99.89	50.1	50.1	-	0.56	0.00	0.40	76.4	1.48	-	789	125	0.62	4.76	1.78	2.53	0.047	3.33	2.55	40.25	0.41
2238	Bru-73-1	99.93	58.3	26.2	-	0.37	1.86	0.37	57.0	1.38	-	405	78	1.11	3.51	1.37	2.02	0.038	1.65	1.23	13.73	7.43
2244	Bru-117-1	99.95	75.5	24.6	-	0.10	-	0.20	29.4	0.73	-	263	65	2.02	2.63	1.06	1.71	-	1.25	1.66	8.14	11.04
2250	Bru-126-1	99.87	49.8	30.8	-	0.45	1.43	0.41	74.2	1.61	-	972	119	1.48	6.00	2.07	1.73	0.046	2.97	3.78	16.94	14.74
2256	Bru-28-1	99.94	74.1	28.0	-	0.12	0.04	0.33	64.7	0.89	-	369	71	4.16	2.73	1.26	0.52	-	1.88	1.58	16.28	7.45
2262	Bru-146-1	99.93	83.0	24.7	-	0.31	-	0.33	38.9	1.05	-	369	112	10.66	4.42	1.56	0.80	0.046	2.33	1.80	11.65	13.79
2268	Bru-121-1	99.91	81.8	26.8	-	0.28	-	0.41	37.6	1.25	-	569	138	7.91	4.09	1.88	0.90	0.070	3.37	2.67	14.47	20.18
2274	Bru-154-1	99.91	37.3	35.5	-	0.21	-	0.22	55.9	1.29	-	652	76	2.40	3.76	1.68	0.45	0.019	2.68	2.23	26.39	7.62
22108	Bru-3-1	99.89	46.8	40.6	-	0.26	-	0.49	49.2	1.33	-	767	154	1.00	6.64	1.89	1.26	0.079	4.01	2.69	18.58	1.57
22112	Bru-81-1	99.88	51.0	53.7	-	0.32	0.18	0.68	72.6	1.73	-	751	194	1.72	7.80	2.21	1.58	0.111	4.49	2.42	25.62	14.08
2286	Bru-92-8	99.87	60.4	32.5	1.3	0.47	2.89	0.29	56.7	1.76	-	978	80	1.18	6.80	2.23	2.02	0.058	3.19	3.86	19.15	18.31
2292	Bru-13-1	99.92	35.8	45.3	-	0.14	0.22	0.28	40.5	0.89	-	462	157	1.57	3.30	2.76	1.81	-	1.32	1.10	14.18	19.09
2296	Bru-83-1	99.92	67.2	41.1	-	0.31	0.33	0.51	74.5	1.28	-	408	150	1.51	4.49	3.26	0.99	-	2.58	0.76	26.81	19.48
22100	Bru-93-1	99.88	64.5	46.2	-	0.33	0.02	0.24	44.8	1.51	-	900	116	1.54	5.24	1.87	0.96	0.056	3.30	3.90	14.88	7.36
Count	n/a	14	14	14	1	14	9	14	14	14	0	14	14	14	14	14	14	10	14	14	14	14
Minimum	n/a	99.87	35.8	24.6	1.3	0.10	0.00	0.20	29.4	0.73	-	263	65	0.62	2.63	1.06	0.45	0.019	1.25	0.76	8.14	0.41
Maximum	n/a	99.95	83.0	53.7	1.3	0.56	2.89	0.68	76.4	1.76	-	978	194	10.66	7.80	3.26	2.53	0.111	4.49	3.90	40.25	20.18
Mean	n/a	99.91	59.7	36.2	1.3	0.30	0.77	0.37	55.2	1.30	-	618	117	2.78	4.73	1.92	1.38	0.057	2.74	2.30	19.08	11.61
Std. Deviation	n/a	0.03	14.8	9.6	0.0	0.13	0.98	0.12	15.1	0.31	-	235	38	2.82	1.53	0.56	0.60	0.024	0.94	0.99	7.94	6.28

Note: The reported impurities contents are in an oxide form.

8-15

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
Bru-28-1
99.95
Bru-93-1
99.9
Bru-92-8
99.94
Bru-89-1
99.9
Bru-87-14
99.86
Bru-81-1
99.9
Bru-73-1
99.94
99.93
Bru-2-1
99.89
Bru-126-1
99.94
Bru-121-1
99.91
Bru-117-1
99.94
Bru-154-1
99.9
Bru-166-1
99.93
Town of Ste. Anne
N
0 1 2
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- 3% Contour 40/70 Fraction
- Mining Claim
- City / Town
- SioSilica Drill Hole
- Drill Holes with ICP Analysis
- 99.92 Step B - SiO2 Content (wt %)

SiO2 (wt %):

- 99.85 - 99.86
- 99.87 - 99.88
- 99.89 - 99.90
- 99.91 - 99.92
- 99.93 - 99.94

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

SiO2 Content for 40/70 Fraction Distribution Map

Figure 8-1

DRAWN BY: M.B. CHKD BY: I.M. DATE: 10/27/2022	FILE: Fig11_1_Bru_Distribution_40_70_SiO2 V:\1295\active\129500465\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

8-16

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
Bru-28-1
99.94
Bru-93-1
99.88
Bru-92-8
99.87
Bru-83-1
99.92
Bru-82-14
99.89
99.92
Bru-81-1
99.88
Bru-73-1
99.93
Bru-7-1
99.89
Bru-126-1
99.87
Bru-121-1
99.91
Bru-117-1
99.95
Bru-154-1
99.91
Bru-146-1
99.93
Town of Ste. Anne
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- 3% Contour 70/140 Fraction
- Mining Claim
- City / Town
- SioSilica Drill Hole
- Drill Holes with ICP Analysis
- 99.92 Step B - SiO2 Content (wt %)

SiO2 (wt %):

- 99.87 - 99.88
- 99.89 - 99.90
- 99.91 - 99.92
- 99.93 - 99.94
- 99.95

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Technical Report BRU Property, Manitoba

SiO2 Content for 70/140 Fraction Distribution Map

Figure 8-2

DRAWN BY: M.B.
CHK'D BY: I.M.
DATE: 10/27/2022

FILE: Fig11_2_Bru_Distribution_70_140_SiO2
V:\1295\active\129600485\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

8-17

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
Bru-28-1
Bru-2-1
52.6
Bru-73-1
39.3
308
Bru-126-1
Bru-121-1
46.5
548
Bru-117-1
55.8
299
Bru-154-1
73.2
Bru-146-1
47.7
383
Town of Ste. Anne
N
0
1
2
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- 3% Contour 40/70 Fraction
- Mining Claim
- City / Town
- SioSilica Drill Hole
- Drill Holes with ICP Analysis
- 47.7 Step B - Iron Content (ppm)
- 383 Step B - Aluminium Content (ppm)

Fe (ppm):

- ≤ 30
- 30 - 40
- 40 - 50
- 50 - 60
- 60 - 70
- 70 - 80
- 80 -100

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Stantec | Sio SILICA

Tc h n ic apoBUR qr M a n iboa

Iron Content for 40/70 Fraction Distribution Map

Figure 8-3

DRAWN BY: M.B.
CHKD BY: I.M.
DATE: 10/27/2022
FILE: Fig11_3_Bru_Distribution_40_70_Fe
V:\1295\active\129500485\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

8-18

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
Bru-28-1
64.7
Bru-93-1
44.8
900
Bru-92-8
56.7
Bru-83-1
74.5
Bru-92-14
76.4
Bru-33-1
40.5
462
Bru-81-1
72.5
Bru-73-1
57
405
Bru-2-1
49.2
767
Bru-126-1
74.2
Bru-121-1
37.6
569
Bru-117-1
29.4
263
Bru-154-1
55.9
652
Bru-146-1
38.9
369
Town of Ste. Anne
N
0 1 2
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- 3% Contour 70/140 Fraction
- Mining Claim
- City / Town
- SioSilica Drill Hole
- Drill Holes with ICP Analysis
- 38.9 Step B - Iron Content (ppm)
- 369 Step B - Aluminium Content (ppm)

Iron (ppm):

- ≤ 30
- 30 - 40
- 40 - 50
- 50 - 60
- 60 - 70
- > 70

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Stantec | SiO SILICA

T c h nic paBU Prqp/Manib a

Iron Content for 70/140 Fraction Distribution Map

Figure 8-4

DRAWN BY: M.B.
CHKD BY: I.M.
DATE: 10/27/2022

FILE: Fig11_4_Bru_Distribution_70_Fe
V:\1295\active\129500485\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

8-19

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

9	DATA VERIFICATION

9.1	SITE VISIT AND ALIGNMENT ON FIELD PROCEDURES AND SAMPLING PROTOCOL

A Stantec professional geologist assisted with and oversaw the portion of the program involving collection of the field data, sample collection, and the implementation of chain-of-custody documentation during sample shipment. To streamline the program, the Stantec professional geologist conducted a site visit to the Property on July 5 and 6, 2017, which was at the time that the Sio Silica field personnel were drilling BH-03-17; the first 2017 hole. The timing of this site visit provided the professional geologist the opportunity to align with the Sio Silica field crew on program procedures, as well as to instruct the drilling crew on the required rate of drilling to facilitate sample collection.

On June 10, 2022, the QP visited the Sio Silica’s laboratory in Calgary, Alberta, to review the laboratory equipment, and protocols with Sio Silica personnel. The Sio Silica laboratory is used to process the sand to a product that represents “market ready” sand. The process flow includes sample compositing, drying and sieve analysis. The Sio Silica lab is equipped with a magnetic separator to remove iron contaminant particles. It is the QP’s opinion that Sio Silica’s laboratory equipment, procedures, processes and personal are adequate for the performed analytical work. The QP requested that sieve tests on the retained samples that have been analyzed in AGAT laboratory be analyzed in Sio Silica’s lab to ensure consistency and accuracy of the results.

In 2022 Sio Silica used Liquids Matter laboratory to perform multiple ICP analysis. On June 10, 2022, the QP conducted a laboratory visit at Liquids Matter facility in Calgary, Alberta. Liquid Matter is an independent testing facility, member of the Professional Chemists of Alberta. It is the QP’s opinion that Liquids Matter’s laboratory equipment, procedures, processes and personal are adequate for the performed analytical work.

On August 3 and 4, 2022, the QP conducted a site visit on the property. The location of multiple exploration and production test drill holes were validated. Drilling and sampling procedure on two of the drill holes from 2022 drilling campaign were observed. Multiple locations with stockpiles of sand from the preliminary production wells were visited.

9.2	SAMPLE CHAIN-OF-CUSTODY AND LABORATORY RESULTS

9.2.1	Chain-of-Custody

In 2017, samples shipped to Stim-Lab were sent from Steinbach, Manitoba to Duncan, Oklahoma by Purolator Courier. The courier receipts were reviewed by Stantec to verify the shipment dates. Table 9.1 summarizes the date the samples were sent and received by Stim-Lab.

9-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 9.1

2017 Stim-Lab Sample Chain-of-Custody

Hole ID	Sample	Dates Drilled	Date Shipped	Date Received
BH-03-17	42758	July 4-6, 2017	July 11, 2017	July 12, 2017
BH-02-17	42770	July 7-10, 2017	July 11, 2017	July 12, 2017
BH-09-17	42800/42801*	July 9-12, 2017	July 13, 2017	July 14, 2017
BH-14-17	42817/42818*	August 8-9, 2017	August 10, 2017	August 11, 2017
BH-10-17	42832	August 10-11, 2017	August 14, 2017	August 15, 2017
BH-03-17	42758	July 4-6, 2017	July 11, 2017	July 12, 2017
BH-02-17	42770	July 7-10, 2017	July 11, 2017	July 12, 2017
BH-09-17	42800/42801*	July 9-12, 2017	July 13, 2017	July 14, 2017
BH-14-17	42817/42818*	August 8-9, 2017	August 10, 2017	August 11, 2017
BH-10-17	42832	August 10-11, 2017	August 14, 2017	August 15, 2017

Note: * Samples 42801 and 42818 were sent to Stim-Lab but not analyzed

Table 9.2 summarizes the date the samples were sent, and the date entered into Loring’s sample tracking system.

Table 9.2

2017 Loring Sample Chain-of-Custody

Hole ID	Batch Number	Samples	Date Shipped	Date Entered into Loring’s Sample Tracking System
BH-03-17/ BH-02-17	A17-0717	42751-42778; 42833	July 11, 2017	July 13, 2017
BH-03-17/ BH-02-17	A17-0887	42751-42778; 42834	July 11, 2017	September 12, 2017
BH-09-17	A17-0722	42783-42799	July 13, 2017	July 17, 2017
BH-09-17	A17-0858	42783-42797	July 13, 2017	September 5, 2017
BH-14-17/ BH-10-17	A17-0859	42802-42831	August 10, 2017	September 5, 2017
BH-10-17	A17-0831	42833-42834	August 14, 2017	August 28, 2017

In 2018, samples that were slated for delivery to Stim-Lab were shipped from Steinbach, Manitoba to Duncan, Oklahoma by Purolator. The courier receipts were reviewed by Stantec to verify the shipment dates. Table 9.3 summarizes the date the samples were sent, and the date was received by Stim-Lab.

Table 9.3

Stim-Lab Sample Chain-of-Custody

Hole ID	Samples	Dates Drilled	Date Shipped	Date Received
BRU 117-1	14665-14675	October 12-15, 2018	November 19, 2018	November 21, 2018
BRU 146-1	14801-14814	December 5-6, 2018	January 21, 2019	January 22, 2019

Shipment of samples was also reviewed for those sent to AGAT in 2018 and 2019. Samples that were slated for delivery to AGAT were shipped from Steinbach, Manitoba to Calgary, Alberta by Purolator. The courier receipts were reviewed by Stantec to verify the shipment dates. Table 9.4 summarizes the date the samples were shipped, received as confirmed by Purolator and the date entered AGAT’s sample tracking system.

9-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 9.4

AGAT Sample Chain-of-Custody

Hole Name	Sample Lists	Drill Dates	Date Shipped	Date Received	Date Entered into AGAT’s Sample Tracking System
BRU 28-1	14830-14843	November 20, 2018 - January 8, 2019	January 11, 2019	January 14, 2019	January 14, 2019
BRU 73-1	14651-14664	October 9-10, 2018	October 15, 2018	October 17, 2018/ October 18, 2018	November 3, 2018
BRU 117-1	14665-14675	October 12-15, 2018	October 17, 2018	October 18, 2018	November 3, 2018
BRU 121-1	14815-14827	December 4-10, 2018	December 17, 2018	December 19, 2018	January 9, 2019
BRU 126-1	14618-14630	September 27-29, 2018	September 29, 2018	October 3, 2018	October 3, 2018
BRU 146-1	14801-14814	December 5-6, 2018	December 7, 2018	December 10, 2018	January 9, 2019

The duplicate samples sent to Loring were hand delivered by a Sio Silica employee. A chain of custody was obtained with the signature of the receiver at Loring on March 1, 2019.

The 2020 and 2021 drilling campaign follows the established sample shipment procedure. The QP did not review the shipment receipt but has no reason to believe that the established sample shipment procedures from previous years were not followed.

In 2022, UPS services were used to ship the sand samples from Winnipeg to Sio Silica’s laboratory in Calgary. The sand samples from Sio Silicas’ laboratory to Liquid Matter laboratory are hand delivered by a Sio Silica employee. The email tracking system between Sio Silica and Liquid Matter, as well as the UPS tracking sheets have been reviewed by the QP.

The QP’s opinion is that the sample handling and sample security approach is adequate for this type of commodity.

9.2.2	Laboratory Results

The results from the different laboratories were compared to ensure consistency of the analytical data. The sieve results by fraction between Stim-Lab and Loring on the analyses of the 2017 twinned samples are compared and shown in Figure 9-1. Comparison of the duplicate samples between AGAT and Loring was also complete, and it is shown on Figure 9-2.

In 2022 Sio Silica conducted sieve analysis in the Sio Silica laboratory. To ensure consistency of the analytical data from samples tested in AGAT laboratory are tested in Sio Silica’s laboratory as well. The result of the comparison is shown on Figure 9-3.

Based on this comparison presented in Figures 9-1, 9-2 and 9-3 the QP has concluded that the sieve results for the sand analysed by Loring, Stim-Lab and Sio Silica laboratories have an acceptable level of accuracy and consistency.

9-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

100
90
80
70
60
50
40
30
20
10
0
Sand Fraction % Abundance
BH-02-17
BH-03-17
BH-09-17
BH-10-17
BH-14-17
Drill Holes
Legend
40/70 Loring
40/70 Stim-Lab
70/140 Loring
70/140 Stim-Lab

Stantec SIO SILICA

Technical Report BRU Property, Manitoba

2017 Duplicate Sample Comparison
Loring vs. Stim Lab

Figure 9-1

DRAWN BY: M.B.
CHKD BY: I.M.
DATE: 9/30/2022

FILE: Fig12_1_Bru_Sieve_Comparison
V:\1295\active\129500488\Discipline\Geology\ArcGIS\MXD

9-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

100
90
80
70
60
50
40
30
20
10
0
Sand Fraction % Abundance
BRU-146-1
BRU-126-1
BRU-117-1
BRU-73-1
BRU-121-1
Drill Holes

Legend

- 40/70 AGAT
- 40/70 Loring
- 70/140 AGAT
- 70/140 Loring

Stantec | Sio | SILICA

Technical Report BRU Property, Manitoba

2018-2019 Duplicate Sample Comparison AGAT vs. Loring Lab

Figure 9-2

DRAWN BY: M.B. CHKD BY: I.M. DATE: 9/30/2022	FILE: Fig12_2_Bru_18_19_Duplicate_Comp V:\1295\active\129500488\Discipline\Geology\ArcGIS\MXD

9-5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

100
90
80
70
60
50
40
30
20
10
0
Sand Fraction wt%
14830 (Bru 28-1)
14834 (Bru 28-1)
14837 (Bru 28-1)
14839 (Bru 28-1)
14815 (Bru 121-1)
14818 (Bru 121-1)
14825 (Bru 121-1)
14827 (Bru 121-1)
14618 (Bru 126-1)
14620 (Bru 126-1)
14623 (Bru 126-1)
14629 (Bru 126-1)
Sample Number

Legend
- 40/70 Sio Silica
- 40/70 AGAT
- 70/140 Sio Silica
- 70/140 AGAT

Stantec Sio SILICA

Technical Report BRU Property, Manitoba

Sample Comparison
Sio Silica vs. AGAT

Figure 9-3

DRAWN BY: M.B.
CHKD BY: I.M.
DATE: 9/30/2022

FILE: Fig12_3_Bru_Sieve_Comp_Sio_vs_Agat
V:\1295\active\129500488\Discipline\Geology\ArcGIS\MXD

9-6

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

10	MINERAL PROCESSING AND METALLURGICAL TESTING

Refer to information provided in Section 8.3.4.

10-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

11	MINERAL RESOURCE ESTIMATES

The estimates presented below have been prepared in accordance with the requirements of the SEC S-K 1300 Regulations.

The geologic model construction, resource estimation approach, criteria and assumptions taken into consideration during this resource estimation are outlined in the following sub-sections.

11.1	COMPUTER MODEL CONSTRUCTION

The geologic resource model was developed using Hexagon Mining’s geological modeling and mine planning software, MinePlan® version 15.80-7. MinePlan® (also known as MineSight) is widely used throughout the mining industry for digital resource model development. Hexagon Mining’s suite of interpretive and modeling tools is well-suited to meet the modeling requirements for the Property.

A gridded-surface modeling approach was used to evaluate and calculate resource estimates for the Carman Sand Member located within the Property. The 3D gridded-surface model consists of laterally contiguous cells (commonly called grids). The selected grid size is determined by the density of the drill hole data and extent of the property. The grid size for this assessment was 50 m x 50 m (x, y). Each grid has a fixed position of easting and northing within the model limits and contains a list of variables or numeric identifiers, such as the lithology thickness, percent of each sand fraction (product), and other pertinent information.

11.1.1	Topographic and Lithological Horizons

Topography data was downloaded from the Natural Resources Canada website in Canadian Digital Elevation Model (CDEM) format, spatial resolution is 0.75 arc seconds. These datasets were converted into a gridded-surface file within MinePlan®.

Based on the drill hole information, the surfaces representing the bottom of the first four lithological units in stratigraphic order were created: bottom of the Diamicton, bottom of the Carbonate (Red River Formation), the bottom of the Upper Shale (Red River Formation) and the bottom of the Carman Sand Member.

Elevation values were calculated at each drill hole location representing the bottom of the Diamicton, as well as the bottom of the Upper Shale (or the top of the Carman Sand Member). These elevation data were then used to create triangulated surface utilizing the “Implicit Modeler” tool in MinePlan®. The MinePlan’s “Implicit Modeler” tool uses a radial basis function interpolation algorithm. The triangulated surfaces were then converted into gridded surfaces.

The thickness of the Upper Shale was calculated based on the drill hole data. These calculated vertical thicknesses were used to create an isopach gridded surface of the Upper Shale using Inverse Distance Weighted algorithm with power of 2 (IDW2). The isopach gridded values of the Upper Shale were added to the elevation values of the bottom of the Upper Shale gridded surface to construct the elevation of the bottom of the Carbonate.

An isopach gridded surface of the Carman Sand Member was created using the vertical thickness value from the drill holes. The bottom of the Carman Sand Member was constructed by subtracting the interpolated isopach values of the Carman Sand Member from the elevation values of the bottom of the Upper Shale gridded surface.

11-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

11.1.2	Assay Data Compositing and Interpolation

Sieve-derived laboratory data from the Carman Sand samples was used to create two sand size fraction (product) weight percent values: 40/70 and 70/140. For each sand product, a length weighted composited percent value was calculated for each drill hole.

An IDW4 interpolation was used to calculate each weight percent product for each grid. Figure 11-1 shows the 40/70 fraction distribution map and Figure 11-2 shows the 70/140 fraction distribution map.

11.2	RESOURCE ESTIMATION APPROACH

Stantec used the following approach to facilitate the estimation of resources:

●	Carman Sand unit thickness was estimated using all drill holes as discussed in Section 7

●	During the modeling process, the variations in the elevation of the top of the carbonate surface, caused by geological undulations and data collection inconsistencies in drill holes from GIN, were accounted for through application of a modeling methodology that averaged the elevation values over an area slightly larger than one quarter section (500m)

●	Percentages of the different sand fractions were used in the constructed geological model as provided from the laboratory

●	MinePlan® Software was used to construct a 3D geological computer model of the property to estimate in-place resources. The modeled gridded surfaces for top and bottom of the Carman Sand unit were used for volume estimation

●	Volumes were converted to tonnage by the application of a representative average bulk density value of 1.5 g/cm3

●	The geological interpretations and the modeled volumes as well as the relationship between the model and the raw data were confirmed through cross-sectional review and statistical model validation

●	This resource estimation only includes extractable sand volumes calculated using the criteria shown in Table 11.2

●	This resource estimation only includes those in-situ sand volumes found within the mining claims boundaries as shown on Figure 3-2

●	The drill hole spacing, the available assay data, and resource spatial distribution were considered in the resource classification

11-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
Town of Ste. Anne
BRU-28-1
BH-14-17
BH-10-17
BRU-3-1
BRU-126-1
BRU-121-1
BRU-117-1
BRU-101-1
BRU-146-1
BRU-81-1
BRU-73-1
BH-02-17
BRU-92-12
BRU-92-1
BRU-83-1
BH-02B-20
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- Drill Hole with Sieve Analysis
- Mining Claim
- City / Town
- River

40 / 70 Fraction (wt %):

- ≤ 51
- 51 - 54
- 54 - 57
- 57 - 60
- 60 - 63
- 63 - 66
- 66 - 69
- >69

Notes

1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

40 / 70 Fraction Distribution Map

Figure 11-1

DRAWN BY: M.S.
CHK'D BY: I.M.
DATE: 10/26/2022

FILE: Fig14_1_Bru_Distribution_40_70SieveNr
V:\1295\active\129500486\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

11-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
BH-028-20
BRU-28-1
BH-14-17
BH-10-17
BRU-73-1
BH-02-17
BRU-5-1
BRU-126-1
BRU-121-1
BRU-117-1
BRU-101-1
BRU-154-1
BRU-146-1
Town of Ste. Anne
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- Drill Hole with Sieve Analysis
- Mining Claim
- City / Town
- River

70 / 140 Fraction (wt %):

- ≤ 21
- 21 - 24
- 24 - 27
- 27 - 30
- 30 - 33
- 33 - 36
- 36 - 39
- 39 - 42
- 42 - 45
- 45 - 48.4

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

70 / 140 Fraction Distribution Map

Figure 11-2

DRAWN BY: M.B. CHK'D BY: I.M. DATE: 10/26/2022
FILE: Fig14_2_Bru_Distribution_70_140Sieve
V:\1295\active\129600468\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

11-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

11.3	MINERAL RESOURCE CLASSIFICATION

SEC S-K 1300 Regulations are aligned with the Committee for Mineral Reserves International Reporting Standards (CRISCO, 2019) that defines a Mineral Resource as: “A Mineral Resource is a concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling. Mineral Resources are subdivided, in order of increasing geological confidence into Inferred, Indicated and Measured categories.”

The CRISCO definition for a Mineral Resources clearly outline that a solid material is considered a resource if there is clear identification of the economic interest in the deposit. For sand deposits this means that the nature of the database, technology for mining and mine planning, some degree of practical recovery constraints and the economic potential in current markets must be considered in order to identify a sand resource.

Resources are classified according to the confidence level that can be placed in each estimate. The classification template used in this study is based on the three-dimensional distance to the nearest drill hole that penetrates the top and the bottom of the Carman Sand, as well as the distance to the nearest sample that contains sieve-derived laboratory data.

The Carman Sand interval in the Property was classed as Measured using a 800 m radial distance from the nearest drill hole intersection with available sand quality data, classed as Indicated using a 1,600 m radial distance from the nearest drill hole intersection with available sand quality data and classed as Inferred using a 3,200 m radial distance from the nearest drill hole intersection with or without available sand quality data. Only drill holes listed in Section 7.1 and Section 7.3-7.7 were used for resource classification. Due to the reduced reliability of the water-wells described in Section 7.2, this data was only used to define the contacts of the lithological units.

Figure 11-3 shows the resource distribution map and Figure 11-4 shows the resource classification map. The resource estimate covers an area of approximately 13,000 ha.

11.4	ASSESSMENT OF REASONABLE PROSPECT FOR EVENTUAL ECONOMIC EXTRACTION

The results of this Technical Report Summary indicate a positive economic outcome related to the potential development of a silica sand extraction and processing operation for the BRU Property.

As such the QP believes the BRU Property continues to demonstrate a reasonable prospect for eventual economic extraction.

11-5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,510,000
BRU-28-1
BH-14-17
BH-10-17
BRU-3-1
BRU-73-1
BH-02-17
BRU-126-1
BRU-121-1
BRU-101-1
BRU-146-1
15
12
501
7
210
207
1
Trans-Canada Highway
Town of Ste. Anne
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- 15m Carbonate Thickness Cut-Off
- Mining Claim
- Resource Distribution
- City / Town
- River
- CN Rail Line
- GWWD Rail Line
- Manitoba-Minnesota Proposed Power Line
- Power Line
- Natural Gas Pipeline

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

Resource Distribution Map

Figure 11-3

DRAWN BY: M.B. CHKD BY: I.M. DATE: 9/30/2022 | FILE: Fig14_3_Bru_Resource_Distribution_1_3 | V:\1295\active\129500465\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

11-6

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

670,000
680,000
690,000
5,530,000
5,520,000
5,510,000
15
12
501
7
1
207
210
Trans-Canada Highway
Town of Ste. Anne
BRU-028-20
BRU-28-1
BH-14-17
BH-10-17
BH-02-17
BRU-3-1
BRU-73-1
BRU-81-1
BRU-126-1
BRU-121-1
BRU-117-1
BRU-101-1
BRU-154-1
BRU-146-1
N
0 1 2
Kilometers
Scale 1:150,000
(At original document size of 8.5x11)

Legend

- SioSilica Drill Hole
- Non SioSilica Drill Hole
- Mining Claim
- City / Town
- CN Rail Line
- GWWD Rail Line
- Road
- River
- Manitoba-Minnesota Proposed Power Line
- Power Line
- Natural Gas Pipeline
- 15m Carbonate Thickness Cut-Off

Resource Class

- Measured
- Indicated
- Inferred

Notes
1. Coordinate System: NAD 1983 UTM Zone 14N
2. Data Sources: Government of Manitoba and CanWhite Sands Corp.

Stantec | Sio SILICA

Technical Report BRU Property, Manitoba

Resource Classification Map

Figure 11-4

DRAWN BY: M.B.
CHKD BY: I.M.
DATE: 9/30/2022

FILE: Fig14_4_Bru_Resource_Classification_1_4
V:\1295\active\129500488\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

11-7

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

11.5	ESTIMATION OF SAND VOLUME

The modeled volumes and weight of the Carman Sand within the resource area are shown in Table 11.1.

Table 11.1

Summary of In-Place Carman Sand as of September 30, 2022

	In-Place Carman Sand Member in Mineable Lease Area
BRU Property	40/70 mesh fraction	70/140 mesh fraction
Estimated Sand Volume (Mm3)	1,628	1,098
Total Estimated Sand Volume (Mm3)	2,726
Estimated Sand Weight (Mt)	2,442	1,647
Total Estimated Sand Weight (Mt)	4,089

The sand weights by fraction that are shown in Table 11.1 are not resources, as it is not technically feasible to produce the entire sand volume using the proposed extraction methods. The extractable sand volume and resource estimates are discussed in Section 11.6.

11.6	MINERAL RESOURCE ESTIMATION

Sio Silica plans to develop the BRU Property using an underground extraction technique that involves drilling through the quaternary sediments, a carbonate unit and shale, into the underlying sand. The extraction holes will be cased 5 m into the sand and an extraction casing is then lowered into the sand. Air is injected into the extraction casing through the drill string, approximately 3 m - 5 m above the bottom of the extraction casing. Field tests have shown that the air injection process results in a slurry of sand, water, and air that rises to the surface.

Geotechnical testing and analysis have resulted in the extraction recommendations as summarized in Table 11.2. The extraction holes are planned to be drilled in a pod or cluster of up to seven holes in one extraction pad area. The current planning basis is to extract between 3 K and 23 K tonnes of sand from an extraction cluster, depending on the thickness and structural integrity of the overlying limestone and diamicton material, before relocating to the next extraction pad.

11-8

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 11.2

Sand Extraction Recommendations

Competent Limestone Thickness (m)	Quaternary Material Thickness (m)	Extractable Sand Volume (m3)	Extractable Sand Mass (t)	Distance Between Well Clusters (m) (Center to Center)
>25	0-25	15,235	22,853	110
>25	25-35	12,485	18,728	107
>25	>35	10,018	15,027	104
20-25	0-25	9,259	13,889	103
20-25	25-35	7,169	10,754	100
20-25	>35	5,362	8,043	97
15-20	0-25	4,314	6,471	95
15-20	25-35	2,979	4,469	92
15-20	>35	2,245	3,368	90

These extraction recommendations have been utilized to update the mineral resource estimate. Table 11.3 shows the estimate of the mineral resource for the Property as of September 30, 2022.

The mineral resource shown in Table 11.3 is reported as in-place tonnages. The calculated volumes were converted to tonnage by the application of representative average in-place bulk density value of 1.5 g/cm3.

11-9

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 11.3

In-Place Mineral Resource Summary, as of September 30, 2022

	Mineral Resources (Mt)
BRU Property	40/70 mesh fraction	70/140 mesh fraction	Total
Measured	6.5	4.7	11.2
Indicated	27.2	19.2	46.4
Total Measured and Indicated			57.6

Inferred	55.1	36.8	91.9
Total Inferred			91.9

The 40/70 and 70/140 size fractions were assessed during the preparation of this report, as some silica sand markets have preference on the product grain size.

The accuracy of resource estimates is, in part, a function of the quality and quantity of available data and of engineering and geological interpretation and judgment. Given the data available at the time that this Technical Report Summary was prepared, the estimates presented herein are considered reasonable. However, this estimate should be accepted with the understanding that additional data and analysis available after the date of the estimates, may necessitate revision. These revisions may be material. There is no guarantee that all or any part of the estimated resources will be recoverable.

11-10

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

12	MINERAL RESERVE ESTIMATES

This Technical Report does not include an estimate of reserves. The level of engineering does not support the preparation of a Pre-Feasibility Study; therefore, in accordance with the requirements of S-K 1300, the reported resources cannot be classified as reserves.

This section of the report includes estimates of recoverable sand tonnage for the BRU Property based on preliminary extraction plans, production schedules and processing plant and materials handling plans. These estimates are only intended for the purpose of completion of the cash flow forecasts presented in Section 19. These recoverable estimates are not, and should not be construed to be, estimates of reserves for the BRU Property. They do not comply with the Classification of Reserves as required under S-K 1300. It should be noted that there is no certainty that the resource estimate will be realized.

12.1	DEVELOPMENT PLAN

The 25-year development plan, that is discussed in more detail in Section 13, results in 66.4 Mt of clean (saleable) sand from the resource estimate. Stantec notes that the 25-year development plan only addresses a portion of the BRU Property resource. The remaining resource is available for development in further planning efforts.

This estimate of clean (saleable) silica sand is considered to be inclusive of the in-place mineral resource estimate detailed in Section 11. These production estimates are contained within the in- place mineral resource summary and cannot be added to the totals to result in additional resources tonnes.

12-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

13	MINING METHODS

13.1	OVERVIEW

Sio Silica plans to develop the BRU Property using an underground extraction technique that involves drilling through the quaternary sediments, carbonate unit and shale, into the underlying sand. The extraction holes will be cased to the top of the sand and an extraction casing is then lowered into the sand. Air is injected into the extraction casing, approximately 10 m - 15 m above the bottom of the casing. Field tests have shown that the air injection process results in a slurry of sand, water, and air that rises to the surface. The solids content of the slurry ranges from 90% to 20% during the extraction trials. The average solids content is approximately 50%.

The extraction holes are planned to be drilled in a pod or cluster of up to five holes in one extraction pad area. The current planning basis is to extract approximately 3,000 to 23,000 tonnes of sand from the extraction cluster before relocating to the next extraction pad.

Once the slurry reaches the surface, initial processing will remove any oversize or deleterious material such as sand concretions, shale, or chert before it is transported by an overland slurry pipeline to the wet process facility for further processing.

Following wet processing the sand will be stockpiled and fed into a drying and sizing plant where the sand will be separated into saleable fractions and then stored in loadout silos prior to being loaded onto trains for distribution.

Sio Silica plans to commence extraction and processing operations in the 3rd Quarter of Year 0 with the first product sales planned for the 1st Quarter of 2025. The extraction and processing operations are planned to take place for eight months a year, April to November, while sales will take place year-round. The sales will be phased with 1.25 Mt of saleable product planned in Year 1, 2.50 Mt in Year 2, and 2.72 Mt in Year 3 and extending out the remainder of the 25-year plan. For the purposes of this Technical Report Summary, Year 0 is defined as 2024.

13.2	GEOTECHNICAL ANALYSIS

Stantec completed a preliminary geotechnical analysis of the sand extraction techniques impact on subsurface conditions. The results of the analysis are used to provide recommendations for borehole spacing which are intended to limit surface subsidence to an acceptable level.

The preliminary analysis assumes that the shear failure of the Limestone caprock which overlies the sand is the most likely controlling failure mechanism. The analysis incorporated results from geotechnical tests conducted on the overlying Limestone (carbonate unit) as the performance of this unit was considered to be the governing factor in the analysis. The tests concluded that the carbonate unit has an average Geological Strength index (GSI) of between 55 and 65. It is important to note that based upon site specific borehole drilling results, the caprock does not appear to contain extensive vertical fracturing, however drilling has been limited to vertical boreholes which may fail to identify the presence of vertical fractures. The diamicton thickness also controls the loading on the extraction cavity and should be considered in determining the extraction cavity hole dimension.

13-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

The analysis also assumed that the sandstone unit is unconsolidated and after extraction would form a cone with an angle of repose of 31 degrees from the horizontal. Extraction testing by Sio Silica in 2018 and 2019 indicates that there is likely some amount of consolidation within the sandstone unit, perhaps in discrete layers, or perhaps throughout the unit. The extraction tests also infer that voids formed from the extraction process are more complex than a simple conical void with an angle of repose of 31 degrees. Sio Silica completed a sonar survey of one of the boreholes (BRU 92-2) after sand extraction in May 2021. The testing suggests that the extraction voids may be steeper and could have a cylindrical or spherical shape particularly in the short term after extraction. Inspection of other boreholes sometime after sand extraction shows that the voids backfilled with sand; however, to date the mechanism of change in the shape of the extraction voids and source of backfilled sand in the cavities are not well understood.

Sio Silica completed an acoustic borehole image (ABI) and an optical borehole imaging (OBI) of the Limestone caprock in borehole BRU 92-1 in March 2021. The ABI/OBI survey identified horizontal bedding and joints in the caprock with no continuous orthogonal (vertical) joints. This and other boreholes are drilled vertically so there is potential for missing vertical or near vertical joints. Although some cross-bedding joints were identified in the survey, they are limited to a fractured zone potentially in Shale.

Sio Silica also completed surface surveys in the vicinity of the BRU 92-2 and BRU 92-3 (survey points at 5 m to 13 m distance from the boreholes) before and after sand extraction to measure possible resultant subsidence. Surface surveys showed subsidence close to the precision of the survey (1 mm vertical and 1 cm horizontal) due to sand extraction from BRU 92-2 and BRU 92-3 (with single hole arrangement). No test was completed with multi-hole arrangements.

The preliminary analysis indicates that:

●	Subsurface sand extraction should be limited to areas where the carbonate unit is more than 15 m in thickness.

●	The analysis here assumes an overburden thickness of up to 25 m. Overburden thicker than this range should be reviewed case by case to assess potential for subsidence to occur following extraction.

●	The diameter of the extraction voids should not extend beyond 60 m in any circumstance. This diameter should be reduced to 50 m as the carbonate unit thins to 15 m.

●	The distance from the edge of one extraction void to the edge of the next extraction void should not be less than 60 m.

●	An extraction void developed as per the above noted maximum diameter assumptionscontains approximately 25,000 tonnes.

13-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

The extraction layout was developed with these geotechnical criteria in mind. The author(s) would like to note that these geotechnical parameters and the resulting geotechnical analysis are based on geotechnical work completed for the Limestone caprock and assuming that the controlling failure mode is shear failure. Additional testing is recommended to support further analysis on the sandstone void space evolution, and the joint system in the limestone (to investigate for the possible presence of vertical jointing and if found, to assess its impact on stability). As stated above, evidence from testing in 2018/2019 suggests that the sandstone angle of repose is steeper than previously assumed, and related adjustments of the extraction plan which would lead to a more refined extraction layout might be required. In addition, more complex void shapes in the sandstone may be occurring with both steep and shallow side slopes.

As a result of the minimum 15 m cut off for the thickness of the limestone to support overburden loading after sand extraction, and the additional potential for strength analysis on the sandstone layer, recommendations for further geotechnical investigation, testing and analysis will be discussed in the next section. The purpose of this additional assessment is to confirm the Limestone thickness in advance of mining operations, to test the (to date untested) presence of Limestone vertical fractures and the sandstone unit extraction void space and to confirm that other failure modes are not controlling the extraction void maximum size.

13.3	EXTRACTION CONCEPT

Sio Silica conducted 14 extraction tests in the period from 2017 to 2021. The results of these tests indicate that it is reasonable to expect extraction tonnages of approximately 4,500 tonnes from a single extraction well. The current concept involves drilling a central extraction well, surrounded by up to four additional extraction wells, depending on the exact geotechnical conditions of the specific area. The spacing of these wells would be approximately 15-20 m from the centre of one drill hole to the centre of the next well. These seven wells would form one extraction cluster or extraction pad where approximately 3,000 to 23,000 tonnes of sand will be produced.

The current planning basis utilizes relatively small-scale truck mounted drilling equipment to drill the extraction wells and to set the initial casing. Sio Silica is planning to retrofit a fleet of smaller drill rigs to serve as the primary extraction rigs. These drills will be capable of advancing the extraction casing into the sand unit, applying the necessary air to facilitate the air lifting of the sand slurry, and distributing the sand slurry to surface facilities central to the extraction cluster. These facilities would include the initial processing discussed above as well as mixing with water as required to achieve the appropriate solids content to facilitate overland slurry transport to the final process facilities.

A relocatable shack will be located at the extraction pad and will serve as a central control facility for the operating extraction wells, the initial processing, and sand slurry mixing and pumping.

The extraction process is planned to take place for eight months a year, April to November inclusive. During this time enough sand will be produced to supply the drying and sizing plant with enough product to operate on a year-round basis. This concept was developed to minimize the difficulties with operating a slurry system and wet process facility in the winter months.

13-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

13.4	SURFACE DEVELOPMENT AND RECLAMATION

The planned production discussed above will require the surface development of approximately 230 ha in Year 0, 110 ha in Year 1 and averages 225 ha in Year 2 and until the end of the 25 year plan. Figure 13.1 illustrates the proposed surface development plan for the BRU property development. This development plan includes offsets from existing road infrastructure, high voltage transmission lines, and residential areas. Please note this development plan is subject to change as extraction progresses.

The land area required for development will be leased from the current owners for a total of three years. Land required for any specific production year will be leased the prior year. In this manner any pre-production development such as tree clearing/mulching, access road development, slurry pipeline layout, and extraction well drilling will take place one year in advance. In the year following the extraction season, closure and reclamation activities will take place. These activities will include extraction well abandonment, removal of all remaining infrastructure such as slurry and return water piping, and reclamation that is expected to include minor levelling, discing, and seeding to grass.

13.5	SLURRY TRANSPORTATION

Once the sand slurry reaches the surface and has undergone the initial treatment for the removal of oversize and deleterious materials, water will either be added to or removed from the slurry until it reaches the appropriate solids content for slurry transportation. Sio Silica will employ a network of high-density polyethylene (HDPE) pipe to transport the slurry overland to the main process facilities. In the early years of production this overland distance is between three and four km however it grows to approximately 15 km in the latter years of the project. The first stage slurry pumps will be located at the extraction pad. As the overland distance increases, booster pumps will be located as required along the route. The slurry transportation system has been designed to operate at approximately 25% solids. This allows the slurry process to be stopped and then restarted without having to empty the pipeline.

Once the slurry reaches the main process facilities it will be piped directly into the wet process facility for further treatment. As discussed, the extraction, slurry transport and wet process facilities will be operational 8 months of the year.

13-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

672,000
674,000
676,000
678,000
680,000
682,000
684,000
5,528,000
5,526,000
5,524,000
5,522,000
5,520,000
5,518,000
5,516,000
5,514,000
Bru 34
Bru 35
Bru 36
Bru 95
Bru 96
Bru 97
Bru 32
Bru 29
Bru 28
Bru 27
Bru 25
Bru 93
Bru 92
Bru 91
Bru 90
Bru 19
Bru 20
Bru 21
Bru 22
Bru 23
Bru 24
Bru 82
Bru 83
Bru 84
Bru 85
Bru 17
Bru 16
Bru 15
Bru 14
Bru 13
Bru 81
Bru 80
Bru 79
Bru 78
Bru 11
Bru 12
Bru 71
Bru 73
Bru 74
Bru 9
Bru 10
Bru 5
Bru 4
Bru 3
Bru 2
Bru 1
Bru 70
Bru 69
Bru 68
Bru 67
Bru 62
Bru 64
Bru 65
Bru 66
Bru 127
Bru 128
Bru 129
Bru 130
Bru 57
Bru 56
Bru 55
Bru 126
Bru 125
Bru 124
Bru 123
Bru 59
Bru 60
Bru 58
Bru 52
Bru 53
Bru 54
Bru 118
Bru 119
Bru 120
Bru 121
Bru 50
Bru 47
Bru 44
Bru 43
Bru 117
Bru 116
Bru 115
Bru 114
Bru 146
Bru 45
Kilometers
Scale 1:80,000
(At original document size of 8.5x11)

Legend

- Mining Claim
- Crown Surface Land
- Private Section
- 15m Carbonate Thickness Cut-Off
- CN Rail Line
- GWWD Rail Line
- Road
- Power Line

Extraction Plan by Year

0, 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25

Undeveloped Area

MTonnes Raw Sand

Coordinate System: NAD 1983 UTM Zone 14N

Stantec SiO SILICA

Initial Assessment BRU Property

Proposed Extraction Plan

Figure 13-1

DRAWN BY: M.B.
CHK'D BY: K.W.
DATE: 10/6/2023

FILE: Fig13_1_Bru_25_Year_Extraction_Plan
V:\1295\active\129500488\Discipline\Geology\ArcGIS\MXD

Disclaimer: This document has been prepared based on information provided by others as cited in the Notes section. Stantec has not verified the accuracy and/or completeness of this information and shall not be responsible for any errors or omissions which may be incorporated herein as a result. Stantec assumes no responsibility for data supplied in electronic format, and the recipient accepts full responsibility for verifying the accuracy and completeness of the data.

13-5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

14	PROCESS AND RECOVERY METHODS

The processing component of the BRU silica operation is guided by a modular and multi-stage recovery process. The four general areas are:

●	A modular well pad screening and dewatering plant for slurry preparation;

●	A dewatering circuit or ‘wet plant’ for raw sand separation;

●	A dry screening plant for final sizing and beneficiation; and

●	The storage and loadout system.

14.1	WELL PAD SCREENING CIRCUIT

The well pad screening circuit is a modular and relocatable system situated at a well pad. Each screening unit is comprised of a series of sumps, screens, and cyclones to ensure the overland slurry transport pipeline is properly fed in terms of size and slurry concentration. The operation is anticipated to have multiple units and several parallel trains of each unit. The units are identified alphanumerically, with a numeral for each unit, e.g. SUW1 identifies the number one (1) Sump (SU) at the well pad (W). A letter identifies one of the two trains, either A or B train. The well pad process is generally as follows:

Incoming slurry from extraction is delivered to a two deck 6‘x16’ protection screen resting atop at sump; overs from the screen are anticipated to be minimal and will be mainly various cobbles and conglomerates. Screen unders are collected in the sump and pumped to a three-part collection sump in the dewatering plant. The three-part collection sump comprises the initial step of the well pad dewatering plant, allowing the fines and sand to settle and thicken and the water to decant from the initial dilute slurry feed. The settled or thickened solids are pumped to feed a series of 20” cyclones, separating again the ultrafines and gravels. Overflow from the cyclones is recycled to the three-compartment sump for a closed loop circuit; underflow from the cyclones feeds a pair of dewatering screens in series. The sand is then prepared for overland slurry transport in the collection sump. Makeup water is added, diluting the slurry to 28% solids, and pumped to the wet plant.

14-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 14.1 summarizes the key process equipment for the well pad and dewatering plant up to the overland slurry transport.

Table 14.1

Key Process Equipment – Well Pad and Dewatering Plant

Item	Identifier (# and train)	Notes/Capacity
Sump, Well pad	SUW1/2/3/4/5 A&B
Sand Screen	SCW1/2/3/4/5 A&B	6‘x’16’ DD
Sand transport pump	PW1/2/3/4/5 A&B	4x6 60 HP
Three compartment sump	SU02 A&B
Return water pump to well pad	PW1/2/3/4/5 A&B	4x6 40 HP
Transport pump, DW plant	P02 A&B	12x14 250 HP
Sand Cyclone	CY2-1/2/3/4 A&B	20” Krebs GMax
Dewatering Screen	SC02-1/2 A&B	Tabor 8‘x12’ SD
Collection sump	SU03 A&B
Overland transport pump	P03 A&B	8x10 250 HP

Generally, the well pad circuit components from the initial sumps SUW 1/2/3/4/5 A&B and the well pad dewatering plant SU02 A&B through P03 A&B are anticipated to be in close vicinity to one another to facilitate inter-operability of allocated infrastructure. The return water pump and sand pumps are designed for approximately 1,500’ radius to allow some flexibility if required.

Overland transport pumps are intended to be staged on 3,000’ intervals. As the extraction process progresses further from the wet plant or additional head is encountered due to changing conditions, another booster pump arrangement is required. Preliminary designs indicate 14DR11 piping for the overland slurry transport.

14.2	WET PLANT

The wet plant receives the incoming slurry from the overland piping system. Similar to the dewatering plant, a three-part collection sump comprises the initial step of the wet plant, allowing the fines and sand to settle and thicken and the water to decant from the initial dilute slurry feed. The settled or thickened solids are pumped to feed a series of 20” cyclones in this case serving as dewatering and thickening cyclones. Overflow from the cyclones is recycled to the three-compartment sump and then to the clarifier; underflow from the cyclones feeds a pair of dewatering screens in series. Underflow from the screens returns to the three-compartment sump. Screen deck discharge is collected via conveyor to be stockpiled in the WIP pile. Cyclone underflow can also be diverted processing by wet high intensity magnetic separation (WHIMS) units, by Eriez, to reject the weakly magnetic and ferrous metal inclusions. The rejected material is collected and separated in a separate stream, with the remaining siliceous sand continuing forward to the WIP pile.

A fines thickener receives slurried fines from the cyclone overflow via the three-compartment sump. Based on the preliminary sizing, the deep cone thickener will settle the dilute fines entrained in the cyclone overflow, producing a thickened slurry. The slurry will be further dewatered by a pair of 2,000 mm plate presses in batch parallel mode, to provide sufficient capacity for the anticipated full throughput and to dewater to a handleable cake. Fines are handled by front-end loaders (FEL) to remove the produced cakes; clarified overflow will be recycled to the slurry transport system from the wet plant thickener and plate press system.

14-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Wet plant key process equipment is identified in Table 14.2.

Table 14.2

Key Process Equipment – Wet Plant

Item	Identifier (# and train)	Notes/Capacity
Three compartment sump	SU04 A&B
Return water pump to well pad	PO 5 A&B	10x12 125 HP
Transport pump, Wet plant	P02 A&B	10x12 250 HP
Sand Cyclone	CY4-1/2/3/4 A&B	20” Krebs GMax
Dewatering Screen	SC04-1/2 A&B	Tabor 8‘x12’ SD
Collection Conveyor	C101/102/103
Thickener/Clarifier	THK101	36’ dia. Deep cone.
Mud Tank	MT101
Filter Press Sump Pump	SP102
Plate press	PP101/102	2,000 mm plate, 207 plates
Wet high intensity magnet	WM 101/102

Figures 14.1 through 14.6 illustrate the anticipated process flow sheets.

14-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

W3A
43 50
267 1.45
734 GPM M.U.W. FROM PUMP "PW3A RET" SHT. PHASE 1 AREA 3A
SCW3A
0.5 89
1 2.25
OVERFLOW TO PIT
2 DECK 6'x16' VIBRATING SCREEN
6" DR17 – 1500'
PRODUCTION WELL 3A
PW3A
44 17
999 1.12
0–100 GPM MAKE-UP WATER FOR STIR WATER
SUW3A SUMP W/SCREEN
PW3A 4x6 GM 60 HP SAND SUMP TRANSPORT PUMP
FM3A 6" SLURRY FLOW METER
TO COLLECTION SUMP "SU02A" SHT. PHASE 1 AREA 3A
W4A
28 32
309 1.25
691 GPM M.U.W. FROM PUMP "PW4A RET" SHT. PHASE 1 AREA 3A
SCW4A
0.3 89
1 2.25
OVERFLOW TO PIT
2 DECK 6'x16' VIBRATING SCREEN
6" DR17 – 1500'
PRODUCTION WELL 4A
PW4A
29 12
999 1.08
0–100 GPM MAKE-UP WATER FOR STIR WATER
SUW4A SUMP W/SCREEN
PW4A 4x6 GM 60 HP SAND SUMP TRANSPORT PUMP
FM4A 6" SLURRY FLOW METER
TO COLLECTION SUMP "SU02A" SHT. PHASE 1 AREA 3A
W2A
61 69
219 1.76
782 GPM M.U.W. FROM PUMP "PW2A RET" SHT. PHASE 1 AREA 3A
SCW2A
0.7 89
2 2.25
OVERFLOW TO PIT
2 DECK 6'x16' VIBRATING SCREEN
6" DR17 – 1500'
PRODUCTION WELL 2A
PW2A
61 23
998 1.17
0–100 GPM MAKE-UP WATER FOR STIR WATER
SUW2A SUMP W/SCREEN
PW2A 4x6 GM 60 HP SAND SUMP TRANSPORT PUMP
FM2A 6" SLURRY FLOW METER
TO COLLECTION SUMP "SU02A" SHT. PHASE 1 AREA 3A
W5A
18 20
338 1.14
662 GPM M.U.W. FROM PUMP "PW5A RET" SHT. PHASE 1 AREA 3A
SCW5A
0.2 89
0 2.25
OVERFLOW TO PIT
2 DECK 6'x16' VIBRATING SCREEN
6" DR17 – 1500'
PRODUCTION WELL 5A
PW5A
18 8
1000 1.05
0–100 GPM MAKE-UP WATER FOR STIR WATER
SUW5A SUMP W/SCREEN
PW5A 4x6 GM 60 HP SAND SUMP TRANSPORT PUMP
FM5A 6" SLURRY FLOW METER
TO COLLECTION SUMP "SU02A" SHT. PHASE 1 AREA 3A
W1A
70 80
193 1.99
807 GPM M.U.W. FROM PUMP "PW1A RET" SHT. PHASE 1 AREA 3A
SCW1A
0.8 89
2 2.25
OVERFLOW TO PIT
2 DECK 6'x16' VIBRATING SCREEN
6" DR17 – 1500'
PRODUCTION WELL 1A
PW1A
70 26
998 1.19
0–100 GPM MAKE-UP WATER FOR STIR WATER
SUW1A SUMP W/SCREEN
PW1A 4x6 GM 60 HP SAND SUMP TRANSPORT PUMP
FM1A 6" SLURRY FLOW METER
TO COLLECTION SUMP "SU02A" SHT. PHASE 1 AREA 3A
Preliminary Design
ISSUED FOR REVIEW
Figure 14–1
Line Legend
WATER
PRODUCT
DIRTY WATER
COMP. AIR
Well Pad "A" Wet Plant Feed – Process Flow Diagram – Phase 1 Area 1A
mTPH
USGPM
% SOLIDS
S.G.
Flow Box Key

PROCESS ENGINEERS AND EQUIPMENT CORPORATION

7716 W. Rutter Parkway, Spokane, WA 99208
Phone (509)468-8201 Fax (509)468-8970
www.processengineers.com

© 2021 PROCESS ENGINEERS AND EQUIPMENT CORPORATION
All Rights Reserved
This drawing contains proprietary trade secret information of Process Engineers And Equipment Corporation and any reproduction or use without the expressed written permission of Process Engineers And Equipment Corporation is prohibited.

SioSilica Wet Plant – Phase 1 Area 1A
315 Mtph Well Pad "A" Wet Plant Feed– Process Flow Diagram

DRAWN BY	TAP	APP'D BY	J.S.
JOB #	21571	SCALE	NA
DRAWING #	21571 PHASE 1 AREA 1A	DATE	3/30/21

14-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

CY2A1
20" gMAX CYCLONE
CY2A2
20" gMAX CYCLONE
CY2A3
20" gMAX CYCLONE
CY2A4
20" gMAX CYCLONE
MAN2A1
RUBBER LINED FEED MANIFOLD
MAN2A2
RUBBER LINED FEED MANIFOLD
MAN2A
RUBBER LINED FEED MANIFOLD
MANIFOLD
SC02A1
8'x12' SINGLE DECK 15 HP TABOR DEWATERING SCREEN
SC02A2
8'x12' SINGLE DECK 15 HP TABOR DEWATERING SCREEN
SUPPORT STRUCTURE (TYP)
FROM TRANSPORT PUMPS "PW1A>5A" PHASE 1 AREA 1A
MAKE-UP WATER TO MINE SCREENS PHASE 1 AREA 1A
1500' 6" DR17
TO FILTRATION BY OTHERS
PW1>5A RET
(5) 4x8 C/W 40 HP SUMP TRANSPORT PUMPS
SU02A
3 COMPARTMENT COLLECTION SUMP
P02A
12x14 C/W 250 HP SUMP TRANSPORT PUMP
3250 GPM M.U.W. FROM PUMP "P10A" SHT. PHASE 1 AREA 5
0-100 GPM MAKE-UP WATER FOR STIR WATER
SU03A
COLLECTION SUMP TO WET PLANT
P03A
8x10 C/W 250 HP SUMP TRANSPORT PUMP
14" DR11 - 3000'
FM7A
14" SLURRY FLOW METER
TO WET PLANT SUMP "SU04A" PHASE 1 AREA 4A
Preliminary Design
ISSUED FOR REVIEW
Line Legend
WATER
PRODUCT
DIRTY WATER
COMP. AIR
mTPH
USGPM
% SOLIDS
S.G.
Flow Box Key
Well Pad "A" Dewatering Plant
Process Flow Diagram Phase 1 Area 3

Figure 14-2

PROCESS ENGINEERS AND EQUIPMENT CORPORATION	© 2021 PROCESS ENGINEERS AND EQUIPMENT CORPORATION	Sio Silica Slurry Project – Wet Plant Proposal – Phase 1 Area 3	
		315 Mtph Well Pad "A" Dewatering Plant – Process Flow Diagram	

7716 W. Rutter Parkway, Spokane, WA 99208
Phone (509)468-8201 Fax (509)468-8970
www.processengineers.com

All Rights Reserved
This drawing contains proprietary trade secret information of Process Engineers And Equipment Corporation and any reproduction or use without the expressed written permission of Process Engineers And Equipment Corporation is prohibited.

DRAWN BY	TAP	APP'D BY	J.S.
JOB #	21571	SCALE	NA
DRAWING #	21571 PHASE 1 AREA 3A	DATE	3/29/21

14-5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

16A1
16A2
16A3
16A4
CY4A1
20" gMAX CYCLONE
CY4A2
20" gMAX CYCLONE
CY4A3
20" gMAX CYCLONE
CY4A4
20" gMAX CYCLONE
MAN4A1
RUBBER LINED FEED MANIFOLD
MAN4A2
RUBBER LINED FEED MANIFOLD
MAN4A
RUBBER LINED FEED MANIFOLD
MANIFOLD
12A1
12A2
16A1,2,3,4
13A1
13A2
150 GPM MAKE-UP WATER FROM PUMP "P11A" SHT. PFD-05
SPRAY BAR
14A1
14A2
SCO4A1
8'x12' SINGLE DECK 15 HP TABOR DEWATERING SCREEN
SCO4A2
8'x12' SINGLE DECK 15 HP TABOR DEWATERING SCREEN
SUPPORT STRUCTURE (TYP)
15A1
15A2
FROM TRANSPORT PUMP "PO3A" SHT. PHASE 1 AREA 3A
14A1+14A2
CO4-1
COLLECTION BY OTHERS
TO CLARIFIER
17A
12A
PO5A
10x12 CW 125 HP SUMP TRANSPORT PUMP
SUO4A
3 COMPARTMENT COLLECTION SUMP
PO4A
10x12 CW 250 HP SUMP TRANSPORT PUMP
Preliminary Design
ISSUED FOR REVIEW
Line Legend
WATER
PRODUCT
DIRTY WATER
COMP. AIR
mTPH
USGPM
% SOLIDS
S.G.
Flow Box Key

Well Pad "A" Wet Plant – Process Flow Diagram – Phase 1 Area 4 Figure 14-3

PROCESS ENGINEERS AND EQUIPMENT CORPORATION

7716 W. Rutter Parkway, Spokane, WA 99208
Phone (509)468-8201 Fax (509)468-8970
www.processengineers.com

© 2021 PROCESS ENGINEERS AND EQUIPMENT CORPORATION
All Rights Reserved
This drawing contains proprietary trade secret information of Process Engineers And Equipment Corporation and any reproduction or use without the expressed written permission of Process Engineers And Equipment Corporation is prohibited.

Sio Silica Slurry Project – Wet Plant Proposal – Phase 1 Area 4
315 Mtph Well Pad "A" Wet Plant – Process Flow Diagram

DRAWN BY	TAP	APP'D BY	J.S.
JOB #	21571	SCALE	NA
DRAWING #	21571 PHASE 1 AREA 4A	DATE	3/30/21

14-6

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Magnet 1
Magnet 2
Magnet 3
Magnet 4
Well Water Tank
FLOC101
Floc Mixing & Dosing
BLD101
LIME ADDITIVE
THK101
Water Tank
WT101
Mud Storage Tank
MT101
PP101
PP102
AC101
C101
C102
C103
Legend
mtph solids
% solids by wt.
m^3/h Water
m^3/h slurry
530,000 mt WIP Pile
1600 mt Pile
Waste from Dry Plant

Preliminary Design

Calculation results may differ due to variations in operating conditions and application of crushing and screening equipment. This information does not constitute an express or implied warranty, but shows results of calculations based on information provided by customers or equipment manufacturers. Use this information for estimating purposes only.

All calculations performed by AggFlow. http://www.AggFlow.com

Sio Silica
21015-FLOW-REV3.agzx
Chuck Baxter
Plant Stage #1: Wet Plant Area
Project #: 140376 Revision #: 687446 Date: December/20/2022

14-7

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

21015-FLOW-REV1.agzx
Dry Plant Area
G205
G209
INV201
INV202
3,000mt 40/70
3,000mt 70/140
3,000mt 70/140
3,000mt 40/70
472mt
Preliminary Design

Calculation results may differ due to variations in operating conditions and application of crushing and screening equipment. This information does not constitute an express or implied warranty, but shows results of calculations based on information provided by customers or equipment manufacturers. Use this information for estimating purposes only.

All calculations performed by AggFlow. http://www.AggFlow.com

Sio Silica

21015 Flow

Tab Butler

Plant Stage #1: Dry Plant Area

Project #: 111138 Revision #: 521885 Date: April/5/2021

Figure 14-5

14-8

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

21015-FLOW-REV1.agzx

Truck Loadout Area
Super Sack Loadout Area
Rail Loadout Area

Preliminary Design

Calculation results may differ due to variations in operating conditions and application of crushing and screening equipment. This information does not constitute an express or implied warranty, but shows results of calculations based on information provided by customers or equipment manufacturers. Use this information for estimating purposes only.
All calculations performed by AggFlow. http://www.AggFlow.com

Sio Silica
21015 Flow
Tab Butler
Plant Stage #1: loadout Area
Project #: 111138 Revision #: 521885 Date: April/5/2021

Figure 14-6

14-9

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

14.3	DRY SCREENING PLANT

Dry screening plant begins at the reclaim from the WIP pile. Raw sand is reclaimed from the WIP storage area via front end loaders and fed into a feed hopper with a vibrating grizzly feeder feeding an impactor to break any lumps or potentially conglomerated material while in the WIP storage area. A Louisville rotary dryer will drive off excess moisture, designed to take to nominally 2% moisture. The remaining dry plant is continued through bucket elevators to four parallel sets of Rotex sizing screens, for product sizing and separation prior to storage and loading operations. The key dry plant equipment is identified in Table 14.3.

Table 14.3

Key Process Equipment – Dry Plant

Item	Identifier (# and train)	Notes/Capacity
Vibrating Grizzly	VGF201	62“x24’ grizzly
Impactor	CR201	Lippman 5165 Impactor
Screen	C202	6‘x20’ 3 deck screen
Rotary Dryer	DRY201
Screening	SCR202 through 209	Rotex 5300 2 Deck screen

The dry plant is partially enclosed, with the dryer and main screens and sizing contained within a building structure.

14.4	STORAGE AND LOADOUT

Storage and loading battery limits are fed by bucket elevators to four (4) of 3,000 tonne silos (each). These 100’ tall bolted silos are positioned to provide storage for the planned production in two independent trains of equal capacity. Each train of two silos is reclaimed via independent reclaim conveyors to two sets of two (total of four) rail loading batch silos. Each silo has 75 tonnes of capacity, allowing for a total of 150 tonnes of capacity on each loading track.

14.5	PLANT DESIGN AND CONSTRUCTION

Turnkey Process Solutions (TPS) has provided designs for the wet plant, dry plant, train loadout and the storage silos. TPS is experienced in plant specification, design and construction, and has worked with Sio Silica throughout the design process and engagement on the project.

TPS have developed plant simulations and models to assess the potential plant recovery. These models are based on TPS inspection of and analysis of the BRU project samples and historic test work. Based on this analysis, losses in yield have been accounted for as follows: 4% losses in extraction and wet handling and an additional 3% losses in drying and dry handling.

14.6	RAIL DESIGN AND CONSTRUCTION

The rail alignment has been developed by another design contractor, integrated with the Sio Silica team. Trans Energy Services has assessed the site to deliver potential rail services and initial track layouts. Initial concepts have been laid out for the dual loading systems and are laid out in the attached preliminary design schematics.

14-10

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

15	INFRASTRUCTURE

15.1	RAIL

Rail designs were conceptualized by Trans Energy Services, an outside rail consultant contracted by Sio Silica to design an operating system for the rail operation. Generally, the design will interface with the existing Canadian National (CN) line and is compliant with the current CN design specifications. The design includes approximately 24,000 ft (7.3 km) of track implemented and constructed of two phases to coincide with the development of the project. The multi-loop design includes the capacity to store additional rail cars, or to adapt the operation to container-based loading with future expansion efforts. The current plan is to develop the initial 18,500 ft (5.6 km) in the Phase One construction effort, which will include the sub-grade, sub- ballast, and a perimeter access and inspection road, all compliant to CN design specifications. The additional 5,500 ft (1.8 km) will be built to expand storage and additional loading capacity during Phase Two.

15.2	POWER

Power to the extraction pad processing and booster pumps will be supplied by relocatable gensets, connected via feeder cables. Incoming power to the wet and dry plant is anticipated to connect to the nearest Manitoba Hydro lines. For the purposes of this report, a high voltage connection line of approximately 1 mile (1.6 km) was allowed for tie-in to the nearest high voltage connection. A substation, with step down transformer and control system, was provided to change to medium distribution voltage. An allowance was made for a power study with the local utility.

15.3	ACCESS

Site access is via local roads and highways. Considering that no local distribution of the final product is planned, the only access should be for Sio Silica workers, labourer’s, and vendors.

15.4	GAS LINE

Review of the available gas lines in the area indicate an approximate 22 km overland gas pipeline to provide the gas for the rotary dryer system at the Dry Plant. Stantec has allowed for the tie-in and construction of the line to the dry plant.

15.5	MAINTENANCE FACILITY

A simple maintenance facility designed from arched fabric structures has been designed to allow all weather access and maintenance on mobile equipment. Commonly, these structures are developed with a concrete slab on grade, with a minor curb wall either of blocking or poured structure, to develop an enclosed working surface. The area is planned for mobile equipment maintenance, as well as maintenance on pumps, skids, or electrical equipment.

15-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

15.6	OFFICES

Office and lavatory space has been accounted for with three 24 ft x 60 ft units to house all site office and logistics, plus a single 12 ft x 32 ft lavatory trailer.

15.7	OPERATIONS TRAILER

An operations trailer at the at the extraction well pad has been conceptualized to provide an operating center for the drilling, screening, pumping and overland pipeline system.

15.8	PROCESS WATER WELL

Makeup water will be required at the plant site for initial startup and development. An allowance for one well at the plant site has been estimated.

15-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

16	MARKET STUDIES

16.1	INTRODUCTION

Sio Silica is intending to produce high-quality premium silica sand for end use in the technology markets. The 99.9% SiO2 and low iron content (<100ppm Fe) are typically marketed to manufacturers of solar glass, smart glass for computing and mobile device applications, and semiconductors, among other uses, and receive a premium compared to 95% SiO2 purity. A confidential marketing study was completed by a third party, on behalf of Sio Silica, focused on the premium silica market and salient points are extracted from the study and discussed in further detail below.

16.2	MARKETS/ DEMAND

The global market for silica sand is approximately 350 million tonnes per annum, with approximately three quarters of that total in North America (112 million tonnes) and Asia Pacific (154 million tonnes), as of 2021. The growth has historically been at a compound annual growth rate (CAGR) of 3.6% over the past five years. Of this global market, the high purity market consists of approximately 13 million tonnes per annum.

The North American market for high purity, low iron silica has been in the 1 million tonne per annum range historically through 2021 and is anticipated to grow to 2 to 3 million tonnes per annum by 2025, principally driven by the photovoltaic market and technology applications. The growth of PV solar glass is projected at 30% CAGR principally driven by improved economics through manufacturing and new legislation supporting domestic solar PV manufacturing. A 15% compound annual growth rate is projected for smart (technology) glass applications, based on similar regulatory reforms and increased adoption rates.

16.3	COMPETITION

Supply of high purity quartz to the Asian market has traditionally been supplied via Vietnam and Cambodia. Both countries have scaled back exports to China to strengthen their local manufacturing, resulting in a supply shortage in the rest of Asia and therefore higher delivered prices. These higher prices have incented new mines in Australia, with as much as 10 million tonnes per annum potentially coming online by 2026. The anticipated growth in the high purity silica market has provided motivation to other potential sources of supply in Australia, according to the marketing report. It is anticipated that the supply from these to-be-developed proposed mines will require additional beneficiation, adding costs to the mine gate pricing. The timing and tonnage of this new supply and the level of the beneficiation, and associated costs, is uncertain. Australian mining companies are expected to be the primary exporter to China; however, it is unclear how much will materialize, according to the marketing study. In the future scenario, Australian mining companies may potentially have lower delivered costs compared to other international peers for solar glass applications, but will require beneficiation for smart glass applications, resulting in a higher delivered price.

16-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

There are only two mines in the US today capable of providing low iron silica sand (99.9% SiO2, <100 ppm) totaling approximately 1 million tonnes per annum of supply. These two mines are:

●	US Silica mine in RockWood, MI. (0.45 Mtpa of production)

●	Covia mine in Junction City, GA. (0.55 Mtpa of production)

The risk of supply substitution for high purity markets is low. Recycled glass is only used for low purity applications. A very limited potential for quartz production of about 0.5 million tonnes per annum as byproduct of lithium production, although this stream is currently immature and will be subject to further verification and testing.

16.4	CONTRACTS AND POTENTIAL OFFTAKERS

According to the marketing study, typical contracts are two-to-three-year renewable contracts indexed to inflation, and identified with a specific purity, quality, and quantity. In a similar fashion, there are typically penalties for not meeting these criteria.

Sio Silica has provided Stantec with documents regarding product pricing agreements from three companies.

Agreement #1

The first document is a proposed sales and purchase agreement contract between Sio Silica and Company 1, that Sio Silica has indicated should be finalized in the fourth quarter of 2023. The document states a sales price of US$180 per MT FOB loading port for 500,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$149 per MT.

The initial term of this proposed agreement is from January 1, 2024 to December 21, 2026. Thereafter term of the agreement will be automatically renewed for an unlimited number of one (1) year terms unless terminated by either the buyer or the seller.

Agreement #2

The second document is a Memorandum of Understanding between Sio Silica and Company 2 and dated September 15, 2022. The document states a sales price of US$250 per MT FOB loading port for 800,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$240 per MT.

Both the buyer and the seller agree to use their best efforts to enter into a binding Sales Agreement in the first quarter of 2024.

16-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Agreement #3

The third document is an engagement agreement between Sio Silica and Company 3 and dated November 1, 2022. The document states a sales price of US$200 per short ton FOB Mine Gate for 1,200,000 short tons per annum. The agreement also stipulates a service fee equal to 15% of the gross amount of the purchase price paid. When conversion to metric tonnes and the 15% fee are considered, it equates to a mine gate price of CDN$243.60 per MT.

The term of this agreement is unlimited unless terminated by either the buyer or the seller.

Product Pricing

Stantec used a weighted tonnage per annum price from all three agreements for the initial years of the analysis. A weighted tonnage per annum price for the last two agreements was used from 2030 until the end of the project life.

Product Quality

The first two agreements specify that the quality parameters for the delivered sand shall be a silicon dioxide (SiO2) percentage greater than or equal to 99.9% and Fe2O3 content less than or equal to 100 ppm.

It is the opinion of Stantec that given the results of the sand analysis discussed in Section 8, the sand pricing discussed above is applicable to the BRU Property resource and as such has been used in this Study.

Stantec does note, however, that confirmed sales agreements or contracts for the full levels of silica sand production that form the basis of this Study have yet to be finalized.

16-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

17	ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

Sio Silica has engaged AECOM to provide consulting support through the regulatory approval process. The following is a summary of information provided by AECOM.

17.1	ENVIRONMENTAL BASELINE INVESTIGATIONS

Environmental baseline information for the Project area was obtained from the following:

●	Available desktop information, such as a previous fish and fish habitat survey (Milani, 2013)

●	Environmental studies that overlapped with Project local and regional areas in 2018

o	Spring auditory amphibian survey (May 2018) focused in wetland areas

o	Baseline noise data (May and August 2018)

o	Summer vegetation survey (June 2018) in representative vegetation communities

o	Fall vegetation survey (September and October 2018) with additional emphasis on wetland areas and the Project Site

●	Heritage Resource Impact Assessment studies conducted by an archaeologist at the processing facility site (May 2020) and at the extraction site for extractions years to 2025 (May 2021)

●	Hydrogeological and geochemical study to document existing groundwater flow and quality at the project site and evaluate the potential to impact groundwater quantity, quality and users of surface water and groundwater in the vicinity of the project (November - December 2020)

Much of the Project area where the processing facility footprint, and extraction activities up to and including year 2025, will occur has been previously disturbed / cleared due to activities such as tree clearing and aggregate extraction. The remaining naturally vegetated areas are primarily woodlands with some low wet areas occurring that are typically dominated by dense willow and alders. The woodland areas feature trembling aspen and aspen-dominant / bur oak stands. Occasional tamarack, black spruce, balsam poplar and balsam fir / aspen-mixed wood stands also occur with common understory shrub species including American hazel, red-osier dogwood, wild rose and willow.

Considering the largely previously disturbed nature of the Project site and the application of environmental protection measures, such as clearing natural vegetation outside of the breeding season for migratory birds, potential impacts to wildlife and species at risk that may occur in the Project area can be mitigated. Progressive annual closure and rehabilitation of extraction wells and associated disturbed areas will also mitigate environmental effects.

The Heritage Resource Impact Assessments (HRIAs) for the processing facility, and extraction area for years up to and including 2025, recommended that Manitoba Heritage Resources Branch issue a clearance letter for both Project areas due to lack of occurrence of significant heritage resources in areas with highest probability of heritage resources occurrence, and low probability of Project impacts to heritage resources. The HRIA also recommended the development of a Heritage Resources Protection Plan to guide workers on mitigation actions that will need to be implemented should unknown heritage resources be discovered. A clearance letter for the processing facility site was issued by Historic Resources branch on June 28, 2020. A draft HRIA report will be issued to Historic Resources Branch in June 2021 for the extraction site for extractions years up to 2025.

17-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Modeling results from the hydrogeological study using existing data supplemented by on-site pump test data obtained in 2020 and 2021 has determined that effects on groundwater quantity are anticipated to be relatively small, local, temporary and reversible, with groundwater levels simulated to recover shortly (20 to 80 days) with approximately 80% recovery approximately two days after operations end each year. Groundwater model simulations indicate that groundwater users beyond a radial distance of approximately 2.2 km from the active extraction wells are unlikely to experience any effects due to extraction activities, and for those within 2.2 km from the active extraction wells the magnitude of drawdown impacts is anticipated to be between 1 m and 5 m for the majority of the licensed water supply wells. The groundwater removed from the extraction well by air injection is separated from the sand at the dewatering station then passes through a UV treatment system before being immediately returned to the extraction well and to the sandstone aquifer the groundwater was originally extracted from. The groundwater is not exposed to the atmosphere after the UV treatment to prevent any potential for contamination (e.g. bacteria). The UV treatment is a technique commonly used in municipal water treatment facilities, including the city of Winnipeg.

Geochemical modeling indicated that operations would slightly reduce existing high levels of iron and manganese concentrations in the groundwater due to aeration and re-injection of treated water or mixing. Therefore, effects on groundwater quality are anticipated to produce relatively small positive changes in local groundwater chemistry and are temporary and reversible. In summary, potential effects on groundwater quantity and quality will be avoided or minimized with the application of the following mitigation, management and monitoring plans:

●	Waste Characterization and Management Plan

o	To guide management of natural waste materials from drilling (standard practice for existing mining operations in Manitoba)

●	Water Management Plan

o	To balance operational water supply and demands

●	Progressive Well Abandonment Plan

o	To ensure groundwater remains protected as per regulatory requirements

●	Groundwater Monitoring and Impact Mitigation Plan

o	To confirm modeling predictions and proactively implement mitigation measures before any adverse effects occur to local water well users

17.2	PERMITTING REQUIREMENTS

17.2.1	Provincial

The sand processing facility, and the extraction activities associated with the Project up to and including year 2025, will be reviewed by Manitoba Conservation and Climate (MBCC) and licensed separately under The Environment Act. No other permits / licenses from other provincial agencies can be issued for a project requiring licensing under The Environment Act until the project receives an Environment Act Licence.

17-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

The sand processing facility is currently being reviewed under The Environment Act as a “manufacturing and industrial plant” which is a Class 2 development in Section 3 of the Classes of Development Regulation under group 4 “Manufacturing”. An Environment Act Licence application, including the required Environment Act Proposal (EAP), was submitted for MBCC Environmental Assessment Branch review on July 2, 2020. On October 15, 2020, MBCC required that Sio Silica hold a facilitated Public Meeting to present information on the facility Project and address public questions. On November 4, 2020, MBCC confirmed that a more formal Clean Environment Commission Hearing would not be required for the facility Project. Sio Silica held a facilitated virtual Public Meeting on December 15, 2020 and submitted a Public Meeting Report to MBCC on December 23, 2020.

The sand extraction activities associated with the Project, up to and including year 2025, will be reviewed under The Environment Act as a “mine” which is a Class 2 development in Section 3 of the Classes of Development Regulation under group 5 “Mining”. An Environment Act Licence application, including an EAP, for the extraction activities is anticipated to be submitted to MBCC Environmental Assessment Branch in July 2021.

Sand extraction activities are proposed to occur on private land within current mining claim areas issued to Sio Silica under provisions of The Mines and Minerals Act and under borehole licenses issued under Part 3 of the Drilling Regulation. A ‘Closure Plan’, as required in the Mine Closure Regulation under The Mines and Minerals Act, will be prepared and submitted to MBCC and Mines Branch for review and approval before sand extraction operations commence.

In addition to seeking licensing under The Environment Act, Sio Silica will apply to Manitoba for:

●	Water rights license(s) for the extraction and reinjection of groundwater; and

●	Burning permits to dispose of woody debris will be sought, as required, in accordance with Section 19(1) of The Wildfires Act.

17.2.2	Federal

No federal permits or approvals are expected to be required for the sand extraction activities.

Sio Silica is currently corresponding with the federal Impact Assessment Agency of Canada (IAAC) regarding the proposed area for the rail loop component of the sand processing facility. Under Section 54(b) in the Physical Activities Regulations under the Impact Assessment Act, construction of a new ‘railway yard’ with a total area of 50 ha or more is a ‘designated project’ and subject to review and approval under the Impact Assessment Act. Sio Silica anticipates that the final rail loop design will not trigger federal review under the Impact Assessment Act.

17.2.3	Municipal

Sio Silica applied to the Rural Municipality (RM) of Springfield in May 2022 to amend the Zoning By-law. A Municipal Board Hearing was held in October 2022 to determine if the Zoning By-law Amendment should be approved. In March 2023, the Municipal Board ruled in favor of the Zoning By-law Amendment. This amendment defines Sio Silica’s proposed Facility and Rail Loop as Permitted Use and will permit Sio Silica to construct and operate it’s proposed Facility and Rail Loop without a Conditional Use Permit from the Municipality.

17-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Sio Silica is currently in negotiations with the RM of Springfield to put in place a Development Agreement for the facility. The RM of Springfield will require the submission, review, and approval of building permit(s) before construction can proceed on the processing facility.

17.3	PERMITTING TIMELINES

In consideration of the Project permitting requirements and activities completed to date as described above in Section 17.2, the expected permitting timelines are presented in Table 17-1.

Table 17.1

Summary of Project Permitting Process Key Milestones

Component	Date
Provincial
Submission of final Sand Extraction EAP to MBCC	July, 2021
Sio Silica Public Engagement Virtual Meeting – Sand Extraction Project	August, 2021
Technical Advisory Committee (TAC) and Public Review and Response to Sand Extraction EAP	September, 2021
Facilitated Public Meeting (potential requirement of MBCC)	September, 2021
Sio Silica Public Engagement In-Person Meeting – Sand Extraction Project	November, 2021
CEC Hearing Announcement for Sand Extraction	November, 2021
Issuance of Environment Act Licence for Facility Project	December, 2021
Sio Public Engagement – Close Neighbor Individual Meetings	Fall, 2022
Sio Silica Public Engagement Virtual Meeting – Q&A Webinar	February, 2023
Completed drafts for the following: Groundwater Monitoring and Impact Mitigation Plan, Progressive Well Abandonment Plan, Waste Characterization and Management Plan	February 2023
Submitted Draft Closure Plan - Extraction	February, 2023
Clean Environment Commission (CEC) Hearings	February, 2023 to March, 2023
CEC Recommendations	June, 2023
Submitted Draft Closure Plan - Facility	June, 2023
Municipal
Municipal Board Zoning Appeal Hearing for Facility Project	October, 2022
Successful Zoning Result for Facility Property	March, 2023

17.4	SOCIAL AND COMMUNITY IMPACTS

Potential socioeconomic effects of the Project are assessed in the EAPs for the respective facility and extraction Project components that will be reviewed and considered by MBCC in the provincial review and licencing process. Sio Silica has a public ‘Vivian Sand Project’ website that provides updated information on the Project and a summary of the public outreach conducted by Sio Silica to date. Sio Silica has been and will continue to engage with local communities, associations, local businesses, and other interested parties, to share information about the Project and solicit input on improving Project design and/or address any concerns.

17-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

18	CAPITAL AND OPERATING COSTS

18.1	COST SUMMARY

Initial Assessment level cost estimates were prepared for the development and operation of the BRU Project. Unit costs are expressed as dollars/clean tonne, unless specified otherwise.

The cost estimates and resulting cash flow analysis were prepared in constant 2023 Canadian dollars (C$). The exchange rate of US$0.77 to C$1.00 was used for the project.

The following sources and approaches were used:

●	Extraction and slurry pumping costs were based on estimates prepared by Sio Silica. Wet plant processing, dry plant processing and associated equipment, screening plant, silos, and rail loading systems were developed by Turnkey Process Solutions (TPS). TPS likewise developed budgetary estimates for capital construction and installation costs.

●	Rail transportation costs were provided by CN.

●	Rail siding construction estimates were provided by Trans Energy Services, Sio Silica’s independent consultant and rail specialist. These are based on preliminary designs and development work completed by Trans Energy.

●	Other infrastructure and facilities estimates were compiled by Stantec based on vendor quotes, and discussions with Sio Silica.

●	Operating expenses were estimated by Sio Silica.

●	Labour costs, developed by Sio Silica, were based on knowledge of current labour agreements.

●	Management and staff salaries were estimated by Sio Silica, based on Stantec input on current mining salaries in Western Canada, and in consultation with Sio Silica on their anticipated burden.

●	Electricity rate for process facility operations provided by publicly available sources on Manitoba Hydro and through discussions between Sio Silica and the utility.

18.2	PROJECT CAPITAL COSTS

The methods and procedures used to develop the capital cost estimate are described in the following subsections. Project capital costs were sourced from various vendors, and from Stantec’s database of capital costs.

18.2.1	Capital Cost Summary – Phase 1

The capital cost summary for the BRU project extraction area is outlined in Table 18.1.

Phase 1 is developed to capture the 1.46 MTPA of insitu production, and requisite capital to extract, process, and load the product. The battery limits begin at extraction well pad, including well rigs, the overland slurry line initial pump stations, booster pump and through to the wet and dry plant, as well as the silos, rail, and supporting infrastructure.

18-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

It should be noted that no contingency is applied in the table.

Table 18.1

Capital Cost Summary – Phase 1 (C$), no Contingency

Area	Summary Cost, (C$)
Extraction	$21.8	M
Wet Plant	$39.4	M
Dry Plant	$47.4	M
Rail and TLO	$25.3	M
Overland Slurry Pipeline Controls	$6.2	M
Infrastructure	$15.9	M
Engineering, Project Management & Permitting	$2.0	M
Subtotal	$158.0	M

18.2.2	Capital Cost Summary – Phase 2

The capital costs for the second phase of development, Phase 2, are shown in Table 18.2. The same battery limits apply as in Phase 1, recognizing that portions of the rail and infrastructure is pre-invested in within the original phase.

Table 18.2

Capital Cost Summary – Phase 2 (C$), no Contingency

Area	Summary Cost, (C$)
Extraction	$21.8	M
Wet Plant	$34.4	M
Dry Plant	$38.0	M
Rail and TLO	$11.0	M
Overland Slurry Pipeline Controls	$0.0	M
Infrastructure	$0.0	M
Engineering, Project Management & Permitting	$0.5	M
Subtotal	$105.7	M

Engineering studies allowance of $0.5M is shown in Phase 2, although in the cashflow outlay, these studies are anticipated to occur as bridging studies ahead of Phase 2. As with the preceding Phase, the Phase 2 tally above does not include contingency.

18.2.3	Contingency

A 7% contingency has been applied to most capital cost items to account for any unforeseen or otherwise unanticipated cost elements that could be associated with development and operation of the project. Contingency for Phase 1 totals $10.0M. A contingency was not applied to rail costs as these costs were supplied including a contingency.

18-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

18.2.4	Sustaining Costs

Sustaining costs are captured under the operating cost sections below including additional land, extraction wells, slurry line and booster pumps, and as well the plant repair and maintenance costs.

18.3	PROJECT OPERATING COSTS

The project team developed the operating costs using construction lengths, land requirements, operating units, and process or dryer unit preliminary power and gas consumption. Areas of operating costs breakouts include:

●	Land leasing

●	Land prep and reclaim

●	Well Production

●	Slurry Transport

●	Wet Process

●	Support Equipment

●	Dry Process

●	Loadout

●	Rail Costs

●	Manpower

●	General and Administration

The diesel fuel cost assumption is $1.59/litre. Propane gas costs are estimated at $0.38/litre propane. Natural gas is estimated at $0.188/m3. As well, the power costs from Manitoba Power are indicative rates based on preliminary verbal discussions. The estimated power rate is $0.045

/ kW-hr.

18.3.1	Land Leasing

Land Leasing costs are based on the mine development plan, shown earlier in this study. The developed hectares are considered for the projected extraction plan, and a lease cost of $0.22/t is applied based on work by Sio Silica.

18.3.2	Land Preparation and Reclamation

Land prep and reclaim considers the mulching requirements for the area of the extraction development.

18.3.3	Well Production

Well production is a function of tonnes produced, and the phase of the project. Typical well costs were provided by the Sio Silica team. Drilling costs per well were estimate by Sio Silica at $14,759 per well; abandonment costs are estimated at $3,352 per well; personnel costs are estimated at $10,430 per well. Extraction area processing is planned to operate approximately 203 days per year to allow for the seasonal operating conditions of the pipeline and extraction pads.

18-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Slurry transport through overland piping is based on an initial pumpstation at or near the wellpad, then booster pumps added or removed to maintain the slurry line velocity and head. A buildup of slurry pipeline costs include an operator at the well pad, an operator at the dewatering plant, and a maintenance operator roving the system. Each position will be repeated on day and night shift over the anticipated March to October timeframe.

18.3.4	Wet process, Dry Process, and Loadout

Wet process, Dry process and Loadout operating costs are an allowance for maintenance and consumables, as well as gas and power within the plant. Gas consumption is based on the current concept of the dry plant and heating load anticipated to run the dryers. The dryer gas cost is based on the assumption that Year 1 will require trucked propane gas; Year 2 onward will include gas delivered via pipeline at a lower cost rate. It should be noted that the Wet process includes a magnetic separation or beneficiation stage at $0.72 per tonne.

18.3.5	Support Equipment

Support equipment consists of the mobile equipment that is required to operate the mine, and their upkeep and fuel consumption. The mobile equipment required for the Phase 1 development includes:

●	Skidsteer Loader (1)

●	Pickup truck (3)

●	Service Truck (1)

●	Manlift (1)

●	Water Truck (1)

●	Off road forklift (1)

●	Railcar mover (1)

●	982M (2)

Additional equipment, such as an additional loader are added as the process expands to Phase 2.

18.3.6	Rail & Port

Sio Silica has utilized rail costs of $65 per clean tonne and port costs of $20 per clean tonne for sand delivered to ports in Vancouver. Rail costs to other destinations in North America will vary. Sio Silica has adopted a mine gate pricing scenario for this IA.

18-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

18.3.7	Manpower

Manpower estimates are based on staffing at the wet, dry and rail loadout areas, with overall support from salaried management. Wellpad staffing is accounted for in the cost per well estimate noted above. Staffing levels for the Phase 1 and Phase 2 developments are shown in the Table 18.3 outlining anticipated or projected roles and responsibilities. The reader should note that annual salary is provided for professional staff, while and hourly rates are provided for the labour positions.

Table 18.3

Phase 1 Manpower Roster and Costs

Manpower
Role	Number of Employees	Straight-time Compensation, incl. Fringes C$ and C$/hr
Plant Manager	1	$218,400 annual
Accountant	1	$154,700 annual
Lab Manager	1	$147,000 annual
Foreman	4	$145,600 annual
Field Geologist	4	$119,000 annual
Lab assistant	1	$84,000 annual
Quality Control	2	$36 / hr
Plant Operator	4	$46 / hr
Utility	8	$49 / hr
Loadout / Rail	4	$44 / hr
Laborer / Bagging	2	$40 / hr
Maintenance 2	2	$49 / hr
Mobile Equipment	4	$42 / hr
Health and Safety Manager	1	$140,000 annual
Environmental Compliance	1	$130,000 annual
Land Management	1	$110,000 annual
Logistics Coordinator	1	$90,000 annual
Warehouse Manager	1	$80,000 annual
Warehouse Assistant	1	$65,000 annual
Asset (Equipment) Manager	1	$120,000 annual
Mechanic	1	$110,000 annual
Jr Mechanic	1	$90,000 annual
Mill Wright	1	$140,000 annual
Welder	1	$100,000 annual
Helper	1	$65,000 annual
Electrician	1	$120,000 annual
Secretary Front Office	1	$55,000 annual
Hydrogeologist	1	$140,000 annual
Field Technology Support	1	$90,000 annual
Heavy Equipment Operator	1	$100,000 annual
Total	55

18.3.8	General and Administrative Costs

General and administrative expenses for the BRU project are developed on an annual allowance of $3,600,000. The G&A costs are intended to cover items such as legal services, financial support, marketing, office supplies, consultants, and other items.

18-5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

18.3.9	Operating cost Summary

The total operating cost summary is shown in Table 18.4. In year 1, each extraction site utilizes dedicated supervision leading to higher initial costs. Extraction operation costs are reduced in later years as operations supervision is planned to be centralized. Slurry transport costs are lower in early years due to shorter slurry pumping distances. Dry processing costs are calculated based on the change from trucked propane in Year 1 while the gas line is developed. From Year 2 production onward, operating costs reflect that the installation of a natural gas pipeline and the use of natural gas as opposed to propane.

Table 18.4

Life of mine Operating Cost Summary, C$

	Year 1 C$/tonne	Year 2 onward C$/tonne
Extraction	$12.53	$8.62
Slurry Transport	$1.74	$2.90
Wet Processing	$5.07	$5.07
Dry Processing	$11.99	$8.63
Site Labor	$1.28	$1.28
Insurance	$0.38	$0.38
Total OPEX	$32.99	$26.88

18-6

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

19	ECONOMIC ANALYSIS

Sio Silica prepared the economic analyses for the BRU operation and provided the model to Stantec. Stantec reviewed the model and determined it to be appropriate for the purposes of this Study.

The economic analyses for this study includes the calculation of Net Present Value (NPV) on a before and after-tax basis. The estimates assume that production, cost targets, pricing and sales goals are achieved. Any deviation from those values affects the determination of NPV.

A cash-flow forecast has been developed for the life of the project. This includes a one-year pre- production phase (prior to sales). The production period is 25 years. The NPV is calculated in Year 0, the first year of pre-production. This is 2024 in the project schedule.

19.1	ASSUMPTIONS

19.1.1	Exchange Rate

Stantec has utilized an exchange rate of 1.30 to convert US dollars to CDN dollars.

19.1.2	Rail Transportation Costs

Sio Silica solicited a quotation from Canadian National Railway (CN) for the transportation of silica sand from the BRU Property to port destinations in Vancouver, British Columbia. This quotation was factored to include both fuel and rail car rentals, resulting in a rail rate of C$ 65/tonne.

19.1.3	Port Costs

Sio Silica solicited estimates from Vancouver port experts for the unloading of silica sand from bulk railcars and packaging in FIBC super sack bags. As a result, port costs of C$ 20/tonne were used in the IA.

19.1.4	Product Pricing

Sio Silica has provided Stantec with documents regarding product pricing agreements from three companies.

Agreement #1

The first document is a proposed sales and purchase agreement contract between Sio Silica and Company 1, that Sio Silica has indicated should be finalized in the fourth quarter of 2023. The document states a sales price of US$180 per MT FOB loading port for 500,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$149 per MT.

19-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Agreement #2

The second document is a Memorandum of Understanding between Sio Silica and Company 2 and dated September 15, 2022. The document states a sales price of US$250 per MT FOB loading port for 800,000 MT per annum. When exchange rates and port and rail costs are considered, it equates to a mine gate price of CDN$240 per MT.

Both the buyer and the seller agree to use their best efforts to enter into a binding Sales Agreement in the first quarter of 2024.

Agreement #3

The third document is an engagement agreement between Sio Silica and Company 3 and dated November 1, 2022. The document states a sales price of US$200 per short ton FOB Mine Gate for 1,200,000 short tons per annum. The agreement also stipulates a service fee equal to 15% of the gross amount of the purchase price paid. When conversion to metric tonnes and the 15% fee are considered, it equates to a mine gate price of CDN$243.60 per MT.

The term of this agreement is unlimited unless terminated by either the buyer or the seller.

Product Pricing

Stantec used a weighted tonnage per annum price from all three agreements for the initial years of the analysis. A weighted tonnage per annum price for the last two agreements was used from 2030 until the end of the project life.

Product Quality

The first two agreements specify that the quality parameters for the delivered sand shall be a silicon dioxide (SiO2) percentage greater than or equal to 99.9% and Fe2O3 content less than or equal to 100 ppm.

19.2	BRU PROPERTY LIFE

Sio Silica plans to commence extraction and processing operations in the 3rd Quarter of Year 0 with the first product sales planned for the 1st Quarter of 2025. The extraction and processing operations are planned to take place for eight months a year, April to November, while sales will take place year-round. The sales will be phased with 1.25 Mt of saleable product planned in Year 1, 2.50 Mt in Year 2, and 2.72 Mt in Year 3 and extending out the remainder of the 25-year plan. For the purposes of this Technical Report Summary, Year 0 is defined as 2024.Project Payback

The forecasted project payback occurs in 2026, 1.6 years after facility construction is completed and commercial operations commence.

19.3	ROYALTIES AND INCOME TAX

19.3.1	Royalties

Sio Silica has applied the royalties as discussed in Section 3. These royalties equate to 1.34% and 3.0% of pre-tax revenue.

19-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

19.3.2	Mineral Tax

Mineral taxes have been applied as per the requirements of the province of Manitoba.

In summary the tax applies at the following rates, where mining profit is:

●	< $50 million; tax = mining profit x 10%.

●	$50 to $55 million; tax = (mining profit - $50,000,000) x 65% + $5,000,000.

●	Between $55 and $100 million; tax = mining profit x 15%.

●	$100 to $105 million; tax = (mining profit - $100,000,000) x 57% + $15,000,000.

●	$105 million; tax = mining profit x 17%.

A ‘new mine tax holiday’ is in effect which provides that no Mining Tax is payable on new mines until the mining operator has recovered its initial investment.

19.3.3	Taxes

Federal Canadian and Manitoba income taxes were calculated on a project basis in accordance with the applicable tax laws. The calculation assumes the following:

●	A federal income tax rate of 15%

●	A Manitoba income tax rate of 12%

19.4	ECONOMIC PERFORMANCE

The results of the Study base case economic analysis are shown in Table 19.1 Project Economics. The economic performance of the project is positive up to the highest analyzed discount rate of 16%.

Table 19.1

Project Economics (C$)

Discount Rate	After Tax
(%)	IRR	NPV
6	96%	$3,774,089,000
8	96%	$3,043,276,000
10	96%	$2,494,719,000
12	96%	$2,075,195,000
14	96%	$1,748,649,000
16	96%	$1,490,259,000

Stantec has not completed a rigorous analysis in order to select the project discount rate. However, Stantec notes that current normalized risk-free rate and equity risk premium, composed of 3.5% and 5.7% respectively which shows that the approximate cost of equity capital to be 9.2%. This rate does not account for project risks, industry risk, size and maturity of the operation to name a few. As such the appropriate discount rate for this study is likely in the range of 10-13%. Ultimately investors in the BRU Property will need to conduct their own discount rate analysis.

19-3

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

The key project metrics and cash flow summary are summarized in Tables 19.2 and 19.3

Table 19.2

Key Project Metrics

Economic Analysis	BRU
Net Present Value (NPV), After-Tax	$2,494,719,000
Internal Rate of Return (IRR), After-Tax	96%
Pay-Back Period (Years based on After-Tax)	1.58

Capital Costs
Initial Capital (M)	168.00
Expansion Capital (M)	112.75

Operating Costs at Full Production
Extraction ($/MT )	8.62
Slurry Transport ($/MT)	2.90
Wet Processing ($/MT)	5.07
Dry Processing and Loadout ($/MT)	8.63
Site Labor and Insurance ($/MT)	1.66
Total Operating Cost ($/MT)	26.88

Production Data
Life of Mine (Years)	25
Annual Clean Saleable Tonnes Produced (MT)	2,724,000
Total Clean Saleable Tonnes Produced (MT)	66,398,000

19-4

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 19.3

Cash Flow Summary

	Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12
Period	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Raw Sand Production (Tonnes)	549,000	1,465,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000

Sales Volumes (Tonnes)	-	1,249,000	2,497,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000

Minegate Pricing ($/Tonne)	223.53	223.53	223.53	223.53	223.53	223.53	242.55	242.55	242.55	242.55	242.55	242.55	242.55

Minegate Revenue (M$)	-	279	558	609	609	609	661	661	661	661	661	661	661

Royalties (M$)	-	12	16	10	10	10	11	11	11	11	11	11	11
Mining Tax (M$)	-	-	80	89	89	89	98	98	98	98	98	98	98
Net Revenue (M$)	-	267	462	510	510	510	553	553	553	553	553	553	553

Extraction Operating Costs (M$)	8	22	37	37	37	37	37	37	37	37	37	37	37
Wet Processing Operating Costs (M$)	2	7	14	14	14	14	14	14	14	14	14	14	14
Dry Processing and Loadout Operating Costs (M$)	-	15	22	24	24	24	24	24	24	24	24	24	24
Total Operating Costs (M$)	10	44	72	74	74	74	74	74	74	74	74	74	74

Manitoba Operations G&A (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-
Head office G&A (M$)	4	4	3	2	2	2	2	2	2	2	2	2	2
Total G&A (M$)	4	4	3	2	2	2	2	2	2	2	2	2	2

Cash Interest Expense (M$)	12	12	6	-	-	-	-	-	-	-	-	-	-
Cash Income Tax (M$)	-	33	88	106	109	111	124	125	126	127	127	128	128
Total Cash-flow (M$)	(26)	175	293	329	326	324	353	352	351	350	350	349	349
Cumulative Cash-Flow (M$)	(28)	147	440	768	1,094	1,418	1,770	2,122	2,473	2,823	3,173	3,522	3,871

Phase 1 Capital Expenditures (M$)	166	-	-	-	-	-	-	-	-	-	-	-	-
Expansion Capital Expenditures (M$)	-	86	27	-	-	-	-	-	-	-	-	-	-
Total Capital Expenditures (M$)	166	86	27	-	-	-	-	-	-	-	-	-	-

19-5

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 19.3 (Cont’d)

	Year 13	Year 14	Year 15	Year 16	Year 17	Year 18	Year 19	Year 20	Year 21	Year 22	Year 23	Year 24	Year 25
Period	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049	Total
Raw Sand Production (Tonnes)	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	2,929,000	72,310,000

Sales Volumes (Tonnes)	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	2,724,000	66,398,000

Minegate Pricing ($/Tonne)	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55	242.55

Minegate Revenue (M$)	661	661	661	661	661	661	661	661	661	661	661	661	661	15,878

Royalties (M$)	11	11	11	11	11	11	11	11	11	11	11	11	11	268
Mining Tax (M$)	98	98	98	98	98	98	98	98	98	98	98	98	98	2,303
Net Revenue (M$)	553	553	553	552	552	552	552	552	552	552	552	552	552	13,307

Extraction Operating Costs (M$)	37	37	37	37	37	37	37	37	37	37	37	37	37	907
Wet Processing Operating Costs (M$)	14	14	14	14	14	14	14	14	14	14	14	14	14	341
Dry Processing and Loadout Operating Costs (M$)	24	24	24	24	24	24	24	24	24	24	24	24	24	577
Total Operating Costs (M$)	74	74	74	74	74	74	74	74	74	74	74	74	74	1,825

Manitoba Operations G&A (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Head office G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2	52
Total G&A (M$)	2	2	2	2	2	2	2	2	2	2	2	2	2	52

Cash Interest Expense (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	30
Cash Income Tax (M$)	128	128	128	128	128	128	129	129	129	129	129	129	129	3,002
Total Cash-flow (M$)	349	349	349	348	348	348	348	348	348	348	348	348	348	8,398
Cumulative Cash-Flow (M$)	4,220	4,569	4,917	5,265	5,613	5,961	6,309	6,657	7,005	7,352	7,700	8,048	8,396	-

Phase 1 Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	166
Expansion Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	113
Total Capital Expenditures (M$)	-	-	-	-	-	-	-	-	-	-	-	-	-	279

19-6

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

19.5	SENSITIVITY ANALYSIS

High-level sensitivity analyses were carried out to determine the impact that changes in product pricing and overall costs (capital and operating) would have on the economic performance of the project. The analyses were carried out to determine the effect on the after-tax IRR and NPV 10 values.

Stantec notes that the project economics remain positive all under circumstances modeled herein.

19-7

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 19.4

After Tax NPV Sensitivity to Sale Price

	Product Pricing
Project Costs		-30%	-20%	-10%	0%	10%	20%	30%
	-30%	1,589,823,000	1,896,351,000	2,202,402,000	2,508,558,000	2,814,831,000	3,091,714,000	3,394,492,000
	-20%	1,585,073,000	1,891,683,000	2,197,799,000	2,504,008,000	2,810,323,000	3,087,387,000	3,390,266,000
	-10%	1,580,251,000	1,886,948,000	2,193,131,000	2,499,395,000	2,805,755,000	3,083,016,000	3,386,007,000
	-5%	1,577,813,000	1,884,555,000	2,190,773,000	2,497,065,000	2,803,448,000	3,080,815,000	3,383,865,000
	0%	1,575,357,000	1,882,145,000	2,188,398,000	2,494,719,000	2,801,126,000	3,078,603,000	3,381,717,000
	5%	1,572,882,000	1,879,718,000	2,186,007,000	2,492,358,000	2,798,788,000	3,076,381,000	3,379,562,000
	10%	1,570,390,000	1,877,274,000	2,183,600,000	2,489,981,000	2,796,436,000	3,074,150,000	3,377,401,000
	20%	1,565,349,000	1,872,334,000	2,178,737,000	2,485,180,000	2,791,685,000	3,069,662,000	3,373,067,000
	30%	1,560,235,000	1,867,325,000	2,173,808,000	2,480,316,000	2,786,873,000	3,065,142,000	3,368,721,000

19-8

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

20	ADJACENT PROPERTIES

There are no properties exploiting silica sand adjacent to the BRU Property

20-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

21	OTHER RELEVANT DATA AND INFORMATION

All relevant information is included in this Report.

21-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

22	INTERPRETATION AND CONCLUSIONS

This Study indicates a positive economic outcome related to the potential development of a silica sand extraction and processing operation for the BRU Property. The extraction plan addressed only a portion of the In-Situ Mineral Resource previously classified, as the entire BRU resource was not required for the 25-year development plan.

Stantec has identified the following risks that could potentially affect the projected economic viability of the BRU Property development.

22.1	PRODUCT PRICING AND COST ESCALATION

As indicated in Section 19 of this Study, the project economics are sensitive to the assumed pricing for silica sand and estimated project costs. A 30% reduction in product pricing combined with a 30% increase in project costs, after a 7% contingency (initial project capital) has been applied, results in positive economics.

Stantec has reviewed Sio Silica’s cost estimate and believes it captures reasonable Capex and Opex costs for the project as it is currently planned. However, the cost estimate is based on budgetary quotes provides by third party vendors and Sio Silica’s partners and assumes the project advances as per the current schedule.

Stantec understands that Sio Silica intends to proceed with the project development in 2024, partially based on the results of this Study. As such, the risks associated with cost escalation are not insignificant.

22.2	TIMING OF REGULATORY APPROVALS

Sio Silica and AECOM are pursuing a regulatory approval process that assumes project approval in late 2023 or early 2024.

If the regulatory process is extended beyond this timeframe, then it is likely that project development and resulting product sales would be delayed beyond the base case project schedule.

22.3	TIMING OF PROJECT DEVELOPMENT

Certain process and infrastructure components may be subject to longer lead times. These include rotary dryers, gas pipeline installation, and high voltage substations. The full capacity of the BRU operation and the resultant project economics are dependent on these components.

22.4	DEVELOPMENT OF EXTRACTION PROCESS

The current extraction process is based on the results from 14 drill holes completed from 2017 to 2021. Stantec has no reason to believe that the planned extraction process will not be successful. However, Stantec does note the risks to the project should the planned extraction rates be unachievable or unsustainable over the life and geographic extent of the Project.

22-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

22.5	CONFIRMATION OF GEOTECHNICAL TESTING AND ANALYSIS

As discussed in Section 5.2, Stantec geotechnical engineers have completed a preliminary geotechnical analysis related to extraction of the sand resource on the BRU Property. The conclusions of this analysis are summarized below:

●	Based upon current information and assessments, Shear and Bending are the most probable failure modes with the potential to affect long-term stability. Unravelling, Caving, and Chimneying are not controlling failure modes for the BRU property due to the nature of the limestone caprock.

●	The Bending failure mode is controlling the long-term stability of the post extraction cavity for the expected range of caprock and overburden thickness and material properties and the extraction depth in the sand. The stability analysis and extraction borehole spacing design were completed to achieve a factor of safety of 2.0, which is considered to be an acceptably conservative FOS for the project.

●	The cavity after extraction is expected to further expand with time resulting in loose sand infilling the extracted void leaving a larger unsupported caprock span. Based on the assumption that the areas with factor of safety larger than 2 are stable in the long-term, approximately 5 m of additional raveling of the post extraction cavity walls is expected (by end of the design life of 100 years). Therefore, the unsupported caprock span will increase by 10 m with time after extraction.

●	Based upon the results of geotechnical assessment and with the understanding that Sio Silica will follow guidance provided by Stantec including continuing to assess the geotechnical characteristics and performance of the sand deposit and overlying materials during the project life and to adjust design accordingly, no large-scale surface subsidence is expected to occur as a result of sand extraction.

There is a potential that further geotechnical assessments may impact the current resource estimate, either positively or negatively. In particular, there remains uncertainty regarding the possible presence of vertical fractures in Limestone caprock, which to date has not been investigated or assessed. The presence of continuous vertical fractures in Limestone caprock above extraction voids has the potential to lead to caprock collapse which may propagate to the surface and produce settlement. In addition, there remains uncertainty regarding the long term performance of the extraction voids which may have complex void shapes and have the potential to propagate over larger than currently estimated distances.

22-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

23	RECOMMENDATIONS

23.1	PHASE 1: GEOTECHNICAL AND RESOURCE INVESTIGATION AND ANALYSIS

Based on Sio Silica’s current development and production plans, all resources identified in the areas where the first 5 years of production will occur should be classified as Measured. Additional drill holes may be required to increase confidence in the resource estimates within these areas.

As discussed in Section 5.2, Stantec geotechnical engineers completed a preliminary geotechnical analysis of the impact of extraction of the sand on the BRU Property. The recommendations from this analysis are summarized below:

●	Design and execute a site investigation and assess the results to confirm expected geotechnical performance. This investigation may include the following components:

o	Data Collection:

▪	Geotechnical borehole drilling, logging, photography, and sampling with vertical and inclined boreholes and SPT or CPT if needed – to characterize extents and properties of sandstone, caprock and overburden.

▪	Acoustic and Optical Televiewer Survey of Geotechnical Boreholes – to characterize caprock structure.

▪	Side Scan Sonar Survey – to monitor sand cavity shape and behavior.

▪	Laboratory testing of selected samples of sandstone, caprock and overburden as required – to characterize properties of sandstone, caprock and overburden.

▪	Installation and monitoring of Vibrating Wire Piezometers, Vertical Extensometers and Surface Monuments and Total Station or GPS Survey – to monitor changes in caprock and surface subsidence.

o	Data Analysis:

▪	Stability and settlement analysis to identify and assess for changes in assumptions related to vertical jointing (if found) in Limestone caprock, extraction void shape or other design assumptions.

●	Develop and implement a Trigger Action Response Plan as follows:

▪	Collected data review - to establish baseline values.

▪	Trigger value range identification - low/moderate/high – green/yellow/red

▪	Monitoring results verification and comparison against trigger values.

●	Review the impact of potential vibration sources, such as rail traffic, to determine potential offsets from extraction areas.

23-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Table 23.1 shows the anticipated cost to complete the geotechnical analysis.

Table 23.1

Cost Estimate – Geotechnical Analysis

Task	Estimated Cost (C$)
Geotechnical Analysis	$500,000

23.2	PHASE 2: ENGINEERING BRIDGING STUDIES

Stantec recommends that Sio Silica continues to more accurately define the CAPEX and OPEX estimate for the BRU Property and to secure relationships with contractors, vendors, and suppliers.

Table 23.2 provides cost estimates for these studies.

Table 23.2 Engineering Bridging Studies

Task	Estimated Cost (C$)
Engineering Bridging Studies	550,000

23-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

24	REFERENCES

Bezys, R.K. and Conley, G.G., 1998. Geology of the Ordovician Winnipeg Formation in Manitoba; Manitoba Energy and Mines, Stratigraphic Map Series, Ow-1, 1:2 000 000.

Butler, J.R., Battin, R.L., Plank, R.F., and Winston, D.B., 1955. Lithologic correlation of Middle and Lower Paleozoic rocks. Swartz, Joe. And others, eds, South Dakota Black Hills: North Dakota Geological Society Annual Field Conference Guidebook 3. Pp. 38-42.

Canadian Securities Administrators, 2011. National Instrument 43-101 Standards of Disclosure for Mineral Projects, Form 43-101F1, Technical Report, and Companion Policy 43-101.

CIM Standing Committee on Reserve Definitions. 2010. CIM Definition Standards - For Mineral Resources and Mineral Reserves.

Environment Canada, 2017. Canadian Climate Normals or Averages 1981-2010. Stations: Ostenfeld, Winnipeg International Airport, Steinbach, Beausejour, CDA. Accessed August 2017. http://www.climate.weatheroffice.ec.gc.ca/climate_normals/index_e.html

Groundwater Information Network (GIN), 2019. Groundwater Information Network. Data obtained on March 13, 2019. http://gin.gw-info.net/service/api_ngwds:gin2/en/gin.html

Krumbein, W.C. and Sloss, L., L., 1963. Stratigraphy and Sedimentation, 2nd ed., W.H. Freeman, San Francisco.

Lapenskie, K. 2016: Preliminary investigations into the high-purity silica sand of the Winnipeg Formation, southern Manitoba; in Report of Activities 2016, Manitoba Growth, Enterprise and Trade, Manitoba Geological Survey, p. 176 - 180.

Le Fever, R.D., Thompson, S.C., and Anderson, D.B., 1978. Earliest Paleozoic history of the Williston Basin in North Dakota; in 5th International Williston Basin Symposium Proceeding, Special Publication No. 9, p. 147-156.

Manitoba, 1992a. M.R. 63/92. Drilling Regulation. Mines and Minerals Act (C.C.S.M. c. M162). Queen’s Printer. Accessed September 20, 2017. https://web2.gov.mb.ca/laws/regs/current/_pdf-regs.php?reg=63/92

Manitoba, 1992b. MR 64/92. Mineral Disposition and Mineral Lease Regulation 1992. Mines and Minerals Act (C.C.S.M. c. M162). Queen’s Printer. Accessed September 18, 2017. http://web2.gov.mb.ca/laws/regs/current/_pdf-regs.php?reg=64/92

Matile G.L.D., and Keller G.R., 2004. Surficial Geology Compilation Map Series. Manitoba Geological Survey, GIS Map Gallery. Geographic Information System. http://www.gov.mb.ca/iem/geo/gis/sgcms/legend.html

Natural Resources Canada, 2004. Ice Box Member. CSPG Lexicon of Canadian Stratigraphy, Volume 4, western Canada, including eastern British Columbia, Alberta, Saskatchewan and southern Manitoba; D.J. Glass (editor). Contributor: D.F. Paterson. http://weblex.nrcan.gc.ca/html/006000/GSCC00053006881.html

24-1

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

Natural Resources Canada, 2009a. Winnipeg Formation. CSPG Lexicon of Canadian Stratigraphy, Volume 4, western Canada, including eastern British Columbia, Alberta, Saskatchewan and southern Manitoba; D.J. Glass (editor). Contributor: D.F. Paterson. http://weblex.nrcan.gc.ca/html/016000/GSCC00053016596.html

Natural Resources Canada, 2009b. Carman Sand Member. CSPG Lexicon of Canadian Geological Stratigraphy. Volume 4, western Canada, including eastern British Columbia, Alberta, Saskatchewan and southern Manitoba; D.J. Glass (editor). Contributor: H.R. McCabe. http://weblex.rncan.gc.ca/html/002000/GSCC00053002494.html

Natural Resources Canada, 2009c. Black Island Member. CSPG Lexicon of Canadian Stratigraphy, Volume 4, western Canada, including eastern British Columbia, Alberta, Saskatchewan and southern Manitoba; D.J. Glass (editor). Contributor: D.F. Paterson. http://weblex.nrcan.gc.ca/html/001000/GSCC00053001436.html

Natural Resources Canada, 2015. Red River Formation. CSPG Lexicon of Canadian Geological Names. CSPG Lexicon of Canadian Geological Stratigraphy. Volume 4, western Canada, including eastern British Columbia, Alberta, Saskatchewan and southern Manitoba; D.J. Glass (editor). Contributor: H.R. McCabe. http://weblex.nrcan.gc.ca/html/012000/GSCC00053012586.html

Ozadetz, K.G., and Haidl, F.M., 1989. Tippecanoe Sequence: Middle Ordovician to lowest Devonian: vestiges of a great epeiric sea, Chapter 8; in Western Canada Sedimentary Basin: a case study (B.D. Ricketts, ed.); Canadian Society of Petroleum Geologist, Special Bulletin No. 30, p. 121-137.

Railway Association of Canada (RAC), 2017. RAC Canadian Rail Atlas. Accessed October 12, 2017 https://rac.jmaponline.net/canadianrailatlas/

Smith R.E., Veldhuis H., Mills G.F., Eilers R.G., Fraser W.R., Lelyk G.W., 1998. Terrestrial Ecozones, Ecoregions and Ecodistricts of Manitoba. An Ecological Stratification of Manitoba’s Natural Landscapes. Research Branch Technical Bulletin 1998-9E. Land Resource Unit. Brandon Research Centre, Research Branch. Agriculture and Agri-Food Canada. pp. 127, 202-204, 260.

Underwood McLellan & Associates Limited, 1967. A Feasibility Study of Recovery and Utilization of the St. Anne Silica Sand Deposits. Project No. 41 60 0751 01/02. pp. 52.

Winnipeg. 2017. The Greater Winnipeg Water District Railway. Water and Waste Department. Accessed October 12, 2017 http://www.winnipeg.ca/waterandwaste/dept/railway.stm

24-2

TECHNICAL REPORT SUMMARY, BRU PROPERTY, MANITOBA, CANADA

25	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

The qualified persons who prepared this Study relied on input prepared by an expert who is not a qualified person as it relates to this Study. This input relates the regulatory approval process for the BRU Project.

25.1	REGULATORY APPROVAL PROCESS

Sio Silica has engaged AECOM Canada Ltd. (AECOM) to provide consulting support through the regulatory approval process. Mr. Cliff Samoiloff, Mining Market Lead and Senior Scientist at AECOM leads this support and has provided information related to:

●	a summary of environmental studies and a discussion of known environmental issues that could impact development of the BRU Property,

●	a discussion relating to project permitting requirements,

●	an estimate of the permitting process timelines, and

●	a discussion of potential social or community related requirements and plans for the BRU Property development and the status of negotiations or agreements with local communities.

25-1